Use these links to rapidly review the document
Table of contents
Index to financial statements

As filed with the Securities and Exchange Commission on March 25, 2005

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

J.B. POINDEXTER & CO., INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3713 (Primary Standard Industrial Classification Code Number)	76-0312814 (I.R.S. Employer Identification No.)

1100 Louisiana, Suite 5400, Houston, Texas 77002
(713) 655-9800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Robert S. Whatley
Vice President, Finance
J.B. POINDEXTER & CO., INC.
1100 Louisiana, Suite 5400, Houston, Texas 77002
(713) 655-9800
(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

Copies to:
Paul B. Clemenceau
Mayer, Brown, Rowe & Maw LLP
700 Louisiana Street, Suite 3600
Houston, Texas 77002
(713) 546-0512

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of securities to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee

8.75% Senior Notes due 2014	$200,000,000	100%(1)	100%(1)	$23,540(1)

Guarantees of 8.75% Senior Notes due 2014	$200,000,000	—	$200,000,000	— (2)

(1)
Calculated in accordance with Rule 457(f) promulgated under the Securities Act.

(2)
No additional registration fee is due for the Guarantees pursuant to Rule 457(n) under the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part of, is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2005

PRELIMINARY PROSPECTUS

OFFER TO EXCHANGE

$200,000,000 principal amount of its 8.75% Senior Notes due 2014 which have been registered under the Securities Act,
for any and all of its outstanding 8.75% Senior Notes due 2014

        We offer to exchange up to $200,000,000 in aggregate principal amount of our 8.75% senior notes due 2014 that have been registered under the Securities Act, or the "exchange notes," for an equal principal amount of our outstanding 8.75% senior notes due 2014, or the "unregistered notes." We refer to the unregistered notes and the exchange notes collectively in this prospectus as the "notes." The exchange notes are substantially identical to the unregistered notes, except that the exchange notes have been registered under the federal securities laws, will not bear any legend restricting their transfer and do not have any rights to additional interest. The exchange notes will represent the same debt as the unregistered notes, and we will issue the exchange notes under the same indenture.

        The exchange notes will mature on March 15, 2014. Interest on the exchange notes will accrue from March 15, 2004 and the first interest payment date will be on September 15, 2005. We may redeem all or a portion of the exchange notes at any time on or after March 15, 2009 at the redemption prices set forth herein. In addition, before March 15, 2007, we may use the proceeds of particular offerings of our common stock to redeem up to 35% of the exchange notes at the redemption prices set forth herein. If we sell particular assets or experience specific types of changes in control, we must offer to purchase the exchange notes.

        The exchange notes will be our unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and rank senior to all of our future subordinated debt. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the value of the assets securing such other debt. The exchange notes will be guaranteed on a senior unsecured basis by our existing and future subsidiaries that guarantee (or are otherwise obligors with respect to) our other indebtedness. The exchange notes will be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the exchange notes.

Terms of the Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            2005, unless extended.

  •
  The exchange offer is subject to particular customary conditions, which we may waive.

  •
  The exchange offer is not conditioned upon any minimum aggregate principal balance of the unregistered notes being tendered for exchange.

  •
  You may withdraw tenders of unregistered notes at any time before the exchange offer expires.

  •
  All unregistered notes that are validly tendered and not withdrawn will be exchanged for exchange notes.

  •
  We will not receive any proceeds from, and no underwriter is being used in connection with, the exchange offer.

  •
  There is no existing market for the exchange notes to be issued and we do not intend to apply for the listing of the exchange notes on any securities exchange.

  •
  The exchange of unregistered notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

See "Risk Factors" beginning on page 12 of this prospectus for a discussion of risks you should consider before you choose to participate in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005

ABOUT THIS PROSPECTUS

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        The information in this prospectus is accurate as of                        , 2005. You should rely only on the information contained in this prospectus and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

        Each holder of an unregistered note wishing to accept the exchange offer must deliver the unregistered note that is to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent's account at Euroclear Bank S.A./N.A., as operator of the Euroclear System, Clearstream Banking, S.A. or The Depository Trust Company, New York, New York. All deliveries are at the risk of the holder of the unregistered notes.. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

i

        For purposes of this prospectus, unless otherwise indicated or unless the context indicates otherwise:

  •
  "J.B. Poindexter & Co., Inc.," "Poindexter," "the Company," "we," "our," and "us" refer to J.B. Poindexter & Co., Inc. and its consolidated subsidiaries;

  •
  "unregistered notes" refers to $200 million in aggregate principle amount of 8.75% senior notes due 2014 issued by us, collectively, on March 15, 2004, May 17, 2004 and January 27, 2005;

  •
  "exchange notes" refers to $200 million in aggregate principle amount of 8.75% senior notes due 2014 that have been registered under the Securities Act and are to be issued in the exchange offer described herein; and

  •
  "Euroclear," "Clearstream" and "DTC" refers to, respectively, Euroclear Bank S.A./N.A., as operator of the Euroclear System, Clearstream Banking, S.A. and The Depository Trust Company, New York, New York.

Industry and market data

        This prospectus includes market share and industry data and forecasts that we obtained from industry publications and internal company surveys. There can be no assurance as to the accuracy or completeness of information included in industry publications. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Our internal surveys and research have not been verified by any independent source. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk factors" in this prospectus.

        When we refer to medium duty trucks in this prospectus, we are referring to trucks with hauling capacity, or gross vehicle weight, rating of between 10,001 pounds (Class 3) and 33,000 pounds (Class 7). We caution you that we may be using different terminology than commonly used in the trucking industry.

Non-GAAP financial measures

        The SEC recently issued rules to regulate the use in filings with the SEC of "non-GAAP financial measures," such as EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. Our measurements of EBITDA may not be comparable to those of other companies. In addition, we present EBITDA for our segments.

Incorporation by reference

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus document. This information is available without charge to any security holder upon written or oral request. If you make a request for such information in writing or by telephone, we will provide you without charge a copy of any and all of the information

ii

incorporated by reference in the registration statement of which this prospectus is a part. Requests for such information should be in writing to us at the following address:

J.B. Poindexter & Co., Inc. Attention: Investor Relations 1100 Louisiana St., Suite 5400 Houston, Texas 77002 (713) 655-9800 www.jbpco.com

        To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer on             , 2005. The information on our website is not part of this prospectus and is not incorporated herein by reference. See also "Where you can find more information."

Forward-looking statements

        This prospectus includes statements that are, or that may be deemed to constitute, "forward-looking statements." These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or comparable terminology. These forward-looking statements include all matters that are not historical facts. These statements appear in a number of places throughout this prospectus and often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate are forward-looking statements.

        These forward-looking statements are made based upon our expectations and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements as all forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict. Our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially and adversely from those made in or suggested by the forward-looking statements contained in this prospectus.

        When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled "Risk Factors," beginning on page 12 of this prospectus. Any of these risks could impair our business, financial condition or results of operation. Any such impairment may affect our ability to make distributions or pay interest on the principal of any of our debt securities.

        Any forward-looking statements, which we make in this prospectus, speak only as of the date of such statement. Except for ongoing obligations to disclose material information as required by federal securities laws, we do not undertake any obligation to update any forward-looking statements after distribution of this prospectus. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and should only be viewed as historical data.

iii

Prospectus summary

        This summary highlights information about our business and this offering. It likely does not contain all the information that is important to you. For a more complete understanding of our business and the offering, you should carefully read the entire prospectus, including our consolidated financial statements that appear elsewhere in this prospectus.

        You should pay special attention to the "Risk factors" section beginning on page 12 of this prospectus, to determine whether an investment in the exchange notes is appropriate for you.

        For information on how we calculate EBITDA and a reconciliation of our EBITDA to our operating income, see "—EBITDA" on page 3 of this prospectus.

Overview

        We operate primarily transportation-related manufacturing businesses. Our operating subsidiaries, Morgan Trailer Mfg. Co., or Morgan Trailer, and Truck Accessories Group, Inc., or Truck Accessories, are the leading manufacturers in their respective industries and our operating subsidiary, Morgan Olson Corporation, or Morgan Olson, is among the leading manufacturers in its industry. We also operate manufacturing businesses through subsidiaries in our Specialty Manufacturing Group, or Specialty Manufacturing, namely EFP Corporation and Magnetic Instruments Corp, or EFP and MIC Group, respectively.

        We had a net loss of $12.1 million in 2002, net income of $9.1 million in 2003 and net income of $9.9 million in 2004. Our operating income was $5.8 million in 2002, $24.4 million in 2003 and $28.9 million in 2004. Our EBITDA was $14.2 million in 2002, $33.2 million in 2003 and $40.8 million in 2004.

Morgan Trailer

        We believe Morgan Trailer is the leading United States manufacturer of commercial truck bodies for medium duty trucks, in terms of 2004 sales and with the December 2004 acquisition of Commercial Babcock Inc. located in Toronto, Canada, now has a significant presence in the eastern Canadian market. Morgan Trailer installs truck bodies on truck chassis purchased and supplied by its customers. Morgan Trailer truck bodies and related products are used for general freight deliveries, moving and storage and distribution of refrigerated consumables. Morgan Trailer's customers include rental companies, such as U-Haul International, Inc. and Budget Rent-A-Car System, Inc., leasing companies, such as Penske Truck Leasing Co. and Ryder System, Inc., and other companies that operate fleets of delivery vehicles, such as FedEx Corporation, Lowe's Companies, Inc. and Nabisco, Inc. Morgan Trailer also sells its products to more than 180 dealers and distributors who reach a wide range of end-user customers.

        Morgan Trailer's net sales constituted 46% of our consolidated net sales in 2002, 51% in 2003 and 54% in 2004. Morgan Trailer's operating income constituted 90% of our operating income in 2002, 66% in 2003 and 68% in 2004. Morgan Trailer's operating income was $5.2 million in 2002, $16.0 million in 2003 and $19.6 million in 2004. Morgan Trailer's EBITDA constituted 56% of our consolidated EBITDA in 2002, 57% in 2003 and 55% in 2004. Morgan Trailer's EBITDA was $7.9 million in 2002, $18.8 million in 2003 and $22.4 million in 2004.

Morgan Olson

        Grumman Olson Industries, Inc. experienced financial and operating difficulties and filed for bankruptcy in December 2002. In the bankruptcy proceeding, Mr. John Poindexter, our Chairman, President, Chief Executive Officer and sole shareholder, purchased on July 15, 2003 particular assets from Grumman Olson for approximately $15.5 million, including $1.5 million of assumed liabilities.

Morgan Olson Corporation was formed by Mr. Poindexter to purchase these assets. The purchased assets had been part of Grumman Olson's step van manufacturing and service parts business. From July 15, 2003 through March 14, 2004, Mr. Poindexter operated Morgan Olson separately from us.

        On March 15, 2004, Mr. Poindexter contributed all of his shares of Morgan Olson to us. In connection with the contribution, we did not pay any cash to Mr. Poindexter or assume or guarantee any indebtedness, other than $14.2 million of Morgan Olson's indebtedness. We repaid this indebtedness with the net proceeds we received from our offering in March 2004 of $125 million in aggregate principal amount of 8.75% senior notes due 2014. This indebtedness was initially incurred by Morgan Olson to finance Mr. Poindexter's acquisition of Morgan Olson and to provide working capital to Morgan Olson.

        Morgan Olson is one of the nation's three largest manufacturers of step van bodies. Step vans are specialized vehicles designed for multiple stop delivery applications and enable the driver of the truck to easily access the cargo area of the vehicle from the inside. Step vans are made to customer specifications for parcel, food, vending and uniform, linen and other delivery applications. Morgan Olson's step van bodies are installed on International, Ford, Freightliner and Workhorse truck chassis in body sizes ranging from 11 to 30 feet. Morgan Olson also sells step van service parts through its dealers and distributors as well as directly to customers. It is a major supplier of service parts for step vans manufactured by it for the United States Postal Service. Morgan Olson is headquartered in Sturgis, Michigan, where it has manufacturing and parts distribution facilities.

        Morgan Olson's net sales subsequent to its acquisition by us in July of 2003 constituted 8% of our consolidated net sales in 2003 and 12% in 2004. Morgan Olson's operating income constituted 3% of our operating income in 2003 and 7% in 2004. Morgan Olson's operating income was $0.8 million in 2003 and $1.9 million in 2004. Morgan Olson's EBITDA constituted 3% of our consolidated EBITDA in 2003 and 7% in 2004. Morgan Olson's EBITDA was $1.1 million in 2003 and $2.9 million in 2004.

Truck Accessories

        We believe Truck Accessories is the leading manufacturer of pickup truck caps and tonneaus in the United States and Canada, with an estimated 29% market share in 2004. Including the November 2004 acquisition of Pace Edwards Company, a retractable tonneau manufacturer, we believe our 2004 market share would have been 37% on a pro forma basis. Caps and tonneaus enclose the beds of pickup trucks, transforming them into secure weatherproof storage areas. Truck Accessories' caps and tonneaus offer customers a variety of designs and features, allowing them to customize the look and utility of their pickup trucks. Truck Accessories' products are marketed under the brand names Leer(TM), Raider, LoRider, Century and Pace Edwards. Leer is the United States and Canadian combined market leading brand in terms of sales and market share. Truck Accessories' seven manufacturing plants and more than 1,200 independent dealers provide a national network through which it markets its products to individuals, small businesses and fleet operators.

        Truck Accessories' net sales constituted 37% of our consolidated net sales in 2002, 28% in 2003 and 23% in 2004. Truck Accessories' operating income constituted 45% of our operating income in 2002, 39% in 2003 and 36% in 2004. Truck Accessories' operating income was $2.6 million in 2002, $9.4 million in 2003 and $10.5 million in 2004. Truck Accessories' EBITDA constituted 42% of our consolidated EBITDA during 2002, 38% in 2003 and 34% in 2004. Truck Accessories' EBITDA was $6.0 million in 2002, $12.7 million in 2003 and $13.8 million in 2004.

Specialty Manufacturing

        Our Specialty Manufacturing Group is comprised of two operating subsidiaries, MIC Group and EFP Corporation. MIC Group provides precision machining services for customers requiring precision metal components and machining and casting services. The majority of these services are provided to customers in the energy services industry that are involved in oil and gas exploration and production. EFP manufactures expandable foam plastics engineered to customer specifications for use primarily by the automotive, electronics, furniture and appliance industries for packaging, shock absorbing and materials handling.

        Specialty Manufacturing's net sales constituted 17% of our consolidated net sales in 2002, 13% in 2003 and 11% in 2004 and it's operating income constituted 67% of our operating income in 2002, 7% in 2003 and 10% in 2004. Specialty Manufacturing's operating income was $3.9 million in 2002, $1.8 million in 2003 and $2.8 million in 2004. Specialty Manufacturing's EBITDA constituted 48% of our consolidated EBITDA during 2002, 14% in 2003 and 13% in 2004. Specialty Manufacturing's EBITDA was $6.8 million in 2002, $4.5 million in 2003 and $5.4 million in 2004.

EBITDA

        Set forth below is a reconciliation of the operating income of our segments to the EBITDA(1) of our segments (dollars in millions):

	Morgan Trailer	Morgan Olson	Truck Accessories	Specialty Manufacturing	Corporate		Total
Year ended December 31, 2002
Operating income	$5.2	$—	$2.6	$3.9	$(5.9)		$5.8
Plus:
Depreciation and amortization	2.7	—	3.4	2.9	0.1		9.1
Less:
Other gains	—	—	—	—	(0.7	)(2)	(0.7)

EBITDA	7.9	—	6.0	6.8	(6.5)		14.2

Year ended December 31, 2003
Operating income	16.0	0.8	9.4	1.8	(3.6)		24.4
Plus:
Depreciation and amortization	2.8	0.3	3.3	2.7	0.1		9.2
Less:
Gain on extinguishment of debt	—	—	—	—	(0.4)		(0.4)

EBITDA	18.8	1.1	12.7	4.5	(3.9)		33.2

Year ended December 31, 2004
Operating income	19.6	1.9	10.5	2.8	(5.9)		28.9
Plus:
Depreciation and amortization	2.8	0.8	3.3	2.6	—		9.5
Loss on extinguishment of debt	—	0.2	—	—	2.2		2.4

EBITDA	$22.4	$2.9	$13.8	$5.4	$(3.7)		$40.8

(1)
We define EBITDA, for any relevant period, as income (loss) from continuing operations plus interest, income taxes, depreciation and amortization, plus or minus the gain (loss) on extinguishment of debt, and certain other gains, as described in footnote (2) below.

EBITDA is a "non-GAAP financial measure" and is derived on the basis of methodologies other than in accordance with GAAP. EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Accordingly, our measurements of EBITDA may not be comparable to those of other companies, including our competitors. In addition, we also present EBITDA for our segments.

We have presented EBITDA in this prospectus solely as supplemental disclosure because we believe it allows for a more complete analysis of our results of operations. We believe that EBITDA is useful to investors because EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. Measures based on EBITDA are also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes. Our revolving credit facility and the indenture governing the exchange notes contain covenants that limit our ability to incur debt and are based on EBITDA (as defined within those documents).

EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as management does not consider particular cash requirements such as interest payments, tax payments and capital expenditures. Nor is EBITDA intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

(2)
Represents the gain on the sale of shares of a life insurance company we received upon the demutualization of the life insurance company of $0.6 million and the gain on the liquidation of certain life insurance policies of $0.1 million.

The exchange offer

        The following summary contains basic information about the exchange offer and the exchange notes and is not intended to be complete. For a more detailed description of the terms and conditions of the exchange offer and the exchange notes, please refer to the sections herein entitled "The exchange offer" and "Description of exchange notes."

        We initially issued $125 million in aggregate principal amount of our unregistered 8.75% senior notes on March 15, 2004. Subsequently, we issued on May 17, 2004 an additional $30 million in aggregate principal amount of the unregistered notes and an additional $45 million in aggregate principal amount of the unregistered notes on January 27, 2005. Concurrent with the issuance of these unregistered notes, we entered into particular registration rights agreements with the initial purchasers of these unregistered notes in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act but otherwise having terms identical in all material respects to the unregistered notes. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your unregistered notes. The exchange notes will be our obligations and will be entitled to the benefits of the indenture relating to the unregistered notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except:

  •
  the exchange notes have been registered under the Securities Act, and therefore will contain no restrictive legends;

  •
  the exchange notes will not have registration rights; and

  •
  the exchange notes will not have rights to additional interest.

        For additional information on the terms of the exchange offer, see "The exchange offer."

The Exchange Offer	We are offering to exchange $1,000 principal amount of 8.75% senior notes due 2014 which have been registered under the Securities Act for each $1,000 principal amount of our outstanding unregistered 8.75% senior notes due 2014. As of the date of this prospectus, $200.0 million in aggregate principal amount of our unregistered 8.75% senior notes due 2014 are outstanding.
Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we decide to extend the expiration date.
Conditions of the Exchange Offer	We will not be required to accept for exchange any unregistered notes, and we may amend or terminate the exchange offer, if any of the following conditions or events occurs:
• the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC;
•
any action or proceeding shall have been instituted or threatened which might materially impair our ability to proceed with the exchange offer, or a material adverse development in any existing action or proceeding with respect to us; or

	•	all governmental approvals, which we deem necessary for the consummation of the exchange offer, have not been obtained.

We will give oral or written notice of any non-acceptance, amendment or termination to the registered holders of the unregistered notes as promptly as practicable. We reserve the right to waive any conditions of the exchange offer.
Resale of the Exchange Notes
Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange notes you receive pursuant to this exchange offer, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	any exchange notes to be received by you will be acquired in the ordinary course of your business;
	•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;
•
you are not our "affiliate," as defined in Rule 405 under the Securities Act, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
•
if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our "affiliates," within the meaning of Rule 405 under the Securities Act, to distribute the exchange notes; and
•
if you are a broker-dealer, you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.
If you wish to accept the exchange offer, you must represent to us that these conditions have been met.
Accrued Interest on the Exchange Notes
The exchange notes will accrue interest from the date interest was last paid on the unregistered notes. If no interest was paid on your unregistered notes, your exchange notes will accrue interest from and including September 15, 2004. We will pay interest on the exchange notes semi-annually on March 15 and September 15 of each year, beginning on March 15, 2005.

Procedures for Tendering Unregistered Notes
If you wish to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on , 2005, the expiration date of the exchange offer. You must also provide:
•
a confirmation of any book-entry transfer of unregistered notes tendered electronically into the exchange agent's account with DTC, Euroclear or Clearstream, and you must comply with DTC's, Euroclear's or Clearstream's respective standard operating procedures for electronic tenders, by which you will agree to be bound in the letter of transmittal; or
•
physical delivery of your unregistered notes to the exchange agent's address as set forth in the letter of transmittal, and the letter of transmittal must also contain the representations you must make to us as described under "The Exchange Offer—Procedures for Tendering."
Special Procedures for Beneficial Owners
If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the person promptly and instruct the person to tender your unregistered notes on your behalf.
Guaranteed Delivery Procedures for Unregistered Notes
If you cannot meet the expiration deadline, or you cannot deliver your unregistered notes, the letter of transmittal or any other required documentation, or comply with DTC's, Euroclear's or Clearstream's respective standard operating procedures for electronic tenders on time, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	You may withdraw the tender of your unregistered notes at any time prior to 5:00 p.m., New York City time, on , 2005, the expiration date of the exchange offer.

Consequences of Failure to Exchange
If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, you will not have any further registration rights. In that case, your unregistered notes will continue to be subject to restrictions on transfer. As a result of the restrictions on transfer and the availability of exchange notes, the unregistered notes are likely to be much less liquid than before the exchange offer. The unregistered notes will, after the exchange offer, bear interest at the same rate as the exchange notes.
Certain U.S. Federal Income Tax Consequences	The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.
Exchange Agent for the Unregistered Notes	Wilmington Trust Company, the trustee under the indenture for the unregistered notes, will serve as the exchange agent in connection with the exchange offer.

Summary description of the exchange notes

        The following is a summary of the exchange notes and is subject to a number of important exceptions and qualifications. For additional information on the terms of the exchange notes, see "Description of the Exchange Notes."

The issuer	J.B. Poindexter & Co., Inc.
Exchange Notes Offered	$200.0 million in aggregate principal amount of 8.75% Senior Notes due 2014.
Maturity Date	March 15, 2014.
Interest	8.75% per year (calculated using a 360-day year), payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2005.
Ranking	The exchange notes and the guarantees will be senior unsecured debt obligations and:
• will rank equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness;
• will be effectively junior to existing and future secured debt, including under our revolving credit facility, to the extent of the value of the assets securing such debt;
• be structurally subordinated to all of the existing and future liabilities (including trade payables) of any future subsidiaries that do not guarantee the exchange notes; and
• be senior in right of payment to any future senior subordinated or subordinated indebtedness.

As of December 31, 2004, after giving effect to this exchange offer and the additional $45 million aggregate principal amount of the unregistered notes offered on January 28, 2005, we would have had $203.4 million of total indebtedness outstanding, of which $3.4 million would have been secured indebtedness and capital lease obligations. Additionally, as of December 31, 2004, we had $29.7 million of secured debt available to borrow and $0.3 million letters of credit outstanding under our revolving credit facility.
Optional Redemption
The exchange notes will be redeemable at our option, in whole or in part, at any time on or after March 15, 2009, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to March 15, 2007, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of one or more public or private offerings of our common stock at a redemption price of 108.75% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of redemption.

Mandatory offers to purchase	In connection with certain asset dispositions, we may be required to use the proceeds from those asset dispositions to:
	•	repay secured debt;
	•	invest in assets; and/or
•
make an offer to purchase the exchange notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 540 days to repay secured indebtedness or to invest in assets.
Change of Control	If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest, if any.
Guarantees
The exchange notes will be guaranteed on a senior unsecured basis by all of our existing and future subsidiaries that guarantee (or are otherwise obligors with respect to) other indebtedness of J.B. Poindexter & Co., Inc. The guarantees will be unsecured senior indebtedness of our subsidiary guarantors and will have the same ranking with respect to indebtedness of our subsidiary guarantors as the exchange notes will have with respect to our indebtedness. All of our current subsidiaries will guarantee the exchange notes.
Certain Covenants	The indenture which will govern the exchange notes includes covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt and guarantees;
	•	pay distributions or dividends and repurchase our stock;
	•	make other restricted payments, including, without limitation, investments;
	•	create liens;
	•	enter into sale and lease-back transactions;
	•	enter into agreements that restrict dividends from subsidiaries;
	•	sell or otherwise dispose of assets, including capital stock of subsidiaries; engage in transactions with affiliates; and
	•	enter into mergers, consolidations or sales of substantially all of our assets.
These restrictions are subject to a number of exceptions. See "Description of exchange notes."

Additional information

        We are a Delaware corporation. Our principal executive offices are located at 1100 Louisiana St., Suite 5400, Houston, Texas 77002 and our telephone number at that address is (713) 655-9800. Our website is located at www.jbpoindexter.com. The information on our website is not part of this prospectus and is not incorporated herein by reference.

Risk factors

        An investment in the exchange notes is subject to a number of risks. You should carefully consider the following risk factors in evaluating this investment. Any of the following risks, as well as other risks and uncertainties that we do not know about now or that we do not think are important, could seriously harm our business and financial results and cause the value of the exchange notes to decline, which in turn could cause investors to lose all or part of their investment.

Risks Relating to the Exchange Offer

Holders who fail to exchange their unregistered notes will continue to be subject to restrictions on transfer.

        If you do not exchange your unregistered notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your unregistered notes described in the legend on the certificates for your unregistered notes. The restrictions on transfer of your unregistered notes arise because we issued the unregistered notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the unregistered notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the unregistered notes under the Securities Act. For further information regarding the consequences of tendering your unregistered notes in the exchange offer, see the discussions below under the captions "The exchange offer—Consequences of failure to exchange" and "United States federal income tax consequences."

        We believe that exchange notes issued in exchange for unregistered notes pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the exchange notes under the Securities Act or delivering a prospectus:

  •
  so long as you are not one of our "affiliates," which is defined in Rule 405 of the Securities Act and acquire the exchange notes in the ordinary course of your business; and

  •
  unless you are a broker dealer, you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes.

        Our belief is based on interpretations by the SEC's staff in no-action letters issued to third parties. Please note that the SEC has not considered our exchange offer in the context of a no-action letter, and the SEC's staff may not make a similar determination with respect to our exchange offer.

        Unless you are a broker-dealer, you must acknowledge that you are not engaged in, and do not intend to engage in, a distribution of the exchange notes and that you have no arrangement or understanding to participate in a distribution of the exchange notes. If you are one of our affiliates, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of exchange notes acquired in the exchange offer, you should not rely on our interpretations of the position of the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        In addition, you may offer or sell the exchange notes in some jurisdictions only if the exchange notes have been registered or qualified for sale there, or an exemption from registration or qualification is available and is complied with.

        Subject to the limitations specified in the registration rights agreements relating to the unregistered notes, we will register or qualify the exchange notes for offer or sale under the securities laws of any jurisdictions that you reasonably request in writing. Unless you request that the sale of the exchange notes be registered or qualified in a jurisdiction, we currently do not intend to register or qualify the sale of the exchange notes in any jurisdiction.

You must comply with the exchange offer procedures to receive the exchange notes.

        Subject to the conditions set forth under "The Exchange Offer—Conditions to the Exchange Offer," delivery of exchange notes in exchange for unregistered notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for unregistered notes or a book-entry confirmation of a book-entry transfer of unregistered notes into the exchange agent's account at DTC, Euroclear or Clearstream, including an agent's message if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal, or facsimile thereof, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of unregistered notes who would like to tender unregistered notes in exchange for exchange notes should be sure to allow enough time for the unregistered notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of unregistered notes for exchange. Unregistered notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, specific registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering" and "The Exchange Offer—Consequences of Failure to Exchange."

        Some holders who exchange their unregistered notes may be deemed to be underwriters.

        If you exchange your unregistered notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks related to our capital structure

We have a substantial amount of debt outstanding and can incur more debt, which could hurt our future prospects, limit cash flow available from our operations and prevent us from fulfilling our obligations under the exchange notes and our other debt obligations.

        As of December 31, 2004, we would have had total consolidated debt outstanding of $203.4 million after giving effect to the additional $45 million of unregistered notes offered on January 28, 2005. Our stockholder's equity was $4.6 million as of December 31, 2004. Of our debt, $3.4 million is secured indebtedness and capital lease obligations. In addition, we had $29.7 million of secured debt available to borrow under our revolving credit facility. This debt may have several important consequences for you. It could:

  •
  make it more difficult for us to satisfy our obligations, including making scheduled interest payments under the exchange notes and our other debt obligations;

  •
  limit our ability to obtain additional financing for working capital, capital expenditures and strategic acquisitions;

  •
  increase our vulnerability to adverse general economic and industry conditions, including changes in interest rates;

  •
  require us to dedicate all or a substantial portion of our cash flow from operations to payments on our debt, including the exchange notes, which reduces the availability of our cash flow for other business purposes, such as working capital, capital expenditures and strategic acquisitions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        We and our subsidiaries may be able to incur substantially more debt in the future, which may intensify the risks described in this prospectus. The indenture governing the exchange notes and our revolving credit facility do not prohibit us from doing so. Some new debt may be secured debt. Our revolving credit facility provides for available borrowings of up to $30 million in revolving loans. We have the option, subject to certain conditions, to increase the amount we are permitted to borrow under the facility to $50 million. As of December 31, 2004, we believe we have satisfied those conditions. Available borrowings are subject to a borrowing base of eligible accounts receivable, inventory, machinery and equipment and real estate. Borrowings under our revolving credit facility are secured by substantially all of our assets and the assets of our existing subsidiaries. Our revolving credit facility also includes a subfacility for up to $15 million of letters of credit. As of December 31, 2004, we had $0.3 million letters of credit outstanding and our borrowing base would have supported secured debt borrowings of the entire $30 million under our revolving credit facility. Available borrowings under the revolving credit facility will fluctuate and these fluctuations could be material. The subsidiaries that guarantee the exchange notes may also be guarantors under our future borrowings. All of those borrowings will be secured by substantially all of our assets and, as such, will be effectively senior to the exchange notes and the guarantees to the extent of the value of the collateral.

        If we incur any additional debt that ranks equally with the exchange notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or our subsidiary guarantors. This may have the effect of reducing the amount of proceeds paid to you.

If we are unable to generate sufficient cash from operations, we may be unable to make payments with respect to the exchange notes.

        Our ability to make payments on the exchange notes and our other debt will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. If we are unable to service our debt, we will be forced to take actions such as revising or delaying our strategic plans, reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or a portion of our debt, including the exchange notes, or seeking additional equity capital. If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to effect any of these remedies on satisfactory terms or at all. The above actions may not provide us with enough cash to pay the principal of the exchange notes or our other debt. We may not be permitted by the terms of our debt instruments then in effect to take those actions.

        If we cannot make scheduled payments on our debt, we will be in default and, as a result:

  •
  our debt holders could declare all outstanding principal and interest to be due and payable;

  •
  the lenders under our revolving credit facility could terminate their commitments to loan us money and foreclose against the assets securing the borrowings; and

  •
  we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the exchange notes.

The exchange notes and the guarantees are unsecured and are effectively subordinated to all of our secured debt to the extent of the value of the collateral, and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the exchange notes.

        The exchange notes are not secured by any of our assets. As a result, the exchange notes are effectively subordinated in right of payment to all of our and the subsidiary guarantors' secured debt to the extent of the value of the collateral. If we become bankrupt, insolvent or are liquidated, or if any secured debt is accelerated, our and the subsidiary guarantors' assets securing such debt will be available to pay obligations on the exchange notes only after all of our and the subsidiary guarantors' secured debt has been paid in full. There may not be sufficient assets remaining to pay any or all amounts due on the exchange notes.

        All borrowings under our revolving credit facility, including the guarantees by our subsidiaries of those borrowings, are secured by substantially all of our assets. If our January 2005 offering of $45 million in aggregate principal amount of unregistered 8.75% senior notes had been completed on December 31, 2004, the exchange notes and the guarantees would have been effectively subordinated to approximately $3.4 million of secured debt and capital lease obligations. Additionally, as of December 31, 2004 we had $0.3 million letters of credit outstanding and our borrowing base would have supported secured debt borrowings of the entire $30 million under our revolving credit facility.

The terms of our debt may limit our ability to plan for or respond to changes in our business.

        Our revolving credit facility and the indenture governing the exchange notes contain covenants that restrict our ability to, among other things:

  •
  incur additional debt and guarantees;

  •
  pay distributions or dividends and repurchase our stock;

  •
  make restricted payments, including, without limitation, investments;

  •
  create liens;

  •
  enter into sale and lease-back transactions;

  •
  enter into agreements that restrict dividends from subsidiaries;

  •
  sell or otherwise dispose of assets, including capital stock of subsidiaries;

  •
  engage in transactions with affiliates; and

  •
  enter into mergers, consolidations or sales of substantially all of our assets.

        These covenants may affect our ability to operate our business and execute our business strategy, may limit our ability to take advantage of business opportunities as they arise, may harm our ability to compete with competitors who are not subject to similar restrictions and may adversely affect the conduct of our current business. We are subject to certain financial covenants under our revolving credit facility that require us to maintain a consolidated leverage ratio if our available borrowings fall below a certain level. The lenders may declare a default under our credit agreement if they determine we have experienced a material adverse change. Adverse changes in our operating results or other adverse factors, including a significant increase in interest rates or a significant decrease in demand for our products, could result in our being unable to comply with those financial covenants. If we are unable to obtain waivers for non-compliance from our lenders, we would be in default under our revolving credit facility. A breach of a covenant in our debt instruments could cause a cross-default on some or all of our other debt and cause the acceleration of a significant portion of our outstanding debt and could cause us to default on the exchange notes.

If we default under our revolving credit facility, the lenders under our revolving credit facility would have the right to declare the outstanding borrowings under our revolving credit facility to be immediately due and payable.

        If we default under our revolving credit facility for any reason, our debts could become immediately payable at a time when we are unable to pay them, which could have a material adverse effect on our business. In addition, the lenders under our revolving credit facility could accelerate the debt if they determine that we have experienced a material adverse change. The acceleration of the amounts outstanding under our revolving credit facility may result in the acceleration of amounts outstanding under the exchange notes. We may not be able to repay amounts owed under our revolving credit facility or the exchange notes.

We may be unable to purchase the exchange notes following a change of control.

        Under the terms of the exchange notes, upon the occurrence of specified change of control events, we will be required to offer to repurchase all outstanding exchange notes for cash at 101% of the principal amount of the exchange notes plus accrued and unpaid interest. In addition, a change in control may constitute an event of default under our revolving credit facility and, if accelerated, we would be required to repay all outstanding borrowings under our revolving credit facility. Our future indebtedness may also contain restrictions on our ability to repurchase the exchange notes upon certain events, including transactions that could constitute a change of control under the indenture. We may not have sufficient funds at the time of a change of control to make the required repurchase of the exchange notes and repay other debt and we may be required to secure third-party financing. However we may not be able to secure additional financing on commercially reasonable terms, terms acceptable to us or at all. Our failure to make or complete an offer to repurchase the exchange notes or to repay the debt under our revolving credit facility would place us in default under the indenture governing the exchange notes.

        The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the exchange notes. Except as described above, the indenture does not contain provisions that permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes in an event of a takeover, recapitalization or similar transaction.

The exchange notes will be structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the exchange notes.

        To the extent we create non-guarantor subsidiaries in the future, you will not have any claim as a creditor against these subsidiaries. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. We are not completely prohibited from creating non-guarantor subsidiaries in the future.

Federal or state laws allow courts, under specific circumstances, to void debts, including guarantees, and could require holders of exchange notes to return payments received from us and the subsidiary guarantors.

        If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the exchange notes and the subsidiary guarantees of the exchange notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under the exchange notes or subsidiary guarantees of the exchange notes could be voided, or claims in respect of the exchange notes or subsidiary guarantees of the exchange notes could be subordinated to all other debts of the debtor or guarantor if, among other things, the debtor or guarantor at the time it incurred the debt evidenced by such exchange notes or subsidiary guarantees:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such debt or guaranty; and

  •
  one of the following applies:

  •
  it was insolvent or rendered insolvent by reason of such incurrence;

  •
  it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  it intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that debtor or guarantor under the exchange notes or subsidiary guarantees of the exchange notes could be voided and required to be returned to the debtor or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.

        The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor or guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

  •
  the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be sure as to the standards that a court would use to determine whether or not the guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the exchange notes would not be voided or the guarantee of the exchange notes would not be subordinated to that guarantor's other debt.

        If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

        A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the exchange notes.

There will not be a public market for the exchange notes.

        There is currently no established market for the exchange notes. We do not presently intend to apply for listing of the exchange notes on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System. The exchange notes are expected to be made eligible for trading in the PORTAL market, a subsidiary of the Nasdaq National Market. A liquid market may not develop for the exchange notes. You may not be able to sell the exchange notes at any particular time or at a favorable price.

        If a market for the exchange notes were to develop, the exchange notes could trade at prices that may be higher or lower than reflected by the initial offering price of the corresponding unregistered notes depending on many factors, including:

  •
  the number of holders of the exchange notes;

  •
  our operating results and financial condition;

  •
  our ability to complete the exchange offer;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market for the exchange notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of similar securities. If a market for the exchange notes were to develop, it may be subject to similar disruptions, which could have a material adverse effect on the value of the exchange notes.

Risks relating to our business

Our businesses are highly cyclical. An economic downturn could adversely affect our ability to generate cash and make required payments on the exchange notes.

        Our business depends on various factors that are particularly sensitive to general economic conditions, including:

  •
  corporate profitability;

  •
  interest rates;

  •
  fuel costs;

  •
  consumer preferences;

  •
  consumer spending patterns;

  •
  sales of truck chassis and new pickup trucks; and

  •
  levels of oil and gas exploration activity.

        In addition, we sell our products to customers in inherently cyclical industries, such as the trucking industry and the energy services industry, which experience significant downturns resulting in lower demand for our products. As a result of an economic recession and adverse conditions in the trucking and energy services industries, we experienced substantially lower sales in our Morgan Trailer segment during 2001 and 2002 that rebounded in 2003. We experienced substantially lower sales in our Specialty Manufacturing segment in 2002, which did not rebound until 2004. As a result of these conditions, we did not project to have enough cash to be able to pay the holders of our unsecured senior notes, initially issued by us in 1994, when they were due to mature in 2004. We therefore exchanged these unsecured notes for certain secured notes in June 2003 and extended the maturity to 2007. These secured notes were subsequently redeemed by us in March 2004. Another prolonged economic downturn or recession would result in a significant decrease in our sales and would materially and adversely affect our operating cash flows and our ability to make required payments on the exchange notes.

Demand for our truck body products depends largely on the replacement cycle of delivery trucks.

        Morgan Trailer and Morgan Olson produce and sell truck bodies for new delivery trucks, primarily in the general freight, moving and storage, parcel delivery and distribution industries. Demand for these products is driven by customers deciding to replace older vehicles in their delivery truck fleets. These customers often decide to postpone their purchases of new delivery trucks during economic downturns. During the most recent economic downturn, Morgan Trailer's sales decreased substantially, primarily as a result of lower demand from its truck dealer, truck leasing and truck fleet customers.

        If economic conditions or other factors, including longer useful lives of delivery trucks, cause our customers to reduce their capital expenditures and decrease investments in their delivery truck fleets, our sales would be materially and adversely affected. As a result, our ability to generate cash and make required payments on the exchange notes would be materially and adversely affected.

The cyclicality of pickup truck sales could cause a decline in Truck Accessories' sales.

        Truck Accessories' sales depend highly on the sales of new pickup trucks in North America. A decline in pickup truck sales would likely cause a decline in Truck Accessories' sales, which would materially and adversely affect our ability to generate cash and make required payments on the exchange notes. The automotive industry and overall sales of pickup trucks are characterized by periodic fluctuations in overall demand for vehicles due to, among other things, changes in general economic conditions, interest rates, fuel costs, new model introductions, consumer spending levels and consumer preferences. These fluctuations generally result in corresponding fluctuations in demand for Truck Accessories' products.

We may not be able to compete favorably in our industries.

        We face direct competition in each of our product lines. Some competitors may have greater financial and other resources than we have. We face competition from existing competitors with entrenched positions and could face competition from new competitors. Changes in the nature of our industries and our business could bring competition from different sources. We could face competition in our truck body business from competitors producing truck bodies constructed from materials other than fiberglass-reinforced plywood or aluminum. Pickup truck manufacturers could determine to produce their own truck caps and tonneaus, in competition with us.

        Although we face a small number of competitors in some of our businesses, we face significant competition in these areas. The principal competitive factors include price, quality, delivery terms, service, production capacity, technological know-how, product design and innovation. We may not be able to compete successfully in our industries. Increased competition may have a material adverse effect on our business, cash flows and ability to make required payments on the exchange notes by reducing our sales or margins.

Most of our businesses rely on a small number of customers, the loss of any of which could have a material adverse effect on us.

        Most of our businesses rely on a small number of customers to generate significant revenues.

  •
  Morgan Trailer's two largest customers, Penske and Ryder, together accounted for 41% of Morgan Trailer's net sales in 2003 and 46% in 2004 and accounted for 21% of our consolidated net sales during 2003 and 25% in 2004.

  •
  Morgan Olson generated 56% of its net sales for the period from the date of its acquisition through March 2004 from supplying step van bodies for delivery trucks purchased by the United States Postal Service. Morgan Olson completed performance under an agreement to provide step van bodies to the United States Postal Service in March 2004. In order to bid on future contracts to supply step vans to the United States Postal Service, Morgan Olson will need to obtain a chassis manufacturing partner and invest in the design and completion of a prototype and, in any event, may not be successful. Morgan Olson has generated substantial sales from other customers, including substantial sales from United Parcel Service, to offset the loss of business since its completion of the United States Postal Service contract in March 2004. Morgan Olson's agreement with United Parcel Service, however, was completed in February 2005. Failure to continue to generate substantial sales from other customers subsequent to the completion of the agreement with United Parcel Service may have a material adverse affect on Morgan Olson's business.

  •
  One customer accounted for 15% of Specialty Manufacturing's net sales during 2003 and 18% in 2004.

  •
  Our top ten customers accounted for 34% of our consolidated net sales in 2003 and 40% in 2004.

        Because of the relative importance of a few large customers and the high degree of concentration in the industries we serve, we are subject to a high degree of risk. We may not be able to maintain these customer relationships or maintain our historical levels of sales to these customers. Because of the size and importance of these customers, these customers may be able to exert pressure on us to lower our prices, which may reduce our margins and operating cash flow. If one of these customers were to experience financial difficulties, our ability to collect receivables from it or generate new sales to it would be materially and adversely affected. The loss of, or significant reduction of business from, any of these customers would have a material adverse effect on our ability to generate cash and make required payments on the exchange notes.

Some of our businesses depend on a limited number of suppliers for key materials in our products, which makes us susceptible to supply shortages or price fluctuations that could adversely affect our business.

        We require substantial amounts of raw materials, which we purchase from third party suppliers. Raw materials may not be available to us or we may be required to pay more for raw materials because of, among other things, new laws or regulations, our suppliers' commitments to other purchasers, interruptions in production by suppliers or general price fluctuations.

        Truck Accessories relies on two suppliers for windows used in its caps, one of which provides the substantial majority of them. There are only a limited number of available suppliers of fiberglass-reinforced plywood, an important material for Morgan Trailer's products. The suppliers of these materials may not be able to meet our future needs on a timely basis. If a supplier's business is disrupted, the supplier may not be able to supply us important materials, which could harm our business until we are able to locate a suitable replacement, if at all. We may not be able to easily replace key suppliers. In addition, suppliers may not be willing to continue to supply us or they may increase the prices of these materials.

        In some cases, we purchase raw materials under supply contracts to lock in prices for up to one year. We may not be able to renew these agreements on favorable terms or at all. We may not be able to pass cost increases in our raw materials to our customers. Any change in the supply of, or price for, raw materials could materially and adversely affect our business, margins, operating cash flows and ability to make required payments on the exchange notes.

Disruptions in delivery of truck chassis to us could impact the profitability of our business.

        Morgan Trailer and Morgan Olson mount their truck bodies on truck chassis delivered from truck chassis manufacturers. If truck chassis manufacturers experience disruptions in their businesses, Morgan Trailer and Morgan Olson may be unable to sell or deliver their products. Several of the largest manufacturers of truck chassis have unionized work forces. Work stoppages or slowdowns experienced by the large truck manufacturers that supply truck chassis could result in delays or slowdowns in our ability to deliver products to our customers. As a result, our sales, operating cash flows and ability to make required payments on the exchange notes could be materially and adversely affected.

Environmental and health and safety liabilities and requirements could require us to incur material costs.

        Our operations are subject to a variety of federal, state and local environmental and health and safety statutes and regulations, including those relating to emissions to the air, discharges to water, treatment, storage and disposal of waste and remediation of contaminated sites. In certain cases, these requirements may limit the productive capacity of our operations. Certain laws, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("Superfund") impose strict, and under certain circumstances, joint and several, liability for costs to remediate contaminated sites upon designated responsible parties including site owners or operators and, persons who dispose of wastes at, or transport wastes to, such sites.

        From time to time, we have received notices of noncompliance with respect to our operations, which have typically been resolved by investigating the alleged noncompliance, correcting any noncompliant conditions and the payment of minor fines. We have from time to time been identified as a potentially responsible party, or a PRP, at various Superfund sites, which, based on available information, we do not expect to result in material liability. However, new environmental requirements or more aggressive enforcement of existing ones, or discovery of presently unknown conditions could require material expenditures or result in liabilities which could limit expansion or otherwise have a material adverse effect on our business, financial condition, operating cash flows and our ability to make required payments on the exchange notes.

        For a description of current environmental issues, see "Other Matters" in "Management's Discussion and Analysis of Financial Condition and Results of Operations".

We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us.

        We face an inherent risk of exposure to product liability claims if the use of our current and formerly manufactured products result, or are alleged to result, in personal injury and/or property damage. If we manufacture a defective product, we may experience material product liability losses in the future. In addition, we may incur significant costs to defend product liability claims. We could also incur damages and significant costs in correcting any defects, lose sales and suffer damage to our reputation. Our product liability insurance coverage may not be adequate for any liabilities we could incur and may not continue to be available on terms acceptable to us.

        We are also subject to product warranty claims in the ordinary course of our business. If we produce poor quality products or receive defective materials, we may incur unforeseen costs in excess of what we have reserved in our financial statements. These costs could have a material adverse effect on our business, operating cash flows and ability to make required payments on the exchange notes.

We depend on the services of key management personnel, the loss of whom would materially harm us.

        Our ability to compete successfully and implement our business strategy depends on the efforts of our senior management personnel, particularly those of John Poindexter, our Chairman of the Board, President and Chief Executive Officer. The loss of the services of any of these individuals, particularly Mr. Poindexter, could have a material adverse effect on our business. We do not maintain key-man life insurance policies on Mr. Poindexter or any of our executives. Mr. Poindexter plays numerous roles in our organization and it will be important to bolster our management by hiring additional managers. If we are unable to attract qualified personnel to our management, our existing management resources may become strained, which would harm our business and our ability to implement our strategies.

We may be unable to realize our business strategy of improving operating performance and generating savings.

        We have either implemented or plan to implement strategic initiatives designed to improve our operating performance. The failure to achieve the goals of these initiatives would have a material adverse effect on our business. We may decide to make significant capital and related expenditures in an effort to streamline our operations, including combining some of our operations at existing facilities. We may not be able to successfully implement or realize the expected benefits of any of these initiatives. We also may not be able to sustain improvements made to date. We may decide to alter or discontinue some aspects of our strategy and may adopt alternative or additional strategies, which may not be in the best interests of our note holders.

We may not be able to consummate future acquisitions or successfully integrate acquisitions into our business.

        Our business strategy includes growing through strategic acquisitions of other businesses with complementary products, manufacturing capabilities or geographic markets. If we fail to integrate acquired businesses successfully into our existing businesses, or incur unforeseen expenses in consummating future acquisitions, we could incur unanticipated expenses and losses.

        We must successfully integrate acquired businesses into our operations to take advantage of projected benefits from those acquired businesses. The integration of future acquisitions into our operations could result in operating difficulties, and divert management and financial resources that would otherwise be available for the development and maintenance of our existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing and by the provisions of the indenture governing the exchange notes and by the terms of our revolving credit facility.

        Acquisitions may involve a number of special risks, including:

  •
  unexpected losses of key employees or customers of the acquired business;

  •
  conforming the standards, processes, procedures and controls of the acquired businesses with those of our existing operations;

  •
  coordinating our product and process development;

  •
  hiring additional management and critical personnel; and

  •
  increasing the scope, geographic diversity and complexity of our operations.

        Future acquisitions could result in our incurrence of additional debt and contingent liabilities, including environmental, tax, pension or other liabilities. These liabilities could have a material adverse effect on our business, our ability to generate cash and ability to make required payments on the exchange notes.

If we are unable to meet future capital requirements, our competitive position may be adversely affected.

        As a manufacturer, we are required to expend significant amounts of capital for engineering, development, tooling and other costs. Generally we seek to recover these costs through pricing over time, but we may be unsuccessful due to competitive pressures and other market constraints. We expect to fund capital expenditures through operating cash flows, borrowings under our revolving credit facility or other sources of borrowing such as capital leases. We may not have adequate funds or borrowing availability to make all the necessary capital expenditures. We may be required to expend more than we anticipated on necessary capital expenditures. If we are unable to make necessary capital expenditures, our business and our competitive position will be materially and adversely affected.

We are exposed to domestic and foreign currency fluctuations that could harm our reported revenue and results of operations.

        Our international sales are generally denominated in foreign currencies, and this revenue could be materially affected by current fluctuations. Approximately 3% of our sales were outside the United States for the year ended December 31, 2004 including sales by Commercial Babcock Inc., a Canadian company acquired on December 15, 2004. Our primary exposures are to fluctuations in exchange rates for the U.S. dollar versus the Canadian dollar. Changes in currency exchange rates could adversely affect our reported revenues and could require us to reduce our prices to remain competitive in foreign markets, which could also have a material adverse effect on our results of operations. We have not historically hedged our exposure to changes in foreign currency exchange rates and, as a result, we could incur unanticipated gains or losses.

We are wholly-owned by John Poindexter, whose interests may be different from yours.

        John Poindexter, our Chairman of the Board, President and Chief Executive Officer, owns all of our issued and outstanding capital stock. As a result, he controls matters such as the election of directors, the amendment of our certificate of incorporation, the approval of a merger or other transactions including those involving the sale of us and other matters requiring stockholder approval. Mr. Poindexter has the power to control our management and policies and can cause us to take such actions as paying him dividends and entering into transactions with him or companies controlled by him. The indenture does not completely prohibit him from taking such actions.

        Mr. Poindexter's interest as our shareholder may conflict with your interests as a noteholder. He could take actions that he believes will benefit his equity investment in us, even though such actions might not be in your best interests as a note holder.

As a privately-held company, we are subject to less stringent corporate governance requirements than a company with public equity. This provides less protection to our investors.

        While we will be subject to certain requirements of the Sarbanes-Oxley Act of 2002 when the registration statement to which the exchange offer relates becomes effective, we will not be subject to many of its provisions, including rules requiring us to have independent directors or an audit committee composed of independent directors. Two of our three directors, John Poindexter and Stephen Magee, the chairman of the Audit Committee of our board of directors, are not independent. We will not be subject to the same corporate governance standards as a company with public equity or a company listed on a national exchange and our security holders will not have the protections provided by having independent directors or audit committee members.

Use of proceeds

        We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Ratio of earnings to fixed charges

        Our historical ratio of earnings to fixed charges for each of the periods indicated below is as follows:

	Twelve months ended December 31,
	2000	2001	2002		2003	2004	2004 As Adjusted(b)
Historical	1.3x	1.3x	—	(a)	1.8x	1.9x	1.7x

(a)
Earnings were insufficient to cover fixed charges by $6.9 million for the year ended December 31, 2002.

(b)
The 2004 "As Adjusted" column gives effect to the issuance of our $200 million in aggregate principal amount of unregistered 8.75% senior notes as if such notes had been issued on, and outstanding as of, January 1, 2004, excluding any interest income.

        These computations include J.B. Poindexter and its subsidiaries on a consolidated basis. For these ratios, "earnings" is the amount resulting from adding the following items:

  •
  pre-tax income from continuing operations; and

  •
  fixed charges.

        The term "fixed charges" means the sum of the following:

  •
  interest expensed and capitalized;

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest component within rental expenses.

Capitalization

        The following table sets forth our cash and capitalization that we would have had as of December 31, 2004 if our January 2005 offering of $45 million in aggregate principal amount of unregistered 8.75% senior notes had been completed on that date.

December 31, 2004
(Dollars in millions)
Cash	$70.6

Debt:
Revolving credit facility(a)	—
Capital lease obligations and other	3.4
8.75% senior notes due 2014	200.0

Total debt	203.4
Total stockholder's equity	4.6

Total capitalization	$208.0

(a)
Our revolving credit facility provides for available borrowings of up to $30 million in revolving loans. We have the option, subject to certain conditions, to increase the amount we are permitted to borrow under the facility to $50 million. As of December 31, 2004, we believe we have satisfied those conditions. Available borrowings are subject to a borrowing base of eligible accounts receivable, inventory, machinery and equipment and real estate. Borrowings under our revolving credit facility are secured by substantially all of our assets and the assets of our existing subsidiaries. Our revolving credit facility also includes a subfacility for up to $15 million of letters of credit. As of December 31, 2004, we had $0.3 million of letters of credit outstanding and our borrowing base would have supported secured debt borrowings of the entire $30 million under our revolving credit facility. Available borrowings under the revolving credit facility will fluctuate and these fluctuations could be material. For more information about our revolving credit facility, see "Description of other indebtedness."

Selected consolidated historical financial data

        The following table sets forth our selected consolidated historical financial data for each of the five years in the period ended December 31, 2004. We derived the selected consolidated financial data as of December 31, 2000, 2001, 2002, 2003 and 2004 and for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 from our consolidated financial statements. The following selected consolidated financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, have been derived from our consolidated audited financial statements included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 2002 and as of and for the years ended December 31, 2001 and 2000 have been derived from our consolidated financial statements not included or incorporated by reference in this prospectus. The adjusted 2004 selected consolidated financial data are un-audited and reflect the issue of $200 million 8.75% Senior Notes as of January 1, 2004. The historical results presented are not necessarily indicative of future results and you should read this financial data in conjunction with the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes.

	Year ended December 31,
	2000	2001	2002	2003	2004	2004 As Adjusted(a)
	(Dollars in millions)
Operating data:
Net sales	$416.8	$351.3	$320.5	$435.5	$584.9	$584.9
Cost of sales	358.4	296.4	277.9	373.8	513.4	513.4
Selling, general and administrative expense	43.0	36.2	37.4	36.9	40.6	40.6
Refinancing costs	—	—	—	0.8	—	—
Loss (gain) on extinguishment of debt	—	—	—	(0.4)	2.4	2.4
Other income	(4.5)	(0.3)	(0.9)	—	(0.4)	(0.4)
Closed and excess facility costs	—	0.1	0.3	—	—	—

Operating income	19.9	18.9	5.8	24.4	28.9	28.9
Interest expense (net)	14.6	13.0	12.4	12.4	14.4	18.8
Income tax provision (benefit)	0.4	3.3	(1.1)	2.7	4.1	2.9

Income (loss) before discontinued operations	4.9	2.6	(5.5)	9.3	10.4	7.2
Loss from discontinued operations	(0.3)	(4.8)	(6.6)	(0.2)	(0.5)	(0.5)

Net income (loss)	$4.6	$(2.2)	$(12.1)	$9.1	$9.9	$6.7

Ratio of earnings to fixed charges(b)	1.3x	1.4x	— (c)	1.8x	1.9x	1.7x
Balance sheet data (at period end):
Working capital	$20.9	$18.5	$6.6	$14.9	$76.3	$122.5
Total assets	141.5	119.4	114.0	146.9	217.7	263.9
Total debt	113.7	97.4	103.0	107.8	158.4	203.4
Stockholder's (capital deficiency) equity	$(3.5)	$(5.9)	$(18.0)	$(5.4)	$4.6	$1.2

(a)
The 2004 "As Adjusted" column gives effect to our issuance of $200 million in aggregate principal amount of unregistered 8.75% senior notes, including the additional $45 million senior notes sold on January 27, 2005, as if such notes had been issued on January 1, 2004, excluding any interest income. The additional $45 million of senior notes were sold at a premium of 5% of par. Net proceeds from the additional offering of approximately $46.2 million increased the Company's cash balance. Additional interest expense of approximately $4.0 million, net of income tax benefit of $1.3 million, has been reflected in the 2004 "As Adjusted" operating data.

(b)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) plus income taxes and fixed charges (excluding capitalized interest), and exclude the cumulative effect of a change in accounting principle. Fixed charges consist of interest expense, amortization of debt issuance costs and the estimated portion of rental expenses deemed a reasonable approximation of the interest factor.

(c)
Earnings were insufficient to cover fixed charges by $6.9 million for the year ended December 31, 2002.

The exchange offer

Purpose and effect of exchange offer; registration rights

        We initially issued $125 million in aggregate principal amount of our unregistered 8.75% senior notes on March 15, 2004. Subsequently, we issued on May 17, 2004 an additional $30 million in aggregate principal amount of the unregistered notes and an additional $45 million in aggregate principal amount of the unregistered notes on January 28, 2005. Concurrent with the issuance of these unregistered notes, we entered into registration rights agreements with the initial purchasers of these unregistered notes in which we agreed to:

  •
  file an exchange offer registration statement with the SEC to:

  •
  exchange the unregistered notes for the exchange notes, which notes will have substantially the same terms as the unregistered notes but will now be registered under the Securities Act; and

  •
  exchange the guarantees related to the unregistered notes for registered guarantees related to the exchange notes, which guarantees will have substantially the same terms as the original guarantees but will now be registered under the Securities Act;

  •
  to use reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act and as soon as practicable, but no later than 30 days, after the exchange offer registration statement is declared effective by the SEC, to offer the exchange notes in exchange for surrender of the unregistered notes;

  •
  to keep the registered exchange offer open for at least 20 days after the date notice of the registered exchange offer is mailed to the holders of the unregistered notes; and

  •
  to complete the exchange offer by May 14, 2005.

        If you participate in the exchange offer, you will receive an exchange note of equal principal amount and, with limited exceptions, receive securities that are freely tradable and not subject to restrictions on transfer. See "—Resales of Exchange Notes" for more information relating to your ability to transfer the exchange notes.

        If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, you will not have any further registration rights. In that case, your unregistered notes will continue to bear interest at the rate 8.75% per annum and will continue to be subject to all of the terms and conditions specified in the indenture, including restrictions on transfer under the Securities Act.

        Each broker-dealer that receives exchange notes for its own account in exchange for unregistered notes, where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See "Plan of Distribution."

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

Shelf registration

        In the registration rights agreements, we agreed to file a shelf registration statement only if:

  •
  applicable interpretations of the staff of the SEC do not permit us to effect a registered exchange offer in the manner described above;

  •
  for any reason, we do not consummate the registered exchange offer on or before May 14, 2005; or

  •
  one of the initial purchasers of the unregistered notes notifies us within 30 days following consummation of the registered exchange offer that unregistered notes held by it are not eligible to be exchanged for exchange notes in the registered exchange offer, then, we will, subject to specific exceptions,

  •
  promptly file a shelf registration statement with the SEC covering resales of the unregistered notes or the exchange notes, as the case may be;

  •
  and use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act and as soon as practicable, but no later than 30 days, after the exchange offer registration statement is declared effective by the SEC, to offer the exchange notes in exchange for surrender of the unregistered notes; and

  •
  keep the shelf registration statement effective until the earliest of:

  •
  the expiration of the time period referred to in Rule 144(k) under the Securities Act; and

  •
  the date on which all unregistered notes registered under the shelf registration statement are disposed of in accordance therewith.

        We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the unregistered notes or the exchange notes, as the case may be. A holder selling such unregistered notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to some of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such noteholder, including particular indemnification obligations.

Additional interest

        We will pay additional cash interest on the applicable unregistered notes and exchange notes, subject to specific exceptions, if:

  •
  we fail to complete the exchange offer on or prior to the date specified for such completion; or

  •
  a shelf registration statement that is required to be filed by us is declared effective but thereafter ceases to be effective or usable during the period specified in the applicable registration rights agreement, subject to specific exceptions for limited periods of time.

        Following the occurrence of either of the above, the annual interest rate borne by the unregistered notes will be increased by 1.00% per annum until the exchange offer is completed, the shelf registration statement is declared effective or the unregistered notes become freely tradable under the Securities Act. If a shelf registration statement is required to be filed due to an unsold allotment of unregistered notes held by an initial purchaser, such unregistered notes will accrue additional interest if the shelf registration is not declared effective by the later of May 14, 2005 and 60 days after such initial purchaser informs us of such unsold amount. We will pay such additional interest on the regular interest payment dates.

        The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreements. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of each registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part of.

Terms of the exchange offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of unregistered notes. You may tender some or all of your unregistered notes only in integral multiples of $1,000. As of the date of this prospectus, $200,000,000 aggregate principal amount of the unregistered notes are outstanding.

        The terms of the exchange notes to be issued are identical in all material respects to the unregistered notes, except that the exchange notes have been registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer and the exchange notes will not have any right to additional interest. The exchange notes will be issued under and be entitled to the benefits of the Indenture dated as of March 15, 2004, among us and Wilmington Trust Company, as trustee.

        In connection with the issuance of the unregistered notes, we arranged for the unregistered notes to be issued and transferable in book-entry form through the facilities of Euroclear, Clearstream and DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through Euroclear, Clearstream and DTC.

        There will be no fixed record date for determining the eligible holders of the unregistered notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered notes when and if we have given oral, promptly confirmed in writing, or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purpose of receiving exchange notes from us and delivering them to such holders.

        If any tendered unregistered notes are not accepted for exchange because of an invalid tender or the occurrence of specific other events described herein, certificates for any such unaccepted unregistered notes will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the expiration of the exchange offer.

        Holders of unregistered notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes for exchange notes pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. It is important that you read the section "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

        If we successfully complete this exchange offer, any unregistered notes whose holders do not tender or which we do not accept in the exchange offer will remain outstanding and will continue to be subject to restrictions on transfer. The unregistered notes will continue to accrue interest, but, in general, the holders of unregistered notes after the exchange offer will not have further rights under the registration rights agreement, and we will not have any further obligation to register the unregistered notes under the Securities Act. In that case, holders wishing to transfer unregistered notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the exchange offer

        You must tender your unregistered notes in accordance with the requirements of this prospectus and the letter of transmittal to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if:

  •
  the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened which might materially impair our ability to proceed with the exchange offer, or a material adverse development in any existing action or proceeding with respect to us; or

  •
  all governmental approvals, which we deem necessary for the consummation of the exchange offer, have not been obtained.

Expiration date; extensions; amendment; termination

        The exchange offer will expire 5:00 p.m., New York City time, on                        , 2005, unless, in our sole discretion, we decide to extend it. In the case of any extension, we will notify the exchange agent orally, promptly confirmed in writing, or in writing of any extension. We will also notify the registered holders of unregistered notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

        To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

  •
  delay accepting any unregistered security;

  •
  waive any condition of the exchange offer; and

  •
  amend the terms of the exchange offer in any manner.

        We will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered notes as promptly as practicable. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of unregistered notes of such amendment in a reasonable manner.

        If we determine in our sole discretion that any of the events or conditions described in "—Conditions of the Exchange Offer" has occurred, we may terminate the exchange offer. If we decide to terminate the exchange offer, we may:

  •
  refuse to accept any unregistered notes and return any unregistered notes that have been tendered to the holders;

  •
  extend the exchange offer and retain all unregistered notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered notes to withdraw their tendered unregistered notes; or

  •
  waive the termination event with respect to the exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

        If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered notes, if the exchange offer would otherwise expire during that period.

        Any determination by us concerning the events described above will be final and binding upon parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the exchange notes

        The exchange notes will accrue interest from the date interest was last paid on the unregistered notes. If no interest has been paid on your unregistered notes, your exchange notes will accrue interest from and including September 15, 2004. Interest will be paid on the exchange notes semi-annually on March 15 and September 15 of each year, beginning on March 15, 2005.

Resale of exchange notes

        Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the unregistered notes may be offered for resale, resold and otherwise transferred by their holders, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  you are not engaged in, do not intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the unregistered notes or exchange notes;

  •
  you are not our "affiliate," as defined in Rule 405 under the Securities Act, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any or our "affiliates," within the meaning of Rule 405 under the Securities Act, to distribute the exchange notes;

  •
  if you are a broker-dealer, you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange notes; and

  •
  you are not acting on behalf of any person or entity that could not truthfully make these representations.

        If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal.

        If you are a broker-dealer that receives exchange notes in exchange for unregistered notes held for your own account, as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange notes received in exchange for unregistered notes. We have agreed that, for a period of 90 days after the date of this prospectus, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the exchange notes

        Upon consummation of the exchange offer, the exchange notes will have different CUSIP, Common Code and ISIN numbers from the unregistered notes.

        Securities that were issued under Regulation S that are not tendered for exchange will continue to clear through Euroclear and Clearstream under their original Common Codes and their ISIN numbers will remain the same. Regulation S securities, unless acquired by a manager as part of their original distribution, may be sold in the United States or to U.S. persons, and, upon any such transfer, a beneficial interest in the Regulation S global securities will be able to be exchanged for an interest in the exchange global security in accordance with procedures established by Euroclear or Clearstream and DTC.

        Beneficial interests in the restricted Regulation S global securities may be transferred to a person who takes delivery in the form of an interest in the Regulation S global securities upon receipt by the trustee of a written certification from the transferor, in the form provided in the indenture, to the effect that the transfer is being made in accordance with Rule 903 or 904 of Regulation S.

        We cannot predict the extent to which beneficial owners of an interest in the Regulation S global securities will participate in the exchange offer. Beneficial owners should consult their own financial advisors as to the benefits to be obtained from exchange.

Procedures for tendering

        The term "holder" with respect to the exchange offer means any person in whose name unregistered notes are registered on our agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered notes are held of record by DTC, Euroclear or Clearstream who desires to deliver such unregistered notes by book-entry transfer at DTC, Euroclear or Clearstream as the case may be.

        Except in limited circumstances, only a Euroclear participant, Clearstream participant or a DTC participant listed on a DTC securities position listing with respect to the unregistered notes may tender its unregistered notes in the exchange offer. To tender unregistered notes in the exchange offer:

  •
  holders of unregistered notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under "—Book-entry transfer" and in the letter of transmittal; or

  •
  Euroclear participants and Clearstream participants on behalf of the beneficial owners of unregistered notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream, as the case may be, which include transmission of a computer-generated message to Euroclear or Clearstream, as the case may be, in lieu of a letter of transmittal. See the term "agent's message" under "—Book-Entry Transfer."

        In addition, either:

  •
  the exchange agent must receive any corresponding certificate or certificates representing unregistered notes along with the letter of transmittal;

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered notes into the exchange agent's account at DTC, Euroclear or Clearstream according to their respective standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of unregistered notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered notes held by a holder of unregistered notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of unregistered notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "—Book Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC, Euroclear or Clearstream in accordance with their respective procedures will not constitute delivery to the exchange agent.

        If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either:

  •
  make appropriate arrangements to register ownership of the unregistered notes in your name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal as described in "—Withdrawal of Tenders" below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed therein, the unregistered notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered notes. If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered notes unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        In addition, we reserve the right in our sole discretion:

  •
  to purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date; and

  •
  to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-entry transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the unregistered notes at DTC, Euroclear or Clearstream for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. Any participant in Euroclear or Clearstream may make book-entry delivery of Regulation S unregistered notes by causing Euroclear or Clearstream to transfer such securities into the exchange agent's account in accordance with established Euroclear or Clearstream procedures for transfer. The exchange for tendered unregistered notes will only be made after a timely confirmation of a book-entry transfer of the unregistered notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC, Euroclear or Clearstream, as the case may be, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgment from a participant tendering unregistered notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed delivery procedures

        Holders who wish to tender their unregistered notes and:

  •
  whose unregistered notes are not immediately available;

  •
  who cannot deliver their unregistered notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or

  •
  who cannot complete DTC's, Euroclear's or Clearstream's respective standard operating procedures for electronic tenders before expiration of the exchange offer,

  •
  may tender their unregistered notes if:

  •
  the tender is made through an eligible institution;

  •
  before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered notes tendered and the principal amount of unregistered notes tendered;

  •
  stating that the tender offer is being made by guaranteed delivery; and

  •
  guaranteeing that, within three business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three business days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered notes according to the guaranteed delivery procedures set forth above.

Withdrawal of tenders

        Except as otherwise provided herein, tenders of unregistered notes may be withdrawn at any time prior to 5:00 p.m., New York City time,                         , 2005, the expiration date of the exchange offer, unless we decide to extend the expiration date in our sole discretion.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "—Exchange Agent"; or

  •
  for DTC, Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the unregistered notes to be withdrawn;

  •
  identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered notes to be withdrawn;

  •
  be signed by the person who tendered the unregistered notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the unregistered notes are to be re-registered, if different from that of the withdrawing holder.

        If unregistered notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the unregistered notes so withdrawn are validly re-tendered. Any unregistered notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn unregistered notes may be re-tendered by following the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Consequences of failure to exchange

        If you do not tender your unregistered notes to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they:

  •
  may be resold only if:

  •
  registered pursuant to the Securities Act;

  •
  an exemption from registration is available; or

  •
  neither registration nor an exemption is required by law; and

  •
  shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

        As a result of the restrictions on transfer and the availability of the exchange notes, the unregistered notes are likely to be much less liquid than before the exchange offer. Following the consummation of the exchange offer, in general, holders of unregistered notes will have no further registration rights under the registration rights agreement.

Exchange agent

        Wilmington Trust Company has been appointed as the exchange agent for the exchange of the unregistered notes. Questions and requests for assistance relating to the exchange of the unregistered notes should be directed to the exchange agent addressed as follows:

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration Telephone: (302) 651-1000 Facsimile: (302) 636-4140

Fees and expenses

        We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

        We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes whether imposed on the registered holder or any other person, if:

  •
  certificates representing exchange notes or unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered notes tendered;

  •
  tendered unregistered notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of unregistered notes under the exchange offer.

        If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Management's discussion and analysis of
financial condition and results of operations

Overview

        We have four operating segments:

  •
  Morgan Trailer, which manufactures and sells truck bodies;

  •
  Morgan Olson, which manufactures and sells step van bodies;

  •
  Truck Accessories, which manufactures and sells pickup truck caps and tonneau covers; and

  •
  Specialty Manufacturing, which manufactures precision metal components, provides metal machining services and manufactures expandable foam products for packaging and other applications.

        History and development.    We are wholly-owned by John Poindexter. In 1994, we issued $100 million of 12.50% senior notes due 2004. With the proceeds of that offering, we purchased from Mr. Poindexter (and other minority holders) the Truck Accessories and Specialty Manufacturing businesses. We also purchased a floor covering distribution business, Lowy Group, Inc., and its carpet manufacturing division, Blue Ridge Carpet Mills.

        In 1998, we disposed of the wholesale distribution and retail operations of Truck Accessories and focused Truck Accessories primarily on manufacturing. We also disposed of Lowy's Blue Ridge division and realized net cash proceeds of approximately $15.8 million that we used to pay down revolver borrowings.

        In 1999 we sold Lowy and used net proceeds of approximately $7.8 million to pay down revolver borrowings.

        In 2000, we acquired two companies: Universal Brixius, which has been integrated into the precision component manufacturing operations of Specialty Manufacturing, and KWS, a bulk material handling business. We disposed of KWS in 2002. In 2003, we acquired a truck body manufacturing operation and facility in Riverside, California and have merged it into Morgan Trailer. Morgan Trailer builds and mounts truck bodies at that facility. Also, during 2003, we sold Morgan Trailer's idle Monterrey, Mexico plant.

        In 2002, 2003 and 2004, we identified unprofitable operations for sale or closure, including KWS, the polymer products division operations of Truck Accessories, which produced polymer-based tonneau covers, the GemTop and Mid West Truck Aftermarket operations of Truck Accessories and the Marlin operations of Specialty Manufacturing, one of our foam packaging manufacturing plants. All of these operations have been treated as discontinued operations in our financial statements for all periods presented. Further detail is included below under "—Discontinued operations."

        During June 2003, we completed an exchange offer, in which we exchanged approximately $85 million of 12.50% senior secured notes due 2007 for the outstanding $85 million of 12.50% senior notes due 2004. We paid approximately $2.6 million in consent fees in connection with the exchange offer. In connection with the exchange offer, we secured our long-term debt with substantially all of our assets. The old notes had been unsecured. The exchange offer allowed us to extend the maturity of our long-term debt by three years. At the time of the exchange offer, we had been experiencing lower operating cash flows since 2001. We did not expect to have sufficient cash to pay the notes at maturity in 2004, and uncertain economic and bond market conditions at the time led us to extend and secure our debt through the exchange offer, rather than refinance the debt through a new debt offering. During September 2003, we purchased approximately $9 million of the 12.50% senior secured notes due 2007, using borrowings under our revolving credit facility, which reduced our 12.50% senior secured notes outstanding to approximately $76 million.

        During March 2004 we issued $125 million in aggregate principal amount of 8.75% senior notes due 2014. With the proceeds of that offering we redeemed the $76 million in aggregate principle amount of outstanding 12.50% senior secured notes due 2007, paid accrued interest of approximately $4 million and repaid outstanding borrowings under our revolving credit facilities and other loans of approximately $37 million. The remaining proceeds were used to pay the costs of the offering and provided about $8 million of cash for working capital use.

        At the same time as the issuance of $125 million in aggregate principal amount of 8.75% senior notes, we entered into a new $30 million revolving credit facility with a new lender. Under this revolving credit facility, we have the option, subject to certain conditions, to increase the amount we are permitted to borrow under the facility to $50 million. As of December 31, 2004, we believe we have satisfied those conditions. Available borrowings are subject to a borrowing base of eligible accounts receivable, inventory, machinery and equipment and real estate. Borrowings under our revolving credit facility are secured by substantially all of our assets and the assets of our existing subsidiaries. Our revolving credit facility also includes a subfacility for up to $15 million of letters of credit. As of December 31, 2004, we had $0.3 million letters of credit outstanding and our borrowing base would have supported secured debt borrowings of the entire $30 million under our revolving credit facility. Available borrowings under the revolving credit facility will fluctuate and these fluctuations could be material.

        In May 2004 and January 2005, we issued an additional $30 million and $45 million, respectively, in aggregate principal amount of our 8.75% senior notes due 2014, the proceeds from which increased our cash balances.

        On July 15, 2003, Mr. Poindexter acquired through Morgan Olson Corporation, the step van and service parts business of Grumman Olson Corporation. Mr. Poindexter contributed his stock in Morgan Olson to us upon the completion of the initial issuance of $125 million in aggregate principal amount of 8.75% senior notes due 2014. Morgan Olson is operated by us as a separate operating segment. Morgan Olson's results of operations are included in our historical financial statements from July 15, 2003, the original date of acquisition by Mr. Poindexter.

        On November 5, 2004, we acquired principally all of the assets of the Pace Edwards Company based in Centralia, Washington. Pace Edwards is a manufacturer of retractable tonneau covers for pick up trucks and is operated as a division of Truck Accessories. On December 15, 2004, we acquired the stock of Commercial Babcock Inc. based in Toronto, Canada. Commercial Babcock manufactures truck bodies for the eastern Canadian market and is operated as a division of Morgan Trailer.

        Factors influencing results of operations.    Demand for our products is highly cyclical and our results of operations are affected by general economic conditions and conditions specific to the industries in which we and our customers operate.

        Morgan Trailer's sales depend on the replacement cycle for delivery trucks, primarily in the general freight, moving and storage, parcel delivery and distribution industries. We estimate that customers typically replace delivery trucks every six to seven years. However, the replacement cycle is directly impacted by general economic conditions in the United States. In a weaker economy, customers will often defer purchases of new delivery trucks or retire old delivery trucks without replacement. In the early stages of a stronger economy, customers typically replace delivery trucks at a faster than normal rate, making purchases that were deferred in prior years. Morgan Trailer experienced a substantial decline in sales in 2001 and 2002 due to the weak economy. Morgan Trailer experienced a significant increase in sales in 2003 and 2004 as economic conditions improved. We expect general economic conditions to cause significant variability in Morgan Trailer's future results of operations and we cannot predict the extent of that impact. The acquisition of Commercial Babcock in December 2004 did not significantly influence Morgan Trailer's results of operations for 2004. However, Commercial Babcock's net sales of approximately $16 million in 2004 will provide Morgan Trailer with a significant presence in the eastern Canadian truck body market in the future. Commercial Babcock's operating income was $1.7 million for the year ended December 31, 2004 on a pro forma basis as if we had acquired it on January 1, 2004.

        Some of Morgan Trailer's sales are also seasonal. Approximately 25% of Morgan Trailer's unit sales are to companies that rent trucks on a short-term basis to consumers also known as consumer rental sales. The substantial majority of these sales are made during the first half of each calendar year.

        Morgan Olson is one of the nation's three largest manufacturers of step van bodies mounted on chassis provided by its customers. Step vans are specialized vehicles designed for multiple stop delivery applications and enable the driver of the truck to easily access the cargo area of the vehicle from the inside. Step vans are made to customer specifications for parcel, food, vending and uniform, linen and other delivery applications. Morgan Olson's step van bodies are installed on International, Ford, Freightliner and Workhorse truck chassis in body sizes ranging from 11 to 30 feet.

        Customers purchase step van bodies through dealers and distributors and directly from Morgan Olson through its direct sales force. Three customers, the United States Postal Service, United Parcel Service, Inc. and FedEx, purchase the substantial majority of step vans produced in the United States. Morgan Olson's end-user customers include these three customers along with Frito-Lay, Inc. and ARAMARK Corporation. The preferences and purchasing decisions of these customers will dramatically affect the results of operations of Morgan Olson. Morgan Olson has generated a significant portion of its revenues, since acquisition, from supplying step van bodies for delivery trucks purchased by the United States Postal Service. Morgan Olson was the primary supplier of step vans to the United States Postal Service through two truck chassis manufacturers, Workhorse Custom Chassis and Freightliner LLC. Morgan Olson completed performance under an agreement to provide step van bodies to the United States Postal Service in March 2004.

        In order to bid on future contracts to supply step vans to the United States Postal Service, Morgan Olson will need to obtain a chassis manufacturing partner and invest in the design and completion of a prototype and, in any event, may not be successful. Morgan Olson has generated substantial sales from other customers, including substantial sales from United Parcel Service, to offset the loss of business since its completion of the United States Postal Service contract in March 2004. Morgan Olson's agreement with United Parcel Service, however, was completed in February 2005. Failure to continue to generate substantial sales from other customers subsequent to the completion of the agreement with United Parcel Service may have a material adverse affect on Morgan Olson's business.

        Morgan Olson also sells step van body service parts through its dealers and distributors and direct to customers. Parts and service sales were $12.7 million in 2004. Morgan Olson is a major supplier of service parts for step vans manufactured by it for the United States Postal Service under an agreement of indefinite term that is reviewed annually. The United States Postal Service has the right to terminate the agreement for convenience at any time. We believe Morgan Olson's relationship with the United States Postal Service is good. However, there can be no assurance that the parts supply agreement will continue at all or for any length of time.

        Truck Accessories' sales are directly related to sales of new pickup trucks. Pickup truck sales are cyclical and depend on general economic conditions and factors that affect the automotive industry, such as consumer preferences, fuel costs, consumer spending levels, new model introductions and interest rates. General economic conditions and the above factors have in the past caused variability in Truck Accessories' results of operations. We expect these factors will cause variability in the future, although we cannot predict the extent of such variability.

        Truck Accessories expanded its product offerings through the acquisition of certain assets of the Pace Edwards Company in November 2004. Pace Edwards manufactures and sells retractable hard tonneau covers for use on pick up trucks. Pace Edwards net sales were $17.2 million and it's operating income was $2.4 million for the year ended December 31, 2004.

        Specialty Manufacturing sells products primarily to companies in the energy services, consumer electronics and automotive industries. Specialty Manufacturing's sales dropped substantially from 2001 to 2002 and did not rebound until 2004, primarily as a result of adverse economic conditions. Sales to customers in the energy services business, which represented 28% of Specialty Manufacturing's sales during 2004, depend upon the level of exploration and production of oil and gas.

        We experienced a 34% increase in sales during 2004 compared to 2003, however, our operating income during 2004 was negatively affected by significant raw material cost increases primarily during the first nine months of the year with an acceleration of those increases in the third quarter.

        Our ability to increase the prices that we charge our customers for our products and offset the raw material cost increases varies by each of our business segments. Morgan Trailer and the industry that it operates in is dependant upon the delivery of chassis to complete its product with planned lead times of up to 120 days or more. This significantly reduced the benefit of price increases implemented by Morgan Trailer during the second, third and fourth quarters of 2004. We estimate that the unrecovered increases in raw material costs reduced Morgan Trailer's operating income by approximately $8 million during 2004. Morgan Olson experienced shorter chassis delivery lead times and the raw material cost increase did not have a significant effect on its operating income. Truck Accessories makes its products based on orders from its customers and generally turns the order around in 2 weeks and can therefore, respond to raw material price increases on a more timely basis. However, we estimate that the rapid increase in raw material prices in the third quarter of 2004 reduced Truck Accessories' operating income by approximately $0.5 million in that quarter. Specialty Manufacturing's purchasing practices include the pre buying of bulk quantities of resin that partially mitigated increased plastic resin costs and the machining business generally passes its raw material cost through to its customer.

        During 2003, we were successful in reducing costs at Morgan Trailer and Truck Accessories through personnel reductions and improved operating efficiency. Our operating margin improved at Morgan Trailer in 2003 compared to 2002 however, declined slightly in 2004 due to increased raw material costs. Truck Accessories' operating margin improved significantly in 2003 and 2004 compared to 2002. Our operating margin at Specialty Manufacturing decreased from 2002 to 2003 and increased slightly in 2004.

        The following table shows our net sales, operating income and operating income as a percentage of net sales for each segment for the years ended December 31, 2002, 2003 and 2004.

	Year ended December 31,
	2002	2003	2004
	(Dollars in millions)
Net Sales
Morgan Trailer	$148.4	$223.2	$315.5
Morgan Olson	—	34.6	71.0
Truck Accessories	118.0	122.8	135.4
Specialty Manufacturing Group	54.0	54.9	64.3
Eliminations	—	—	(1.3)

Consolidated	$320.4	$435.5	$584.9

Operating Income (Loss)
Morgan Trailer	$5.2	$16.0	$19.6
Morgan Olson	—	0.8	1.9
Truck Accessories	2.6	9.4	10.5
Specialty Manufacturing Group	3.9	1.8	2.8
JBPCO (Corporate)	(5.9)	(3.6)	(5.9)

Consolidated	$5.8	$24.4	$28.9

Operating Margin Percentage
Morgan Trailer	3.5%	7.2%	6.2%
Morgan Olson	—	2.3%	2.7%
Truck Accessories	2.2%	7.7%	7.8%
Specialty Manufacturing Group	7.2%	3.3%	4.3%
Consolidated	1.8%	5.6%	4.9%

        The following is a discussion of the key components of our results of operations:

        Source of revenues.    We derive revenues from:

  •
  Morgan Trailer's sales of truck bodies, parts and services.

  •
  Morgan Olson's sales of step van truck bodies, parts and services.

  •
  Truck Accessories' sales of pickup truck caps and tonneaus;

  •
  Specialty Manufacturing's sales of precision machining services, packaging and other products.

        Discounts, returns and allowances.    Our gross sales are reduced by discounts we provide to customers and returns and allowances in the ordinary course of our business. Morgan Trailer, Morgan Olson, and Truck Accessories provide discounts as they deem necessary to generate sales volume and remain price competitive. Discounts include payment terms discounts and discretionary discounts from list price.

        Cost of sales.    Cost of sales represents the costs directly associated with manufacturing our products and generally varies with the volume of products produced. The components of cost of sales are materials, labor and overhead. We have experienced significant increases in the cost of materials, such as aluminum, steel, fiberglass-reinforced plywood, lumber, fiberglass resin, truck cap windows and paint that has affected our operating profit margins. However, increased sales and the prices we charge for our products have mitigated the impact on our financial condition and results of operations. Additionally, we enter into supply contracts for some materials at a fixed price for up to one year and in some cases pre-buy bulk quantities of materials to manage materials costs. Overhead costs are allocated to production based on labor costs and include the depreciation and amortization costs associated with the assets used in manufacturing. At Truck Accessories, distribution costs are included in overhead.

        Selling, general and administrative expenses.    Selling, general and administrative expenses are made up of the costs of selling our products and administrative costs such as information technologies, accounting, finance, human resource and engineering. Costs include personnel and related costs including travel, equipment and facility rent expense and professional services such as audit fees. Selling, general and administrative expenses also includes our costs at corporate headquarters to manage and provide strategic support to our operating subsidiaries.

        Other income and expense.    Income and expenses that we incur during the year that are nonrecurring in nature and not directly comparable to the prior year are included in other income and expense or are separately identified such as debt issuance costs.

Basis of financial statements

        Various items in our financial statements have been restated for all prior periods, as described below.

        On March 15, 2004, we acquired from John Poindexter, the sole shareholder of the Company, the stock of Morgan Olson that he had acquired effective July 15, 2003. The results of operations for all periods presented have been restated to reflect the merger on a basis similar to a pooling of interests so as to combine the financial statements of both companies for the period they were under common control.

        During 2004 MIC Group, which is included in Specialty Manufacturing, reclassified certain manufacturing overhead costs from selling, general and administrative expense to cost of sales, consistent with our other subsidiaries.

        In 2004 we sold the Midwest Truck Aftermarket operations of Truck Accessories. In 2003, we sold the GemTop operations of Truck Accessories and the Marlin, Texas plant of Specialty Manufacturing's foam packaging operations. In 2002, we completed the sale of the KWS operations of Specialty Manufacturing and closed our polymer products division of Truck Accessories. Accordingly, all of these operations have been treated as discontinued in the consolidated financial statements for all periods presented, as described below in "Discontinued Operations". Income we have received, or expenses we have incurred, from previously disposed of operations are also reported in "Discontinued operations."

Critical accounting policies and estimates

        The discussion and analysis of financial condition and the results of operations are based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States. The preparation of these financial statements requires the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The estimates are evaluated continually, including those related to warranties offered on products, self-insurance reserves, bad debts, inventory obsolescence, investments, intangible assets and goodwill, income taxes, financing operations, workers' compensation insurance, and contingent liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        We believe the following are our most critical accounting policies used in the preparation of our financial statements.

        Revenue Recognition.    Revenue is recognized upon shipment of the product to customers, except for Morgan Trailer and Morgan Olson where revenue is recognized when title transfers to the customer upon final body assembly, quality inspection and customer notification. We classify amounts billed to customers related to shipping and handling as revenue. The costs associated with the shipping and handling revenue are included in cost of sales.

        Warranties.    Reserves for costs associated with fulfilling warranty obligations offered on Truck Accessories, Morgan Trailer and Morgan Olson products are established based on historical experience and an estimate of future claims. Increases in the incidence of product defects would result in additional reserves being required in the future and would reduce income in the period of such determination.

        Self-Insurance risks.    We utilize a combination of insurance coverage and self-insurance programs for property, casualty, workers' compensation and health care insurance. We record an actuarially determined, fully developed self-insurance reserve to cover the self-insured portion of these risks based on known facts and historical industry trends. Changes in the assumptions used by the actuary could result in a different self-insurance reserve.

        Income taxes.    We estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and financial reporting purposes. These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheet. We then assess the likelihood that the deferred tax assets will be recovered from future taxable income, and, to the extent recovery is not likely, a valuation allowance is established. When an increase in this allowance within a period is recorded, we include an expense in the tax provision in the consolidated statements of operations. Management's judgment is required in determining the provision (benefit) for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against the net deferred tax assets. We had a deferred tax asset related to net operating loss carryforwards of approximately $7.2 million and $20.8 million as of December 31, 2004 and 2003, respectively. We had recorded a valuation allowance of $1.9 million against this deferred tax asset as of December 31, 2003 that was reduced to zero as of December 31, 2004 as we believe that this deferred tax asset is realizable. We had a deferred tax asset related to a capital loss carryforward of approximately $1.4 million at December 31, 2004 and recorded a valuation allowance of an equal amount against the asset as it is uncertain as to whether it will be realized. While our deferred tax assets are considered realizable, actual amounts could be reduced if future taxable income is not achieved.

        Inventory valuation.    Our inventories mainly consist of raw materials, supplies and work-in-progress. Because our largest segments, Morgan Trailer, Morgan Olson and Truck Accessories primarily produce products to the customer's order, we maintain a relatively small stock of finished goods inventories. Inventories are stated at the lower of cost (first-in, first-out method) or market. We record reserves against the value of inventory based upon our determination that the inventory is not usable in our products. These reserves are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from our expectations.

        Accounts receivable.    We provide credit to our customers in the ordinary course of business. We are not aware of any significant credit risks related to our customer base and do not generally require collateral or other security to support customer receivables. The carrying amount of our accounts receivable approximate the fair value of the receivables because of their short-term nature with payment typically due within 30 days after we send an invoice. We establish an allowance for doubtful accounts on a case by case basis when we believe that we are unlikely to receive payment in full of amounts owed to us. We must make a judgment in these cases based on available facts and circumstances and we may record a reserve against a customer's account receivable. We reevaluate the reserves and adjust them as we obtain more information regarding the account. The collectability of trade receivables could be significantly reduced if there is a greater than expected rate of defaults or if one or more significant customers experience financial difficulties or are otherwise unable to make required payments.

        Goodwill and long-lived assets impairment.    We perform a test of our goodwill for potential impairment annually as of October 1 as prescribed by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles. The fair value of our reporting units is based on acquisition multiples, which are derived from information and analysis of recent acquisitions in the market place for companies with similar operations. Changes in the assumptions used in the fair value calculation could result in an estimated reporting unit fair value that is below the carrying value, which may give rise to an impairment of our goodwill. In addition to the annual review, we also test for impairment of our long-lived assets, goodwill and intangible assets should events or circumstances indicate a potential reduction in the fair value of those assets below their carrying value.

Comparison of 2004 to 2003

        Sales.    Our consolidated net sales increased $149.4 million, or 34.3%, to $584.9 million for the year ended December 31, 2004 compared to $435.5 million for the year ended December 31, 2003.

  •
  Morgan Trailer's net sales increased $92.3 million, or 41.4%, to $315.5 million for the year ended December 31, 2004 compared to $223.2 million for the year ended December 31, 2003. The increase resulted from a 32.7% increase in the number of units shipped to approximately 38,000 units. Net sales increased by a greater percentage than number of units shipped because of a greater increase in higher priced commercial unit shipments and price increases on all products. The average price increase across all products was 4.5% for 2004 compared to 2003. Shipment of units to consumer rental companies that are historically large production runs completed in the first and second quarters of the year, and generally command a lower unit price, increased approximately 31% in 2004 compared to 2003 including a 136% increase in the fourth quarter of 2004 as 2005 production was accelerated into 2004. Shipments of commercial units that represented about 80% of Morgan Trailer's total sales this year, increased by 44% to $252.7 million in 2004 from $175.4 million in 2003 as Morgan Trailer's major fleet customers, distributors and dealers increased new truck body purchases from Morgan Trailer. This increase in commercial sales reflected an improvement in general economic conditions. The increase in purchases by the major fleet companies reflected a favorable change in the replacement cycle of their fleets. Discounts remained flat at $10.8 million and decreased to 3.3% of gross sales compared to 4.6% during 2003. The acquisition of Commercial Babcock in December of 2004 added $0.7 million of sales in Canada for 2004.

  •
  Morgan Olson's net sales for 2004 were $71.0 million compared to $34.6 million for 2003. This significant increase was largely due to sales for the six month period ended June 30, 2004 of $25.8 million for which we do not have sales for the comparable period in 2003 as we acquired Morgan Olson out of bankruptcy in July 2003. Sales for the six months ended December 31, 2004 increased $10.6 million or 30.8% compared to the same period of 2003 due to sales to UPS of $23.0 million offset by a decrease in sales to the United States Postal Service.

  •
  Truck Accessories' net sales increased $9.9 million, or 8.1%, during 2004 compared to 2003, excluding Pace Edwards that was acquired in November 2004. Net sales for 2004 were $135.4 million, compared to $122.8 million for 2003, and included $2.7 million of net sales by Pace Edwards. The increase was due to a 3.2% increase in unit shipments in 2004 compared to 2003, a 4.9% increase in net sales price and changes in the mix of products sold. Sales of pickup trucks in the United States and Canada, a leading indicator of Truck Accessories' business, rose by approximately 3.3% over the same period.

  •
  Specialty Manufacturing's net sales increased by $9.4 million, or 17.1%, to $64.3 million for the year ended December 31, 2004 compared to $54.9 million for the year ended December 31, 2003. Sales to customers in the energy services business represented 28% of Specialty Manufacturing's sales during 2004, and sales to these customers increased 15% to $22.2 million compared to $19.3 million during 2003. The increase resulted from increased oil and gas exploration activity during 2004. Other sales increased by 18.3% to $42.2 million during 2004 compared to $35.7 million during 2003. Sales of plastic based packaging products increased $4.2 million or 19.3% on increased demand from customers in the consumer electronics industry.

        Backlog.    Consolidated backlog was $127.2 million as of December 31, 2004 compared to $100.2 million as of December 31, 2003.

  •
  Morgan Trailer's backlog at December 31, 2004 was $101.9 million compared to $72.0 million at December 31, 2003. The increase from a year earlier was due primarily to additional commercial unit orders from Morgan Trailer's major fleet customers during 2004.

  •
  Morgan Olson's backlog was $8.1 million at December 31, 2004 compared to $13.7 million at December 31, 2003. The backlog at the end of 2003 included orders for step vans for the United States Postal Service supplied under a contract that was completed in the first quarter of 2004.

  •
  Truck Accessories' backlog of approximately two weeks of production was $4.6 million at December 31, 2004 compared to $4.3 million as of December 31, 2003.

  •
  Specialty Manufacturing's backlog at December 31, 2004 was $12.6 million compared to $10.2 million at December 31, 2003.

        Cost of sales and gross profit.    Our consolidated cost of sales increased by $139.7 million, or 37.4%, to $513.5 million for the year ended December 31, 2004 compared to $373.8 million for the year ended December 31, 2003. Consolidated gross profit increased by $9.7 million, or 15.7%, to $71.4 million (12.2% of net sales) for the year ended December 31, 2004 compared to $61.7 million (14.2% of net sales) for the year ended December 31, 2003.

  •
  Morgan Trailer's gross profit increased by $4.4 million, or 14.5%, to $35.1 million (11.1% of its net sales) for the year ended December 31, 2004 compared to $30.6 million (13.7% of its net sales) for the year ended December 31, 2004. The decrease in the gross margin as a percentage of net sales was due to an increase in material costs partially offset by the improved absorption of overhead and improved labor efficiency on higher sales. Material cost increases reflect material used to manufacture product that had been booked into backlog prior to product price increases taking effect. During 2004, Morgan Trailer implemented a 6% price increase on truck body products during the second quarter, a 3.5% cost pass-through on certain options during the third quarter and a 3.8% increase on truck bodies during the fourth quarter. However, the industry practice of honoring price quotes to customers for 30 days, an unusually large increase in orders late in 2003 and early 2004, and long production lead times due to chassis delivery schedules, significantly reduced the benefit of the price increases. Morgan Trailer estimated that the unrecovered increases in raw material costs reduced operating income by approximately $8.0 million or by approximately $0.8 million in the first quarter, $4.2 million in the second quarter and $3.0 million in the third quarter. An additional 5% increase on truck bodies was implemented in February 2005.

  •
  Morgan Olson's gross profit increased by $2.3 million, or 47.0%, to $7.1 million (9.9% of its net sales) for the year ended December 31, 2004 compared to $4.8 million (13.9% of its net sales) for the period from July 15, 2003, the date of its acquisition, to December 31, 2003. The decline in the gross profit margin was due primarily to a four percentage point increase in labor costs relative to sales caused by high labor turnover, hiring and training costs, and increased wage rates all associated with a ramp-up in production to meet higher sales demand.

  •
  Truck Accessories' gross profit increased by $1.5 million, or 8.0%, to $20.2 million (14.9% of its net sales) for the year ended December 31, 2004 compared to $18.7 million (15.2% of its net sales) for the year ended December 31, 2003.

  •
  Specialty Manufacturing's gross profit increased $1.5 million, or 20.0%, to $9.2 million (14.2% of its net sales) for the year ended December 31, 2004 compared to $7.6 million (13.9% of its net sales) for the year ended December 31, 2003. Increased material costs were more than offset by improved absorption of overhead on higher sales.

        Selling, general and administrative expenses.    Our consolidated selling, general and administrative expenses increased $3.7 million, or 10.0%, to $40.6 million (6.9% of net sales) for the year ended December 31, 2004 compared to $36.9 million (8.5% of net sales) for the year ended December 31, 2003.

  •
  Morgan Trailer's selling, general and administrative expenses increased $1.0 million, or 6.9%, to $15.5 million (4.9% of its net sales) for the year ended December 31, 2004 compared to $14.5 million (6.5% of its net sales) for the year ended December 31, 2003. The increase was due primarily to increased managerial personnel and related costs. Control of administrative costs in general reduced the level of expense relative to sales.

  •
  Morgan Olson's selling, general and administrative expenses increased by $0.9 million, or 23.0%, to $4.9 million (7.0% of its net sales) for the year ended December 31, 2004 compared to $4.0 million (11.6% of its net sales) for the period from July 15, 2003, the date of its acquisition, to December 31, 2003. Expenses for 2003 included a $0.8 million management fee paid to Southwestern Holdings, Inc. for services provided by John Poindexter.

  •
  Truck Accessories' selling, general and administrative expenses increased by $0.5 million, or 4.9%, to $9.7 million (7.1% of its net sales) for the year ended December 31, 2004 from $9.2 million (7.5% of its net sales) for the year ended December 31, 2003. The acquisition of Pace Edwards in November added $0.6 million of expenses to 2004.

  •
  Specialty Manufacturing's selling, general and administrative expenses increased by $0.8 million, or 12.7%, to $6.8 million (10.5% of its net sales) for the year ended December 31, 2004 from $6.0 million (10.9% of its net sales) for the year ended December 31, 2003.

  •
  Corporate selling, general and administrative expenses during the 2004 period increased $0.6 million or 17.9% to $3.7 million from $3.1 million for the year ended December 31, 2003 primarily as a result of additional personnel and their associated costs of $0.3 and additional audit fees of approximately $0.2 million.

        Loss on extinguishment of debt and refinancing costs.    Effective with our offering on March 15, 2004 of $125.0 million in aggregate principal amount of 8.75% senior notes due in 2014, we repaid our then outstanding revolving loan facilities and, effective April 15, 2004, we repaid the 12.5% senior secured notes that were due 2007. As a result, the remaining debt issuance costs of $2.4 million associated with those borrowings were written off to expense. Effective June 10, 2003, we completed an exchange offer of our then outstanding 12.5% senior notes due 2004 for an equal amount of 12.5% senior secured notes due 2007 and expensed the refinancing costs associated with the offer of $0.8 million for the year ended December 31, 2003. Effective September 29, 2003, we recorded a $0.4 million gain on the purchase and cancellation of $9.1 million principal amount of outstanding 12.5% senior secured notes due 2007.

        Other income.    Our other income during the period ended December 31, 2004 of $0.4 million was primarily a death benefit from a life insurance policy on the life of a former executive of Specialty Manufacturing.

        Operating income.    Due to the effect of the factors summarized above, consolidated operating income increased by $4.5 million, or 18.4%, to $28.9 million (4.9% of net sales) for the year ended December 31, 2004 from $24.4 million (5.6% of net sales) for the year ended December 31, 2003.

  •
  Morgan Trailer's operating income increased by $3.6 million, or 22.5%, to $19.6 million (6.2% of its net sales) for the year ended December 31, 2004 compared to $16.0 million (7.2% of its net sales) for the year ended December 31, 2003. The decline in operating income as a percentage of sales was due to increased raw material costs.

  •
  Morgan Olson's operating income increased by $1.1 million, or 137.5%, to $1.9 million (2.7% of its net sales) for the year ended December 31, 2004 compared to $0.8 million (2.3% of its net sales) for the period from July 15, 2003, the date of its acquisition, to December 31, 2003. However, excluding the management fee of $0.8 million paid to Southwestern Holdings, Inc. in 2003, operating income increased $0.3 million or 19%.

  •
  Truck Accessories' operating income increased by $1.1 million, or 11.7%, to $10.5 million (7.8% of its net sales) for the year ended December 31, 2004 compared to $9.4 million (7.7% of its net sales) for the year ended December 31, 2003.

  •
  Specialty Manufacturing's operating income increased by $1.0 million, or 55.6%, to $2.8 million (4.3% of its net sales) for the year ended December 31, 2004, compared to $1.8 million (3.3% of its net sales) for the year ended December 31, 2003, on increased gross profits from both its machining services and plastics based packing material operations.

  •
  Corporate expenses increased $2.3 million to $5.9 million for the year ended December 31, 2004, compared to $3.6 million for the year ended December 31, 2003. The increase was due primarily to the loss on extinguishment of debt of $2.4 million.

        Interest expense.    Consolidated interest expense increased $2.1 million, or 16.9% to $14.5 million (2.5% of net sales) for the year ended December 31, 2004 compared to $12.4 million (2.9% of net sales) for the year ended December 31, 2003. The increase was primarily as a result of a $44.5 million increase in average total debt during 2004 compared to 2003 and approximately $0.8 million of additional interest on the 2007 senior secured notes that we retired on April 15, 2004, thirty days after the issuance of our $125.0 million senior notes, offset by a 2.7% decrease in the effective interest rate on our debt.

        Discontinued Operations.    Our loss from discontinued operations of $0.5 million, net of an income tax benefit, for the year ended December 31, 2004, consisted primarily of the operating losses of MTA of $0.2 million and goodwill of $0.3 million, which was written off to expense, associated with MTA.

        Tax provision.    Our income tax provision for the years ended December 31, 2004 and 2003 differ from amounts computed based on the federal statutory rate due to state and foreign taxes in jurisdictions where our net operating loss carry forwards that were otherwise available were not available to reduce current period income. During the year ended December 31, 2004 we reversed the valuation allowance of $1.9 million recorded against the net operating loss carry forwards which reduced the provision for income taxes by $1.9 million. Also, during 2004, we created a deferred tax asset of $1.4 million for the prior year income tax provision to return differences related to capital loss carryforwards. We increased the valuation allowance by an equal amount and the provision for income taxes remained unchanged. During the year ended December 31, 2003, we reduced the amount of the valuation allowance by $0.8 million and reduced other tax reserves by $0.9 million for prior year provision to return differences, which reduced the provision for income taxes by $1.7 million.

Comparison of 2003 to 2002

        Sales.    Consolidated net sales increased $115.1 million, or 35.9%, to $435.5 million for the year ended December 31, 2003 compared to $320.4 million for the year ended December 31, 2002.

  •
  Morgan Trailer's net sales increased $74.8 million, or 50.4%, to $223.2 million for the year ended December 31, 2003 compared to $148.4 million for the year ended December 31, 2002. The increase resulted from a 45% increase in the number of units shipped to approximately 29,000 units. Net sales increased by a greater percentage than number of units shipped because of a change in the mix of products sold, and not because of improved pricing. Shipment of units to consumer rental companies increased approximately 17% in 2003 compared to 2002. Shipments of commercial units (representing about 75% of Morgan Trailer's total sales in 2003) increased by 57% to $175.4 million in 2003 from $108.1 million in 2002 as Morgan Trailer's major fleet customers, distributors and dealers increased new truck body purchases from Morgan Trailer. This increase in commercial sales reflected an improvement in general economic conditions. The increase in purchases by the major fleet companies reflected a favorable turn in the replacement cycle of their fleets. Discounts increased to $10.8 million (4.8% of gross sales) compared to $5.3 million (4% of gross sales) for 2002 as a result of increased sales volume.

  •
  Morgan Olson contributed $34.6 million of sales for the period from July 15, 2003, the date of its acquisition, to December 31, 2003. $18.2 million or 53.0% of sales were to the United States Postal Service.

  •
  Truck Accessories' net sales increased $4.8 million, or 4.0%, to $122.8 million for the year ended December 31, 2003 compared to $118.0 million for the year ended December 31, 2002. The increase resulted in part from a 0.5% increase in unit shipments in 2003 compared to 2002. The remaining increase in sales was due to improved tonneau and parts pricing and increased sales of premium caps. Sales of pickup trucks in the United States and Canada, an indicator of Truck Accessories' business, rose by approximately 1.1% over the same period.

  •
  Specialty Manufacturing's net sales increased by $0.9 million, or 1.7%, to $54.9 million for the year ended December 31, 2003 compared to $54.0 million for the year ended December 31, 2002. Sales to customers in the energy services business represented 35% of Specialty Manufacturing's sales during 2003, and sales to these customers increased 11% to $19.3 million during 2003 compared to $17.4 million during 2002. The increase resulted from higher oil and gas exploration activity during 2003. The remaining sales decreased by 2.6% to $35.7 million during 2003 compared to $36.6 million during 2002 as a result of lower sales to customers in the automotive and electronics industries.

        Cost of sales and gross profit.    Consolidated cost of sales increased by $95.9 million, or 34.5%, to $373.8 million for the year ended December 31, 2003 compared to $277.9 million for the year ended December 31, 2002. Consolidated gross profit increased by $19.1 million, or 44.9%, to $61.7 million (14.2% of net sales) for 2003 compared to $42.6 million (13.3% of net sales) for 2002.

  •
  Morgan Trailer's gross profit increased by $13.1 million, or 74.9%, to $30.6 million (13.7% of its net sales) for the year ended December 31, 2003 compared to $17.5 million (11.8% of its net sales) for the year ended December 31, 2002. Gross profits increased because of higher sales. The gross profit margin increased as a result of lower overhead partially offset by higher labor and material costs relative to sales.

  •
  Morgan Olson's gross profit was $4.8 million or 13.8% of sales for the period subsequent to its acquisition in 2003.

  •
  Truck Accessories' gross profit increased by $4.5 million, or 31.7%, to $18.7 million (15.2% of its net sales) for the year ended December 31, 2003 compared to $14.3 million (12.0% of its net sales) for the year ended December 31, 2002. Truck Accessories' cost of sales was virtually unchanged in 2003 compared to 2002, while sales increased by 3.3%, increasing the gross profit margin percentage from 12.1% to 15.2%. During 2002, Truck Accessories experienced higher labor and materials costs, as a percentage of sales, at its Leer division and new product and option introductions resulted in higher material costs and inefficiencies in the manufacturing processes.

  •
  Specialty Manufacturing's gross profit decreased $3.3 million, or 30.3%, to $7.6 million (13.9% of its net sales) for the year ended December 31, 2003 compared to $10.9 million (20.2% of its net sales) for the year ended December 31, 2002 primarily due to increased raw material costs as a percentage of sales, related to machining services provided to a significant customer. Previously, the customer had provided raw materials to be processed under a tolling arrangement. In 2003, the terms of the arrangement were modified such that Specialty Manufacturing Group purchased and maintained an inventory of the raw materials, produced the components and sold the components to the customer. Specialty Manufacturing Group did not recover the increased material costs and related carrying costs through sufficient incremental sales to this customer.

        Selling, general and administrative expenses.    Consolidated selling, general and administrative expenses increased $0.5 million, or 1.3%, to $36.9 million (8.5% of net sales) for the year ended December 31, 2003 compared to $37.4 million (11.7% of net sales) for the year ended December 31, 2002.

  •
  Morgan Trailer's selling, general and administrative expenses increased by $2.3 million, or 18.7%, to $14.6 million (6.5% of its net sales) for the year ended December 31, 2003 compared to $12.3 million (8.3% of its net sales) for the year ended December 31, 2002. The increase resulted primarily from incentives paid to our sales and management personnel as a result of increased sales.

  •
  Morgan Olson's selling, general and administrative expenses were $4.0 million or 11.6% of sales and included an $0.8 million management fee expense paid to Southwestern Holdings, Inc., a company owned by John Poindexter, for his services.

  •
  Truck Accessories' selling, general and administrative expenses decreased by $2.4 million, or 20.7%, to $9.2 million (7.5% of its net sales) for the year ended December 31, 2003 from $11.6 million (9.8% of its net sales) for the year ended December 31, 2002. The decrease was due to reductions in administrative personnel and associated costs.

  •
  Specialty Manufacturing's selling, general and administrative expenses decreased by $1.5 million, or 20.0%, to $6.0 million (10.9% of its net sales) for the year ended December 31, 2003 from $7.5 million (14.1% of its net sales) for the year ended December 31, 2002. The decrease was due to a 10% reduction in personnel and related costs.

  •
  Corporate selling, general and administrative expenses during 2003 declined $2.9 million or 48.3% to $3.1 million from $6.0 million during, 2002 as a result of personnel reductions and their associated costs of approximately $0.8 million and due to a casualty insurance related expense to increase reserves for all operations of $1.3 million recorded in 2002.

        Gain on extinguishment of debt.    During September 2003, we recorded a gain of $0.4 million on our purchase and cancellation of $9.1 million in aggregate principal amount of our 12.50% senior secured notes due 2007.

        Other income and expense.    Exchange offer costs of $0.8 million during the year ended December 31, 2003 were incurred in connection with the exchange of our 12.50% senior notes due 2004 for our 12.50% senior secured notes due 2007.

        Operating income.    Due to the effect of the factors summarized above, consolidated operating income increased by $18.6 million, or 320.1%, to $24.4 million (5.6% of net sales) for the year ended December 31, 2003 from $5.8 million (1.8% of net sales) for the year ended December 31, 2002.

  •
  Morgan Trailer's operating income increased by $10.8 million, or 207.7%, to $16.0 million (7.2% of its net sales) for the year ended December 31, 2003 compared to $5.2 million (3.5% of its net sales) for the year ended December 31, 2002 due to higher sales and improved overhead absorption.

  •
  Morgan Olson's operating income was $0.8 million or 2.3% of sales for the 2003 period subsequent to acquisition.

  •
  Truck Accessories' operating income increased by $6.8 million, or 261.5%, to $9.4 million (7.7% of its net sales) for the year ended December 31, 2003 compared to $2.6 million (2.2% of its net sales) for the year ended December 31, 2002 primarily due to higher sales resulting from improved product design and pricing at Leer and lower selling, general and administrative costs throughout Truck Accessories.

  •
  Specialty Manufacturing's operating income decreased by $2.2 million, or 52.5%, to $1.8 million (3.3% of its net sales) for the year ended December 31, 2003, compared to $4.0 million (7.3% of its net sales) for the year ended December 31, 2002, due primarily to higher material costs.

  •
  Corporate expenses decreased $2.3 million to $3.6 million for the year ended December 31, 2003, compared to $5.9 million for the year ended December 31, 2002. The decrease was primarily due to personnel reductions and their associated costs of approximately $0.8 million and due to a casualty insurance related expense to increase reserves by $1.3 million for all operations recorded in 2002.

        Interest expense.    Our consolidated interest expense was flat at $12.4 million for the year ended December 31, 2003 compared to $12.4 million for the year ended December 31, 2002 based on little change in average total debt over the two periods.

        Tax provision.    Our income tax provision for the year ended December 31, 2003 and income tax benefit for the year ended December 31, 2002 differ from amounts computed based on the federal statutory rate due to state and foreign taxes in jurisdictions where net operating loss carry forwards were not available to reduce current period income. Also during the year ended December 31, 2003, we reduced the amount of the valuation allowance recorded against the net operating loss carryforwards by $0.8 million and reduced other tax reserves by $0.9 million for prior year income tax provision to income tax return differences, which reduced the provision for income taxes by $1.7 million. During 2002, we increased the valuation allowance, and reduced the tax benefit, by $0.5 million for a valuation allowance recorded against net operating loss carryforwards in continuing operations.

Discontinued operations

        Truck Accessories—Midwest Truck Aftermarket, or MTA.    MTA was a wholesale distribution operation that Truck Accessories acquired in 1997 and included it in its distribution division. Truck Accessories disposed of almost all of its distribution businesses during 1999 and 1998 as part of a strategic decision to concentrate on manufacturing, however, MTA and three retail locations were retained. A buyer for MTA was identified during 2004 and we sold the assets effective May 28, 2004. We realized cash proceeds of approximately $1.3 million and wrote off goodwill of $0.3 million, less an income tax benefit of $0.1 million, as a loss on sale of discontinued operations. For the years ended December 31, 2004, 2003,and 2002 MTA had sales of $4.1 million, $10.0 million and $10.5 million, respectively, and a loss before income tax benefits of $0.3 million, $0.1 million, and $0.3 million, respectively.

        Truck Accessories—GemTop Operations.    GemTop was a division of Truck Accessories and primarily served telecommunications carriers and utilities businesses, customers in industries that experienced sharp declines during 2001 and 2002. During the fourth quarter of 2002, we committed to a plan to sell principally all of the assets, less certain of the liabilities of GemTop. The sale was completed effective February 28, 2003. We realized net cash proceeds of approximately $0.8 million from the sale. We accrued certain closing costs and wrote down the value of inventory and fixed assets and recorded a loss on sale of discontinued operations of approximately $0.6 million as of December 31, 2002. During the years ended December 31, 2004, 2003 and 2002, net sales of the GemTop division were $0, $0.9 million and $6.1 million, respectively, and the loss before income tax benefit was $0.2 million, $0.2 million, and $0.9 million, respectively. The loss during 2004 was due to the cost of funding a defined benefit pension plan, sponsorship of which was assumed by Truck Accessories. The plan has been frozen and there are approximately 40 participants. We are evaluating various courses of action including canceling the plan and purchasing annuities for the participants.

        Specialty Manufacturing—Marlin operations.    Specialty Manufacturing's Marlin Operation was one of five of our locations that manufactured expandable foam plastic packaging materials. The operation lost a major customer during 2001 and a failure to replace the lost production volume resulted in our decision, during 2002, to close or sell the operation. An agreement to transfer the operation to a third party was reached during the fourth quarter of 2002 and the transfer was completed effective January 31, 2003. The third party assumed the operating lease on the premises and acquired the inventory, principally finished goods, at book value. There were no net cash proceeds from the transaction. We recorded a loss on sale of discontinued operations of approximately $0.2 million which included the write down of remaining property, plant and equipment. During the years ended December 31, 2004 and 2003, there was no income or loss associated with this operation. For the year ended December 31, 2002, net sales of the Specialty Manufacturing—Marlin operations were $4.0 million and the loss before income tax benefit was $0.6 million.

        Specialty Manufacturing Group—KWS operations.    During 2001 and 2002, the industries in which the former KWS bulk material handling operations of Specialty Manufacturing Group operated experienced a sharp cyclical decline; therefore, during the fourth quarter of 2002, we committed to a plan to sell principally all of the assets, excluding accounts receivable, of KWS. The sale was completed effective December 31, 2002. We realized net cash proceeds of approximately $3.2 million from the sale that were used to repay acquisition debt of approximately $0.8 million and borrowings under our revolving credit facility of approximately $2.4 million. During the year ended December 31, 2002, we recorded a loss on sale of discontinued operations of approximately $1.9 million, which included the write down of related goodwill of $1.2 million. During the years ended December 31, 2004, 2003 and 2002, the loss before income tax benefit was $23,000, $81,000 and $1.6 million, respectively, and during 2004 and 2003 consisted primarily of increases to workers compensation insurance reserves for claims made prior to the sale of the company.

        Other discontinued operations.    During 2003, we received a settlement from a class action suit of approximately $0.3 million and proceeds from a surrendered life insurance policy of approximately $0.1 million that were related to operations sold in 1999. Income before income taxes of $0.4 million from these transactions was included in loss from discontinued operations for the year ended December 31, 2003. Additionally, during 2002, Truck Accessories incurred an expense related to the Truck Accessories distribution operations that were sold during the year ended December 31, 1999 of $0.2 million.

        During the fourth quarter of 2001, we decided to cease production of polymer based products at Truck Accessories and the closure of this division was completed during the fourth quarter. Limited production of certain polymer-based tonneau models continued in 2002. Net sales from the polymer products division for the year ended December 31, 2002, were $0.4 million and the loss before income tax benefit was $0.5 million. We do not believe our ongoing obligations with respect to our discontinued operations will have a material impact on our financial condition or results of operations.

Liquidity and capital resources

        Historically, we have funded our operations with cash generated by operations and borrowings under our revolving credit facility. During March and May of 2004 we issued $155.0 million in aggregate principal amount of 8.75% senior notes due 2014 and used the net proceeds to redeem $75.9 million in aggregate principle amount of our outstanding 12.50% senior secured notes due 2007, pay interest due on the notes of $3.9 million and repay term and revolver debt of $37.0 million. We had $24.4 million of cash on hand as of December 31, 2004 that is unrestricted. Our cash is unrestricted

        On January 27, 2005 we issued an additional $45 million in aggregate principal amount of 8.75% senior notes due 2014. The additional notes were sold at a premium of 5% over par and cash proceeds of approximately $46.6 million increased our cash balance as of that date.

        At the same time as our initial offering in March 2004 of $125.0 million in aggregate principal amount of our 8.75% senior notes, we entered into a new revolving credit facility which provides for available borrowings of up to $30 million. We have the option, subject to certain conditions, to increase the amount we are permitted to borrow under the facility to $50 million. As of December 31, 2004, we believe we have satisfied those conditions. Available borrowings are subject to a borrowing base of eligible accounts receivable, inventory, machinery and equipment and real estate. Borrowings under our credit facility are secured by substantially all of our assets and the assets of our existing subsidiaries. Our credit facility also includes a subfacility for up to $15 million of letters of credit. As of December 31, 2004, we had $0.3 million of letters of credit outstanding and our borrowing base would have supported secured debt borrowings of the entire $30 million under our credit facility. Available borrowings under the credit facility will fluctuate and these fluctuations could be material.

        Working capital at December 31, 2004 was $75.7 million compared to $14.9 million at December 31, 2003. The increase was due to a $25.0 million increase in unrestricted cash from the remaining cash proceeds of our senior note offering, the repayment of borrowings of $19.8 million under our previous revolving credit facility and increased working capital in response to the increase in sales for the year ended December 31, 2004. Average days sales outstanding during the year ended December 31, 2004 were approximately 31, compared to 30 during the prior twelve months, inventory turns were approximately 11 compared to 13 for the prior year and average days payable open were 23 compared to 24 for 2003. The decline in inventory turns was due primarily to Morgan where inventories increased at December 31, 2004 in response to an early ramp up in production for the consumer rental business. We continue to take advantage of economic discounts wherever possible and focus on the management of working capital as a critical component of our cash flow.

        Operating cash flows.    Operating activities during the year ended December 31, 2004 generated cash of $11.8 million compared to $13.2 million during 2003, and $0.5 million of cash used during 2002. The decrease in cash from operating activities during 2004 compared to 2003 was due to an increase in the changes in current assets and liabilities of approximately $7.3 million substantially offset by higher net income, non cash financing charges and an increase in deferred tax benefits. The increase in cash flows from operations between 2002 and 2003 resulted from the $21.2 million increase in net income in 2003, which was partially offset by a $4.9 million increase in changes in current assets and liabilities.

        Investing cash flows.    Cash flows used in investing activities increased to $31.2 million during the year ended December 31, 2004 compared to $16.4 million during the year ended December 31, 2003 and $2.3 million during the year ended December 31, 2002.

        We acquired two new businesses during the fourth quarter of 2004 using cash from the proceeds of our senior note offering of approximately $17.9 million. Capital expenditures for 2004 were $9.4 million which included Morgan Trailer's purchase of its manufacturing facility in Georgia for $2.2 million and new production equipment of $2.0 million. Specialty Manufacturing acquired production equipment of $1.2 million, and Truck Accessories manufactured new production molds of $2.2 million. We acquired approximately $2.2 million of production equipment for Specialty Manufacturing under capital leases that are not included in capital expenditures. Our capital expenditures during 2003 and 2002 were primarily for the replacement of equipment and product mold costs for the Truck Accessories operations. Product mold costs were $1.7 million in 2003.

        Cash generated from investing activities by discontinued operations, was made up of primarily the proceeds from the sale of MTA during 2004, Gem Top during 2003, and the sale of four operating divisions during 2002.

        As of December 31, 2004, we had no significant open commitments for capital expenditures.

        During the fourth quarter of 2004, we substituted a cash collateral deposit for stand-by letters of credit that had been used to secure our liabilities under our casualty insurance programs. We deposited $5.5 million of cash into an account restricted by the terms of a trust agreement in favor of our insurance carrier. The insurance carrier has the right to demand payment from the trust in the event that we are unable to pay our liabilities for previously incurred insurance claims.

        We acquired Morgan Olson effective July 15, 2003 for cash of approximately $13.9 million. On May 5, 2003, Morgan Trailer acquired certain assets, primarily inventory, of a truck body manufacturer, located in Riverside, California. Morgan Trailer paid approximately $0.4 million, in cash, for the assets and assumed certain liabilities of approximately $0.2 million. Morgan Trailer also sold its Monterrey, Mexico facility during 2003 and realized proceeds of $0.9 million that are included in proceeds from the disposition of business property, plant and equipment.

        Financing cash flows.    We generated $43.8 million of cash from financing activities for the year ended December 31, 2004 compared with $3.6 million and $2.8 million for the years ended December 31, 2003 and 2002, respectively. During 2004, we issued $155.0 million in aggregate principal amount of new 8.75% senior notes due 2014 (see below) and used the net proceeds to redeem our outstanding $75.9 million in aggregate principle amount of outstanding 12.50% senior secured notes due 2007, pay interest due on the notes of $3.9 million and repay term and revolving debt of $37.0 million.

        During 2003, we borrowed approximately $10.0 million of long term debt secured against Morgan Olson's assets to finance the acquisition of Morgan Olson. We borrowed $4.1 million on our revolving credit facilities compared to $8.0 million during 2002 to fund operations. During 2003, we repaid $10.3 million of long-term debt and capital lease obligations from available cash. In addition, during 2003, we completed the exchange of $85 million, 12.5% senior notes for the same principal amount of 12.5% senior secured notes and paid costs of $2.9 million that included an exchange offer consent fee of $2.6 million. As a result of the contribution of Morgan Olson to us during 2003 our capital in excess of par account increased by $3 million. During 2002, we repaid $2.5 million of long-term debt and capital lease obligations.

        Long-term debt.    During the year ended December 31, 2004, long-term debt increased to $158.4 million, which was comprised of $155.0 million of the new senior notes and $3.4 million of capital lease and non-compete obligations. On March 15, 2004 we issued $125.0 million in aggregate principal amount of 8.75% senior notes due 2014, the proceeds of which we used to repay existing debt, including (i) $79.8 million of our 12.50% senior secured notes due 2007, which amount included accrued interest of $3.9 million, (ii) borrowings under our then revolving loan agreement of approximately $22.0 million and (iii) Morgan Olson debt of approximately $14.3 million. Concurrently with issuing $125 million in aggregate principal amount of 8.75% senior notes, we entered into a new credit facility that provides for available borrowings of up to $30.0 million in revolving loans. Effective May 15, 2004 we completed an additional sale of $30.0 million in aggregate principal amount of 8.75% senior notes due 2014 with net proceeds of approximately $30.0 million going to cash. Other financing activities during 2004 included $4.9 million of costs associated with our issuance of our senior notes and the negotiation of our new credit facility.

        During June 2003, we successfully completed the exchange of $85 million of our then outstanding 12.50% senior notes due 2004 for the same principal amount of 12.50% senior secured notes due 2007, which resulted in an extension of the maturity of the principal portion of our long-term debt by three years at that time. The consent fee of approximately $2.6 million paid in cash at the time of closing of the exchange offer to the holders was treated as deferred loan costs to be amortized over the remaining term of the exchange notes. During September 2003, we made an offer to purchase up to $12.5 million of our 12.50% senior secured notes due 2007 at a price between $870 and $920 per $1,000 principal amount and we purchased and cancelled $9.1 million aggregate principal amount of the notes at $920 per $1,000 principal amount using borrowings under our revolving loan agreement.

        At December 31, 2004, the Consolidated Coverage Ratio, as defined in the indenture relating to our senior secured notes was 2.8 to 1.0. As a result, we are able to incur additional borrowings including borrowings for capital expenditures. Our revolving loan agreement and indenture restrict our ability to incur debt, pay dividends and undertake certain corporate activities. We are in compliance with the terms of the revolving loan agreement and such indenture.

        Concurrently with the issuance of $125 million in aggregate principal amount of our 8.75% senior notes due 2014, we entered into a revolving credit facility with LaSalle Bank NA. The revolving credit facility provides for available borrowings of up to $30 million in revolving loans. We have the option, subject to certain conditions, to increase the amount we are permitted to borrow under the facility to $50 million. As of December 31, 2004, we believe we have satisfied those conditions. Available borrowings are subject to a borrowing base of eligible accounts receivable, inventory, machinery and equipment and real estate. Borrowings under our revolving credit facility are secured by substantially all of our assets and the assets of our existing subsidiaries. Our revolving credit facility also includes a subfacility for up to $15 million of letters of credit. As of December 31, 2004, we had $0.3 million of letters of credit outstanding and our borrowing base would have supported debt borrowings of the entire $30 million under our revolving credit facility.

        In addition, the revolving credit facility includes covenants that place various restrictions on us, including limitation, on our ability to:

  •
  incur additional debt;

  •
  create or become subject to liens or guarantees;

  •
  make investments or loans;

  •
  pay dividends or make distributions;

  •
  prepay the notes or other debt;

  •
  merge with other entities or make acquisitions or dissolve;

  •
  sell assets;

  •
  change fiscal year or amend organizational documents or terms of any subordinated debt;

  •
  enter into leases; and

  •
  enter into transactions with affiliates.

        We believe that we will have adequate resources to meet our working capital and capital expenditure requirements consistent with past trends and practices for at least the next 12 months. Cash generated from operations is a principal source of liquidity for us. Additionally, we believe that our cash and borrowing availability under the revolving credit facility will satisfy our cash requirements for the coming year, given our anticipated capital expenditures, working capital requirements and known obligations. Our ability to make payments on our debt, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic conditions, other factors influencing the industries in which we operate and circumstances that are beyond our control, including those described in "Risk factors." As a result of a weak economy and adverse developments in our industries, we have experienced substantial decreases in operating cash flows in the past, most recently in 2002. We cannot assure you that we will generate sufficient cash flows, and, if we do not generate sufficient cash flows we may have to engage in other activities such as the sale of assets to meet our cash requirements. We may not be able to refinance any of our debt or take other actions to generate the necessary cash to pay our debt on commercially reasonable terms or at all. Furthermore, one of our strategies is to pursue acquisitions. Any future acquisition or similar transaction will require additional capital, which may not be available to us. See "Risk factors."

Commitments and capital expenditures

        We have entered into an agreement with a major paint manufacturer whereby Truck Accessories and Morgan Trailer are committed to buying principally all of their automotive paint requirements from this manufacturer for five years. Truck Accessories and Morgan Trailer will receive favorable pricing in return for the commitment. We estimate that we will purchase approximately $6.5 million of paint products during 2005 from this manufacturer. Also, we commit to the purchase of certain amounts of aluminum based on expected levels of future production. We do not have any material commitments to acquire new capital equipment as of December 31, 2004.

        Particular cash contractual obligations of ours as of December 31, 2004 are summarized in the table below. Please note that the table reflects particular cash contractual obligations of ours as if our January 2005 offering of $45 million in aggregate principal amount of unregistered 8.75% senior notes had been completed on December 31, 2004.

Obligations	Total	Less than 1 year	1-3 Years	4-5 Years	After 5 years
	(Dollars in millions)
8.75% senior notes	$200.0	$—	$—	$—	$200.0
Operating leases	24.2	7.1	9.3	5.3	2.5
Capital leases and agreements not to compete	3.4	0.9	1.4	1.1	—

Total	$227.6	$8.0	$10.7	$6.4	$202.5

Other matters

        We are significantly leveraged, and will continue to be significantly leveraged. We had $4.6 million of stockholder's equity at December 31, 2004 compared to a deficit of $5.4 million at December 31, 2003. We operate in cyclical businesses and the markets for our products are highly competitive. In addition, we have two customers that accounted for 25% of 2004 consolidated net sales and our top ten customers accounted for 40% of our 2004 consolidated net sales. The combination of these factors, which are outside our control, cause us to be subject to changes in economic trends and new business developments.

        We continually evaluate, depending on market conditions, the most efficient use of our capital and contemplate various strategic options, which may include, without limitation, restructuring our business, indebtedness or capital structure. Accordingly, we or our subsidiaries may from time to time consider, among other things, purchasing, refinancing or otherwise retiring certain outstanding indebtedness (whether in the open market or by other means), public or private issuances of debt or equity securities, joint venture transactions, acquisitions or dispositions, new borrowings, tender offers, exchange offers or any combination thereof, although there can be no assurances that such financing sources will be available on commercially reasonable terms. There can be no assurances that these strategic options, if pursued, will be consummated or, if consummated, what effect they will have on us.

        We had net operating loss carryforwards of approximately $7.2 million for U.S. federal income tax purposes at December 31, 2004 compared to $20.8 million as of December 31, 2003. If not utilized, the net operating loss carry forwards will begin to expire in 2008. In addition, the Company has a capital loss carry forward of approximately $3.6 million at December 31, 2004 for U.S. federal income tax purposes, which may only be carried forward for five years.

        Historically, inflation has not materially affected our business, however, a rapid acceleration of material price inflation reduced our operating profit margins during 2004. We believe that we have increased our selling prices to a level necessary to offset the raw material cost inflation that has been experienced during 2004. We have implemented further price increases at Morgan Trailer during February of 2005 but cannot predict the impact, if any, of future raw material price increases on our profitability. Operating expenses, such as salaries and employee benefits, are subject to normal inflationary pressures.

        We pay fees to Southwestern Holdings, Inc., which is wholly-owned by Mr. Poindexter, for services provided by Mr. Poindexter. Mr. Poindexter does not receive a salary from us. In addition, we acquired the Morgan Trailer manufacturing facility in Rydal, Georgia from a partnership controlled by Mr. Poindexter. See "Certain relationships and related party transactions."

        Environmental matters.    Our operations are subject to a variety of federal, state and local environmental and health and safety statutes and regulations, including those relating to emissions to the air, discharges to water, treatment, storage and disposal of waste and remediation of contaminated sites. In certain cases, these requirements may limit the productive capacity of our operations. Certain laws, including Superfund, impose strict, and under certain circumstances, joint and several, liability for costs to remediate contaminated sites upon designated responsible parties including site owners or operators and, persons who dispose of wastes at, or transport wastes to, such sites. Some of our operations also require permits which may restrict our activities and which are subject to renewal, modification or revocation by issuing authorities. In addition, we generate non-hazardous wastes, which are also subject to regulation under applicable environmental laws.

        From time to time, we have received notices of noncompliance with respect to our operations, which have typically been resolved by investigating the alleged noncompliance, correcting any noncompliant conditions and paying minor fines, none of which individually or in the aggregate has had a material adverse effect on us. However, we expect that the nature of our operations will continue to make us subject to increasingly stringent environmental regulatory standards. Although we believe we have made sufficient capital expenditures to maintain compliance with existing laws and regulations, future expenditures may be necessary, as compliance standards and technology change or as unanticipated circumstances arise. Unforeseen and significant expenditures required, for example, to comply with new or more aggressively enforced requirements or newly discovered conditions could limit expansion or otherwise have a material adverse effect on our business and financial condition.

        In October 2003, one of our subsidiaries was notified that it may be a PRP at a United States Environmental Protection Agency Superfund Site in California. Our subsidiary received certain information regarding the quantity of its alleged waste disposal at the site and successfully filed a challenge to the quantity alleged by the EPA. After correcting the subsidiary's quantity, the subsidiary became classified as a de micromis party and has received a letter from the EPA indicating that no financial contribution will be sought from the subsidiary. The PRP group for the site has also indicated

that it will not seek any contribution from the de micromis parties. Although the EPA and the PRP group could decide to seek contribution from the de micromis parties at some future time, we do not expect such an effort now and believe that any ultimate cost related to the site will not have a material adverse effect on us.

        In a memorandum dated January 10, 2002 written by the Georgia Environmental Protection Division, one of our subsidiaries was notified that it may be a potentially responsible party in a Georgia state superfund site. To date, the subsidiary and over 700 other parties have executed an administrative consent order and each paid an amount less than $1,000 to the Division for an initial allocation and investigation effort. Although state or federal law may impose joint and several liability and a precise estimate of liability cannot currently be made with respect to this site, we believe that our likely proportionate share, if any, of the ultimate costs related to any necessary investigation and remedial work at this site will not have a material adverse effect on us.

        In February, 2004, we received from the EPA a request for information relating to our Truck Accessories facility in Milton, Pennsylvania. The information request states that it is pursuant to the EPA's authority under the Resource Conservation Recovery Act, or the RCRA, which is the federal statute regulating the handling of hazardous waste, and asks for a large volume of information and documents related to the Milton facility's handling and recordkeeping related to hazardous wastes. Truck Accessories responded to the information request in March, 2004. In November, 2004, we received from the EPA a Show Cause Letter/Information Request alleging violations of certain RCRA regulations and requesting some additional information. We provided the additional information in December, 2004 and attended a settlement conference with representatives of EPA. Shortly after the settlement conference, we reached an agreement in principle with the EPA to settle the alleged violations for a penalty of $60,000. We are currently negotiating with the EPA a consent agreement and final order to document such agreement. If the matter is not settled, we cannot estimate the financial impact of defending an enforcement action.

        Morgan Olson's two manufacturing sites in Sturgis, Michigan overlie, or are in close proximity to, a regional plume of volatile organic compound groundwater contamination. Available information indicates that one of the sites was a likely source of part of the groundwater contamination, and that groundwater contamination is present under the second site. In August 2003, we submitted applications for Baseline Environmental Assessments for each site to the Michigan Department of Environmental Quality. In October 2003, the Michigan Department accepted these applications and granted us a liability exemption for any pre-acquisition releases of volatile organic compounds from these sites that may have contributed to the regional groundwater contamination subject to certain conditions, including an agreement not to use chlorinated solvents and to implement certain engineering controls to minimize future releases at the sites. Based on the granting of the liability exemption, we do not believe that we have any responsibility for the investigation or remediation of the regional groundwater contamination. However, the exemption does not apply to other applicable laws or regulations, and there can be no guarantee that newly discovered conditions or future activities at the sites will not result in significant costs.

Recently issued accounting standards

        In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standard ("SFAS") No. 123 (revised 2004), "Share-Based Payment." This standard eliminated the alternative of accounting for share-based compensation using APB Opinion No. 25. The revised standard generally requires the recognition of the cost of employee services based on the grant date fair value of equity or liability instruments issued. The effective date for us is the beginning of the third quarter 2005. The adoption of this standard is not expected to have any significant impact on our financial position, results of operations or cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29." The standard eliminates certain exceptions that were contained in APB Opinion No. 29 to the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged. The effective date for us is for fiscal year 2006. The adoption of this standard is not expected to have any significant impact on our financial position, results of operations or cash flows.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs—an amendment of APB No. 43, Chapter 4." This standard states that idle facility expense, freight, handling costs and wasted material be accounted for as current-period expense regardless of whether they meet the criterion of "abnormal," as previously defined. The effective date for us is for fiscal year 2006. The adoption of this standard is not expected to have any significant impact on our financial position, results of operations or cash flows.

        In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employees' Disclosures about Pensions and Other Post-retirement Benefits—an amendment of FASB Statements No. 87, 88, and 106." This standard requires additional disclosures to those in the original statements No. 87, 88, 106, and 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other post-retirement plans. The adoption of this standard did not have any impact on our financial position, results of operations or cash flows.

Quantitative and qualitative disclosures about market risk

        We are subject to certain market risks, including interest rate risk and foreign currency risk. The adverse effects of potential changes in these market risks are discussed below. The sensitivity analyses presented do not consider the effects that such adverse changes may have on overall economic activity, nor do they consider additional actions we may take to mitigate our exposure to such changes. Actual results may differ. See the notes to our consolidated financial statements elsewhere in this prospectus for a description of our accounting policies and other information related to these financial instruments.

        Variable-rate debt.    We currently have no borrowings outstanding under our revolving credit facilities. The interest rates on the revolving credit facility are based upon a spread above either the prime interest rate or the London Interbank Overnight Rate (LIBOR), which rate used is determined at our option.

        Fixed-rate debt.    As of December 31, 2004, the Company had $155.0 million of 8.75% senior notes outstanding, with an estimated fair value of approximately $163.0 million based upon the traded value at December 31, 2004. Market risk, estimated as the potential increase in fair value resulting from a hypothetical 1.0% decrease in interest rates, was approximately $12.0 million as of December 31, 2004

        Foreign currency.    We have three manufacturing plants in Canada, which generated revenues of approximately $25.9 million during the year ended December 31, 2004. The functional currency of our Canadian operations is the Canadian dollar. We do not currently employ risk management techniques to manage this potential exposure to foreign currency fluctuations. A significant proportion of our production is exported to customers in the United States. Therefore, a weakening of the United States dollar in relation to the Canadian dollar may have the effect of decreasing our gross margins in Canada, assuming that the United States sales price remains unchanged.

Business

Overview

        We operate primarily transportation-related manufacturing businesses. We believe our operating subsidiaries, Morgan Trailer and Truck Accessories are the leading manufacturers in their respective industries and our operating subsidiary, Morgan Olson, is among the leading manufacturers in its industry. We also operate manufacturing businesses through divisions of Specialty Manufacturing, including EFP and MIC Group.

        We had a net loss of $12.1 million in 2002, net income of $9.1 million in 2003, and net income of $9.9 million in 2004. Our operating income was $5.8 million in 2002, $24.4 million in 2003, and $28.9 million in 2004. Our EBITDA was $14.2 million in 2002, $33.2 million in 2003, and $40.8 million in 2004.

        For further information on how we calculate EBITDA and a reconciliation of our EBITDA to our operating income see "Prospectus Summary—EBITDA."

        Morgan Trailer.    We believe Morgan Trailer is the leading United States manufacturer of commercial truck bodies for medium duty trucks and, with its December 2004 acquisition of Commercial Babcock Inc. in Toronto, Canada, now has a presence in the eastern Canadian market. Morgan Trailer installs truck bodies on truck chassis purchased and supplied by its customers. Morgan Trailer truck bodies and related products are used for general freight deliveries, moving and storage and distribution of refrigerated consumables. Morgan Trailer's customers include rental companies, such as U-Haul International, Inc. and Budget Rent-A-Car System, Inc., leasing companies, such as Penske Truck Leasing Co. and Ryder System, Inc., and other companies that operate fleets of delivery vehicles, such as FedEx Corporation, Lowe's Companies, Inc. and Nabisco, Inc. Morgan Trailer also sells its products to more than 180 dealers and distributors who reach a wide range of end-user customers.

        Morgan Trailer's products are engineered and produced to customer specifications. We believe Morgan Trailer's production efficiency and strategically located facilities allow it to shorten production cycle times and minimize shipping distances, which in turn enables its customers to more rapidly deploy trucks in their fleets. Morgan Trailer has nine manufacturing plants and seven service facilities located throughout the United States and Canada.

        Morgan Trailer's net sales constituted 46% of our consolidated net sales in 2002, 51% in 2003 and 54% in 2004. Morgan Trailer's operating income constituted 90% of our operating income in 2002, 66% in 2003 and 68% in 2004. Morgan Trailer's operating income was $5.2 million in 2002, $16.0 million in 2003, and $19.6 million in 2004. Morgan Trailer's EBITDA constituted 56% of our consolidated EBITDA in 2002, 57% in 2003 and 55% in 2004. Morgan Trailer's EBITDA was $7.9 million in 2002, $18.8 million in 2003, and $22.4 million in 2004.

        Morgan Olson.    Morgan Olson is one of the nation's three largest manufacturers of step vans. Step vans are specialized vehicles designed for multiple stop delivery applications and enable the driver of the vehicle to easily access the cargo area of the vehicle from the inside. Step vans are made to customer specifications for use in parcel, food, vending, uniform, linen and other delivery applications. Morgan Olson's step van bodies are installed on International, Ford, Freightliner and Workhorse truck chassis in body sizes ranging from 11 to 30 feet. Morgan Olson is headquartered in Sturgis, Michigan, where it has manufacturing and parts distribution facilities.

        Customers purchase step van bodies through dealers and distributors and directly from Morgan Olson through its direct sales force. Three customers, the United States Postal Service, United Parcel Service of America, Inc. and FedEx Corporation, purchase the substantial majority of step vans produced in the United States. Morgan Olson's end-user customers include these three customers along with Frito-Lay, Inc. and ARAMARK Corporation. The preferences and purchasing decisions of these customers will dramatically alter the results of operations of Morgan Olson. Morgan Olson also sells step van body service parts through its dealers and distributors and direct to customers, including the United States Postal Service.

        Since Mr. Poindexter's acquisition of Morgan Olson, and its subsequent contribution to us, Morgan Olson has benefited from management services provided to it by Morgan Trailer. Morgan Trailer has drawn on its experience as a successful truck body manufacturer to lower Morgan Olson's material costs, improve its labor productivity, shorten its delivery times and reduce its overhead by eliminating management positions. Morgan Trailer has provided these management services to Morgan Olson at cost.

        Morgan Olson's net sales subsequent to its acquisition in July of 2003 constituted 8% of our consolidated net sales in 2003 and 12% in 2004. Morgan Olson's operating income constituted 3% of our operating income in 2003 and 7% in 2004. Morgan Olson's operating income was $0.8 million in 2003 and $1.9 million in 2004. Morgan Olson's EBITDA constituted 3% of our consolidated EBITDA in 2003 and 7% in 2004. Morgan Olson's EBITDA was $1.1 million in 2003 and $2.9 million in 2004.

        Truck Accessories.    We believe Truck Accessories is the leading manufacturer of pickup truck caps and tonneaus in the United States and Canada, with an estimated 29% market share in 2004. Including the November 2004 acquisition of Pace Edwards, we believe our 2004 Market share would have been 37% if we acquired it effective January 1, 2004. Caps and tonneaus enclose the beds of pickup trucks, transforming them into secure weatherproof storage areas. Truck Accessories' caps and tonneaus offer customers a variety of designs and features, allowing them to customize the look and utility of their pickup trucks. Truck Accessories' products are marketed under the brand names Leer(TM), Raider, LoRider, Century and Pace Edwards. Leer is the market leading brand in terms of sales and market share for both the United States and Canada. Truck Accessories' seven manufacturing plants combined with over 1,200 independent dealers provide a national network through which it markets its products to individuals, small businesses and fleet operators.

        Truck Accessories' net sales constituted 37% of our consolidated net sales in 2002, 28% in 2003 and 23% in 2004. Truck Accessories' operating income constituted 45% of our operating income in 2002, 39% in 2003 and 36% in 2004. Truck Accessories' operating income was $2.6 million in 2002, $9.4 million in 2003 and $10.5 million in 2004. Truck Accessories' EBITDA constituted 42% of our consolidated EBITDA in 2002, 38% in 2003 and 34% in 2004. Truck Accessories' EBITDA was $6.0 million in 2002, $12.7 million in 2003 and $13.8 million in 2004.

        Specialty Manufacturing.    Our Specialty Manufacturing Group is comprised of two operating subsidiaries, MIC Group and EFP. MIC Group provides contract manufacturing services for customers requiring precision metal parts and machining and casting services. The majority of these services are provided to customers in the energy services industry that are involved in oil and gas exploration and production. EFP manufactures expandable foam plastics engineered to customer specifications for use primarily by the automotive, electronics, furniture and appliance industries for packaging, shock absorbing and materials handling.

        Specialty Manufacturing's net sales constituted 17% of our consolidated net sales in 2002, 13% in 2003 and 11% in 2004. Specialty Manufacturing's operating income constituted 68% of our operating income in 2002, 7% in 2003 and 10% in 2004. Specialty Manufacturing's operating income was $3.9 million in 2002, $1.8 million in 2003 and $2.9 million in 2004. Specialty Manufacturing's EBITDA constituted 48% of our consolidated EBITDA during 2002, 14% in 2003 and 13% in 2004. Specialty Manufacturing's EBITDA was $6.8 million in 2002, $4.5 million in 2003 and $5.4 million in 2004.

Recent industry conditions

        Demand for our primary products is cyclical and is substantially affected by the overall economy. The demand for truck bodies and step vans is particularly affected by the demand for new and replacement trucks and step vans by vehicle leasing companies and commercial fleet operators. According to the January 2005 ACT Research report, net orders for Class 5-7 trucks in the United States and Canada (which are the three largest classes of medium duty trucks and account for approximately 80% of Morgan Trailer's truck body production) increased by 31% to approximately 170,400 units for the year ended December 31, 2004 as compared to approximately 130,100 units for the year ended December 31, 2003. This increase occurred after a decline of 19.4% in net orders from 2000 to 2002, falling from approximately 134,000 units during 2000 to approximately 108,000 units during 2002. The demand for pickup truck caps and tonneaus is correlated with new pickup truck sales. According to the December 2003 issue of The Monthly Autocast report, pickup truck sales in the United States decreased by 1.2% in 2001 and 3.4% in 2002 and increased by 1.7% in 2003, and according to the December 2004 issue of The Monthly Autocast report, pick-up truck sales in the United States increased by 2.8% in 2004.

        From 2000 to 2002, our sales declined by 23.0%. This decline contributed to a 71.0% decrease in our consolidated operating income and a 50.0% decrease in our consolidated EBITDA over the same period, which adversely affected our financial condition. Recognizing the need to improve our business in unfavorable economic conditions, our Chairman, President, Chief Executive Officer and sole shareholder, John Poindexter, increased his involvement in the operational aspects of our business. Under Mr. Poindexter's leadership, we improved our financial and operating performance by taking the following steps:

  •
  we restructured senior management across all of our businesses;

  •
  we appointed a new president of Truck Accessories in July 2002, who was instrumental in resolving product and pricing issues that negatively impacted Truck Accessories' profitability in 2002;

  •
  we streamlined our operations by closing four unprofitable plants during 2002 and 2003; and

  •
  we disposed of three non-core businesses during 2002, 2003 and 2004, namely KWS, our former bulk material handling products business, and GemTop and Midwest Truck Aftermarket, two unprofitable divisions of Truck Accessories.

        Our performance during 2003 and 2004 showed significant improvement, including a 320% increase in consolidated operating income and a 134% increase in consolidated EBITDA for 2003, compared to 2002. We have experienced a 34% increase in sales through December 31, 2004 compared to the same period in 2003. Morgan Trailer's sales increased $92.3 million or 41.4% and Morgan Olson contributed $25.8 million of additional sales as a result of being included in our results for the full year compared to only 5 1/2 months in 2003. However, our operating income during the year ended December 31, 2004 has been negatively affected by significant raw material cost increases during the first nine-months of 2004 with an acceleration of those increases in the third quarter of 2004. Our ability to increase the price that we charge our customers for our products and thereby offset the raw material cost increases varies by each of our businesses. Morgan Trailer and the industry that it operates in is dependant upon the delivery of chassis to complete its product, with long lead times of up to 120 days or more. This significantly reduced the benefit of any price increases implemented by Morgan Trailer during the second, third and fourth quarters of 2004. Management estimates that the unrecovered increases in raw material costs reduced Morgan Trailer's operating income by approximately $8 million during the year ended December 31, 2004.

        Morgan Olson experienced shorter chassis delivery lead times and therefore the raw material price increase did not have a significant affect on their operating margins. Truck Accessories is the market leader in its industry and makes its products based on orders from its customers and generally turns the order around in approximately 2 weeks which facilitates a more timely response to raw material price increases. However, management estimates that the rapid increase in raw material costs reduced Truck Accessories' operating income by approximately $0.5 million in the third quarter of 2004. Specialty Manufacturing's purchasing practices were able to partially mitigate the increase in plastic resin costs by pre-buying bulk quantities of resin. The machining business component of Specialty Manufacturing generally passes the raw material cost through to the customer.

        We believe we have an opportunity for further improvement in our transportation-related businesses for the following reasons:

  •
  according to the January 2005 ACT Research report, backlog orders for Class 5-7 trucks totaled approximately 58,520 units in North America in December 2004 compared to approximately 36,010 units in December 2003, representing a 62% increase, which suggest stronger demand going into 2005;

  •
  according to the January 2005 ACT Research report, annual production of Class 5-7 chassis (which includes chassis used to produce recreational vehicles and buses, in addition to trucks) in North America is projected to grow from approximately 233,550 units in 2004 to approximately 258,640 units in 2006, representing a projected compound annual growth rate of 5%;

  •
  with the contribution of Morgan Olson, we now have the ability to expand our transportation-related product lines with strongly-positioned, complementary products;

  •
  acquisition of Commercial Babcock Inc., a Canadian truck body manufacturer, which establishes our presence in the eastern Canadian market; and

  •
  expansion of the Truck Accessories product line to include retractable hard tonneau covers through the acquisition of certain assets of Pace Edwards Company.

Our competitive strengths

        As a result of our national scale, extensive manufacturing capabilities and high quality products, we are a key supplier to our customers across our transportation-related businesses. We believe we have the following competitive strengths:

        Leading market positions across our key transportation-related products.    We are the market leader in our two largest business segments, Morgan Trailer and Truck Accessories. Morgan Trailer and Truck Accessories comprised 77% of our consolidated net sales and 89% of our EBITDA in 2004. Morgan Olson complements our transportation-related business with a significant market position. As one of the largest manufacturers in each of our transportation-related businesses, we have well-recognized brand names, favorable supplier and customer relationships and the ability to take advantage of economies of scale, all of which are important to our success.

        Key customer relationships.    We serve the largest and most important customers in our transportation- related businesses. We have been a supplier of medium duty truck bodies to Ryder for more than 20 years and are its primary supplier under a contract that expires at the end of 2005. We have been a key supplier of medium duty truck bodies to Penske for more than 20 years and received its "supplier-of-the-year" award in 2002 and 2003 in recognition of our quality product, reliable service, timely delivery and overall value. In 2002, we became a primary supplier to U-Haul, which historically manufactured its own medium duty truck bodies. Morgan Olson has historically supplied the three leading step van purchasers, namely FedEx, United Parcel Service and the United States Postal Service. Morgan Olson was the primary supplier of step van bodies to the United States Postal Service under contract that was completed in March 2004, and continues to be the primary supplier for parts and service for those step vans.

        Strategically located manufacturing facilities and broad distribution network.    Due to the extensive geographic coverage of our transportation-related businesses, we are able to rapidly respond to customers through timely product delivery and service. Our manufacturing and service facilities are strategically located to minimize delivery time and cost. Morgan Trailer has eight manufacturing and seven service facilities throughout the United States and, as of December 2004, one manufacturing facility in Eastern Canada that enable it to service both regional and national customers. Truck Accessories has seven manufacturing facilities, which serve all major United States and Canadian markets. Morgan Trailer and Truck Accessories maintain large distribution networks of authorized distributors and dealers which enable them to reach broad bases of customers throughout the United States and Canada.

        Improved competitiveness through cost reductions across our businesses.    In response to the economic recession in 2001 and 2002, we successfully implemented cost reductions which increased our consolidated operating margin to 4.9% and 5.6% in 2004 and 2003, respectively, compared to 1.8% in 2002. We increased management accountability and made operational improvements, including plant modifications at Truck Accessories, and enhanced the use of information technology and labor at Morgan Trailer. During 2004, our cost reductions partially mitigated the increases in commodity based raw materials. Through management's efforts to reduce costs and to improve our manufacturing processes, we believe we have developed better expertise in efficient manufacturing practices, allowing us to provide high quality products while increasing our ability to manage our businesses through economic downturns.

        Innovation in product manufacturing, design and engineering.    We believe we have a reputation as an innovator across our businesses.

  •
  Morgan Trailer and Morgan Olson. Morgan Trailer and Morgan Olson utilize advanced, ISO 9000 certified manufacturing processes and facilities to produce high quality truck bodies and step vans at a relatively low cost. At Morgan Trailer, we have implemented the Morgan Body Configurator, an online order entry program, that allows Morgan Trailer and its customers to enter specifications, determine price and order truck bodies online, which results in fewer specification errors, lower manufacturing costs and improved delivery performance. Morgan Trailer generated approximately 40% of its 2004 sales through the Morgan Body Configurator. Morgan Olson operates the only automated plant in the step van industry, allowing it to be a lower cost producer of high quality products.

  •
  Truck Accessories. Truck Accessories continuously redesigns its products to remain on the leading edge of product style. Truck Accessories works with pickup truck manufacturers to design products that are both functionally and stylistically compatible with newly introduced pickup trucks. By working directly with pickup truck manufacturers, Truck Accessories is able to make its products available concurrently with the release of new pickup truck models.

  •
  Specialty Manufacturing. Specialty Manufacturing works directly with its customers to better engineer and to more efficiently produce their products. Specialty Manufacturing's ISO 9000 and QS 9000 manufacturing and processing certifications lead to the timely production and delivery of high quality components to customers across a broad range of industries.

Our strategy

        Grow our market share.    We believe our expertise in manufacturing transportation-related products coupled with our long-standing relationships with key customers, such as Penske and Ryder, will enable us to maintain our position as a primary supplier to these customers while developing significant new customer relationships.

  •
  Morgan Trailer actively pursues new customer relationships with large regional leasing firms, truck dealers and distributors as a means to increase sales and market penetration.

  •
  Through aggressive sales and marketing, Morgan Olson plans to pursue key accounts and to increase its penetration among large step van fleet operators that were lost as its predecessor experienced operating difficulties. Morgan Olson also plans to leverage its improved operations to offer customers shorter delivery times and lower cost products. Furthermore, Morgan Olson is well positioned to cross sell its products to existing Morgan Trailer customers.

  •
  Truck Accessories plans to increase its market share by further differentiating its key brands through pricing and accessory options. Truck Accessories also plans to pursue direct supply relationships with pickup truck manufacturers in order to create additional sales channels and intends to opportunistically expand its presence in key markets as a means of reducing distribution costs, shortening delivery time and increasing market penetration.

        Continuously improve our operations.    We evaluate our manufacturing processes and implement operational improvements to reduce costs, to improve production efficiency and to increase our capabilities and productivity, while maintaining or improving product quality. Where appropriate, we also plan to reduce raw material costs through alternative sources including international sourcing. We provide direct incentives to our managers to meet targeted operational goals, which we believe has been an important factor in the improvement of our operating efficiency.

        Lead our industries in product quality and delivery.    Through our manufacturing expertise, nationwide geographic presence and strong vendor and supplier relationships, we plan to continue building our reputation for high product quality and for rapid order fulfillment. We carefully select our vendors to ensure the provision of high quality materials, which results in fewer manufacturing defects. In some cases at Morgan Trailer, we believe we have shortened our production cycle to half of the industry standard. We improved the efficiency and quality of our manufacturing operations and received ISO 9000 or QS 9000 certifications at our Morgan Trailer, Morgan Olson and Specialty Manufacturing facilities.

        Strategic acquisitions.    Our strategy is to seek acquisitions that provide complementary products and expand our geographic coverage, customer base and market share in transportation-related industries. We believe that further consolidation will occur in the key industries in which we operate and that our strong and experienced management team and leading market positions will enable us to make opportunistic acquisitions. We believe our substantial experience in integrating acquired businesses will be a benefit to us in integrating future acquisitions.

Morgan Trailer

        We believe Morgan Trailer is the leading United States manufacturer of commercial truck bodies for medium duty trucks in terms of 2004 sales. Morgan Trailer generally manufactures products for medium duty trucks having a gross vehicular weight rating of between 10,001 pounds (Class 3) and 33,000 pounds (Class 7). Trucks equipped with Morgan Trailer's products are commonly used in a wide variety of applications, including general freight deliveries, moving and storage and distribution of refrigerated consumables. Morgan Trailer also sells service parts and offers service programs for its truck bodies. Formed in 1952, Morgan Trailer is headquartered in Morgantown, Pennsylvania, and was acquired by us in 1990.

        Morgan Trailer reaches a broad base of customers in the United States and Canada through its sales force and its more than 180 authorized dealers and distributors. Its customers primarily include rental companies, truck dealers, leasing companies and companies that operate fleets of delivery vehicles. Through nine manufacturing plants and seven service facilities in strategic locations throughout North America, Morgan Trailer can provide timely product delivery and service to its customers.

        The principal products Morgan Trailer manufactures and sells are:

  •
  dry freight bodies that are typically fabricated with pre-painted aluminum or fiberglass-reinforced plywood panels, hardwood floors and various door configurations to accommodate end-user loading and unloading requirements;

  •
  refrigerated van bodies fabricated with insulated aluminum or fiberglass-reinforced plywood panels that accommodate controlled temperature and refrigeration needs of end-users; and

  •
  aluminum or fiberglass-reinforced plywood cutaway van bodies that are installed only on cutaway chassis and are available with or without access to the cargo area from the cab.

        Morgan Trailer also manufactures stake bodies, which are flatbeds with various configurations of removable sides.

        Morgan Trailer manufactures its products to customer specifications and installs its products on truck chassis supplied by its customers.

        Customers and sales.    Morgan Trailer principally generates revenue through three sources:

  •
  sales of truck bodies to commercial divisions of leasing companies, companies with fleets of delivery vehicles, truck dealers and distributors;

  •
  sales of truck bodies to consumer rental companies; and

  •
  sales of parts and service.

        Morgan Trailer's net sales constituted 46% of our consolidated net sales in 2002, 51% in 2003 and 54% in 2004.

        Morgan Trailer makes sales of truck bodies through its sales force directly to large end-user customers, including Penske and Ryder, and to distributors and truck dealers. Commercial sales of truck bodies, not including consumer rental sales, constituted 73% of Morgan Trailer's net sales in 2002, 79% in 2003 and 80% in 2004.

        Morgan Trailer has an independent authorized distributor network of 59 distributors nationwide. Most distributors sell a wide variety of truck or related equipment to truck dealers and end-users. Generally, distributors sell Morgan Trailer products in a specified territory with limited exclusivity. Morgan Trailer also sells its products directly to truck dealers, selling to more than 120 dealers in 2004.

        Consumer rental sales are composed of sales to companies that maintain large fleets of one-way and local hauling vehicles available for rent to the general public. Morgan Trailer makes these sales directly to these companies through its sales force. Primary consumer rental customers include Penske, Budget and U-Haul. Morgan Trailer negotiates contracts for consumer rental sales annually, usually in late summer to early fall, with products to be shipped during the first half of the next year. These sales are seasonal, with substantially all product shipments occurring the first six months of the year. Consumer rental sales tend to be the most volatile and price sensitive aspect of Morgan Trailer's business, and depend on factors such as product mix and delivery schedules. Consumer rental sales constituted 17% of Morgan Trailer's net sales in 2002, 14% in 2003 and 13% in 2004.

        Morgan Trailer's two largest customers, Ryder and Penske, have, together, historically represented approximately 35% to 50% of Morgan Trailer's total net sales. Each has been Morgan Trailer's customer for approximately 20 years and we believe relations with each are good. Sales to these customers represented 16% of our consolidated net sales in 2002, 22% in 2003 and 25% in 2004.

        Morgan Trailer distributes spare parts through, and offers limited service programs at, its own service and parts facilities and its authorized distributors. Parts and service sales constituted 9% of Morgan Trailer's net sales in 2002, 6% in 2003 and 5% in 2004.

        Manufacturing and supplies.    Morgan Trailer operates manufacturing, body mounting and parts and service facilities in Arizona, California, Florida, Georgia, Pennsylvania, Texas, Wisconsin, and Ontario, Canada. Morgan Trailer also has sales, service and body mounting facilities in California, Colorado and Florida. All of Morgan Trailer's domestic manufacturing facilities are ISO 9000 certified. Morgan Trailer can produce any of its products at any of its domestic manufacturing facilities.

        Generally, Morgan Trailer engineers its products to the specifications of the customer. Typically, the customer places an order and arranges for a truck chassis manufacturer to deliver a truck chassis to Morgan Trailer. Morgan Trailer electronically monitors delivery schedules from chassis manufacturers to ensure it has appropriate levels of labor and materials to fulfill orders. Morgan Trailer manufactures and installs the body on the customer's chassis. The customer arranges for delivery of the completed truck. Morgan Trailer's production cycle ranges from three to seven days for dry freight products and up to 28 days for more complex refrigerated products.

        Morgan Trailer has a comprehensive quality assurance program, including qualification of suppliers to ensure satisfactory quality of materials, inspections during the manufacturing process and a final pre-delivery inspection. To further Morgan Trailer's objective of producing the highest quality truck body products, it has implemented the Morgan Body Configurator, an online order entry program that allows Morgan Trailer and its customers to enter specifications, determine price and order truck bodies online, which results in fewer specification errors, lower manufacturing costs and improved delivery performance. Morgan Trailer generated approximately 40% of its 2004 sales through the Morgan Body Configurator.

        Because contracts for consumer rental sales are entered into in the summer or fall but production does not begin generally until the following January, Morgan Trailer has a significant backlog of consumer rental sales orders at the end of each year that is processed through May of the following year. In addition, Morgan Trailer typically maintains a significant backlog of commercial sales. Morgan Trailer's backlog at December 31, 2004 was $101.7 million compared to $72.0 million at December 31, 2003. Morgan Trailer expects to complete all of the orders in its 2004 backlog during 2005.

        Morgan Trailer provides limited warranties against construction defects in its products. These warranties generally provide for the replacement or repair of defective parts or workmanship for up to five years following the date of sale. Warranty costs have not had a material adverse effect on its business.

        Morgan Trailer maintains an inventory of raw materials necessary to build truck bodies according to customers' orders. Because Morgan Trailer primarily manufactures its products to customer orders, it does not maintain substantial inventories of finished goods.

        Morgan Trailer's principal raw materials include aluminum, steel, fiberglass-reinforced plywood and hardwood. Morgan Trailer acquires raw materials from a variety of sources and has not experienced significant shortages of materials. There are a limited number of suppliers of fiberglass-reinforced plywood, an important truck body material. While Morgan Trailer has not experienced a disruption in supply, or a shortage, of fiberglass-reinforced plywood, such a disruption or shortage could occur in the future. Morgan Trailer may not be able to replace its existing supply of fiberglass-reinforced plywood on acceptable terms or at all. To manage its supply costs, Morgan Trailer enters into long-term supply contracts on principal materials to lock in prices for up to one year if considered necessary.

        Morgan Trailer's customers purchase their truck chassis from major truck manufacturing companies. The delivery of a chassis to Morgan Trailer depends upon truck manufacturers' production schedules. Although Morgan Trailer can electronically monitor deliveries from chassis manufacturers and plan its operations accordingly, it cannot control delays or disruptions in deliveries. Delays or disruptions in chassis deliveries can disrupt Morgan Trailer's operations and can increase its working capital requirements.

        Industry.    Industry revenue and growth depend primarily on the demand for delivery vehicles in the general freight, moving and storage, parcel delivery and food distribution industries, which are affected by general economic conditions. Replacement of older vehicles in fleets represents an important revenue source, with replacement cycles varying from approximately six to seven years, depending on vehicle types. During economic downturns, replacement orders are often deferred or, in some cases, older vehicles are retired without replacement. During periods of economic growth, as customers decide to increase their capital expenditures, sales of delivery trucks grow as customers make purchases they deferred in prior years.

        Competition.    The truck body manufacturing industry is highly competitive. Morgan Trailer competes with three national manufacturers: Supreme Industries, Inc., Kidron, a division of Specialized Vehicles Corporation, and Utilimaster Corporation, some of whom may be larger and have more resources than Morgan Trailer. There are a large number of smaller manufacturers, who are regionally focused. Competitive factors in the industry include product quality, delivery time, geographic proximity of manufacturing facilities to customers, warranty terms, service and price. We believe customers value Morgan Trailer's high quality products and competitive pricing and rapid delivery times.

Morgan Olson

        Morgan Olson is one of the nation's three largest manufacturers of step vans. Step vans are specialized vehicles designed for multiple stop delivery applications and enable the driver of the vehicle to easily access the cargo area of the vehicle from the inside. Step vans are made to customer specifications for use in parcel, food, vending, uniform, linen and other delivery applications. Morgan Olson's step van bodies are installed on International, Ford, Freightliner and Workhorse truck chassis in body sizes ranging from 11 to 30 feet. Morgan Olson is headquartered in Sturgis, Michigan, where it has manufacturing and parts distribution facilities.

        Morgan Olson has resumed full-time production and increased plant utilization and productivity subsequent to its acquisition out of bankruptcy. It is aggressively seeking to grow its customer base through increased sales and marketing efforts and by producing higher quality, competitively-priced products with shorter delivery times. Morgan Olson has become more competitive in purchasing raw materials and reducing delivery times by leveraging Morgan Trailer's purchasing power and supplier relationships.

        Morgan Olson's net sales constituted 12% of our consolidated net sales in 2004 and 8% of consolidated net sales in 2003. Sales in 2003 were for the period subsequent to the acquisition of the business.

        Customers and sales.    Customers purchase step van bodies through dealers and distributors and directly from Morgan Olson through its direct sales force. Three customers, the United States Postal Service, United Parcel Service of America, Inc. and FedEx, purchase the substantial majority of step vans produced in the United States. Morgan Olson's end-user customers include these three customers along with Frito-Lay, Inc. and ARAMARK Corporation. The preferences and purchasing decisions of these customers will dramatically affect the results of operations of Morgan Olson. Morgan Olson generated 56% of its revenues for the period from the date of acquisition through March of 2004 from supplying step van bodies for delivery trucks purchased by the United States Postal Service. Morgan Olson was the primary supplier of step vans to the United States Postal Service through two truck chassis manufacturers, Workhorse Custom Chassis and Freightliner LLC. Morgan Olson completed performance under an agreement to provide step van bodies to the United States Postal Service in March 2004.

        Morgan Olson has generated substantial sales from other customers, including substantial sales from United Parcel Service, to offset the loss of business since its completion of the United States Postal Service contract in March 2004. Morgan Olson's agreement with United Parcel Service, however, was completed in February 2005. Failure to continue to generate substantial sales from other customers subsequent to the completion of the agreement with United Parcel Service may have a material adverse affect on Morgan Olson's business.

        Morgan Olson also sells step van body service parts through its dealers and distributors and direct to customers. Morgan Olson is a major supplier of service parts for step vans manufactured by it for the United States Postal Service under an agreement of indefinite term that is reviewed annually. The United States Postal Service has the right to terminate the agreement for convenience at any time. We believe Morgan Olson's relationship with the United States Postal Service is good. However, there can be no assurance that the parts supply agreement will continue at all or for any length of time.

        Manufacturing and supplies.    Morgan Olson has ISO 9000 certified manufacturing facilities and parts distribution facilities in Sturgis, Michigan. Some of the manufacturing facilities are automated.

        Generally, Morgan Olson manufactures its products to customer specifications. Typically, the customer places an order and arranges for a truck chassis manufacturer to deliver a truck chassis to Morgan Olson. Morgan Olson manufactures the complete truck body, including the installation of windows, doors, instrument panels, seating, wiring, painting and decal installation. The customer then arranges for delivery of the completed truck.

        At December 31, 2004, Morgan Olson's total backlog was $8.1 million, compared to $14.0 million at December 31, 2003. We expect that Morgan Olson will fill all backlog orders in 2005.

        Morgan Olson maintains an inventory of raw materials necessary to build step van bodies. Because Morgan Olson primarily manufactures its products to customer orders, it does not maintain substantial inventories of finished goods.

        Principal raw materials include steel and aluminum. Raw materials are acquired from a variety of sources and we believe that Morgan Olson has not experienced significant shortages of materials. Morgan Olson has taken advantage of combined purchasing power with Morgan Trailer generating savings on raw materials common to both businesses.

        Morgan Olson's customers purchase their truck chassis from major truck manufacturing companies. The delivery of a chassis to Morgan Olson depends upon truck manufacturers' production schedules, which are beyond Morgan Olson's control. Delays in chassis deliveries can disrupt Morgan Olson's operations and can increase its working capital requirements.

        Industry.    Industry revenue and growth depend primarily on the demand for delivery vehicles, which are affected by general economic conditions. Because of the concentration of customers in the industry, the demand for delivery vehicles can be significantly influenced by the requirements of the United States Postal Service, FedEx and United Parcel Service. Replacement of older vehicles in fleets represents an important revenue source, with replacement cycles varying, depending on vehicle types and usage. During economic downturns, replacement orders are often deferred or, in some cases, older vehicles are retired without replacement. During periods of economic growth, as customers decide to increase their capital expenditures, sales of delivery trucks grow as customers make purchases that were deferred in prior years.

        Competition.    The step van body manufacturing industry is highly competitive. Morgan Olson competes with two primary manufacturers of step van bodies, Utilimaster and Union City Body Corp.

(an affiliate of Workhorse, a major truck chassis manufacturer), who may be larger and have more resources than Morgan Olson. Competitive factors in the industry include product quality, delivery time, warranty terms, service and price.

Truck Accessories

        We believe Truck Accessories is the leading manufacturer of pickup truck caps and tonneaus in terms of United States and Canadian combined market share. Truck Accessories markets its products under the leading brand names Leer, Raider, LoRider, Century, and Pace Edwards. Leer is the United States and Canadian combined market leading brand in terms of sales and market share.

        Caps and tonneaus enclose the beds of pickup trucks, transforming them into secure weatherproof storage areas. Truck Accessories' truck caps and tonneaus offer customers a variety of designs and features, allowing them to customize the look and utility of their pickup trucks. Truck Accessories offers caps and tonneaus in multiple distinctive styles with numerous features. Leer has three product lines, ranging from standard to premium, differentiated by features and styling. Pace Edwards offers a hard tonneau cover that can be mechanically retracted into a storage area behind the pickup cab.

        Features include cap shape and design, color, paint and finish, window packages, roof racks, glass tint, trim, and interior features such as lighting, carpeting and special gear storage options. Caps and tonneaus can be designed to target specific customers. For example, Leer offers lifestyle equipped caps and tonneaus for hunters, fishermen and outdoors enthusiasts, which are styled and designed, through gear storage features and product appearance, to appeal to these customers. Through Truck Accessories' multiple lines of caps and tonneaus, each with numerous features and options, we believe Truck Accessories is an industry leader in product innovation and style.

        Truck Accessories' net sales constituted 37% of our consolidated net sales in 2002, 28% in 2003 and 23% in 2004.

        Customers and sales.    Most of Truck Accessories' products are purchased by individuals through independent dealers. Truck Accessories sells its products to dealers through its sales force. Truck Accessories' network of more than 1,200 independent dealers provides a national network through which its products are marketed on a non-exclusive basis to individuals, small businesses and fleet operators. Truck Accessories operates two retail stores that distribute a wide array of truck accessories manufactured by a number of other companies and Truck Accessories products.

        Truck Accessories also sells its products in Canada. In 2004, foreign sales (primarily in Canada) represented approximately 13% of Truck Accessories net sales and 3% of our net sales.

        Manufacturing and supplies.    Truck Accessories designs and manufactures caps and tonneaus in seven manufacturing facilities located in California, Indiana, Pennsylvania, Washington and Saskatchewan, Canada. Typical product delivery times range from one to two weeks from the time of the order. Truck Accessories operates a fleet of trucks and trailers to deliver its products to its dealers.

        Truck Accessories obtains raw materials and components from a variety of sources. Principal raw materials and components include resin, fiberglass, paint, locks, windows and doors. Truck Accessories has not experienced significant shortages of materials. Truck Accessories purchases windows for caps from two suppliers, and a substantial majority of them from one supplier. Although the loss of the primary supplier would disrupt production activities until alternate supply could be located, we do not believe that such loss would have a material adverse effect on us. Truck Accessories has committed to purchase principally all of its paint requirements through 2008 from one supplier at favorable price terms. Truck Accessories has maintained a stable supply of materials and components on favorable terms, as a result of its size and purchasing power.

        Truck Accessories' products are typically manufactured upon receipt of an order by the dealer and, consequently, its backlog represents between one and two weeks production. Truck Accessories' backlog was $4.5 million at December 31, 2004 compared to $4.3 million at December 31, 2003.

        Industry.    Sales of caps and tonneaus correspond to the level of new pickup truck sales. In 2004, we estimate that 16% to 18% of new pickup trucks were equipped with caps and tonneaus. Based on Truck Accessories' market share in the United States and Canada of 29%, we estimate that 5% of new pickup trucks are equipped with Truck Accessories' caps and tonneaus. Factors influencing the automotive industry, including general economic conditions, customer preferences, new model introductions, interest rates and fuel costs, will directly influence Truck Accessories' business. Based on the December 2004 issue of The Monthly Autocast report, sales of pickup trucks in the United States are expected to grow by a compound annual growth rate of 2.8% through 2005. Cap and tonneau sales are seasonal, with sales typically being higher in the spring and fall than in the summer and winter.

        Competition.    The pickup truck cap and tonneau industry is highly competitive. Truck Accessories competes with two other national competitors, A.R.E., Inc. and Astro Cap, and a number of smaller companies that are regionally focused. Competitive factors include design, features, delivery times, product availability, warranty terms, quality and price. Based on the number of products and features it offers, we believe Truck Accessories is the industry leader in design and accessory options.

Specialty Manufacturing

        Specialty Manufacturing operates through two subsidiaries, MIC Group and EFP Corporation. MIC Group represents approximately 60% of Specialty Manufacturing's net sales and provides contract manufacturing services for customers requiring precision metal parts and machining and casting services. EFP represents approximately 40% of Specialty Manufacturing's net sales and markets expandable foam plastics engineered to customer specifications for use primarily by the automotive, electronics, furniture and appliance industries as packaging, shock absorbing and material handling products. Specialty Manufacturing's sales made up 17% of our consolidated net sales in 2002, 13% in 2003 and 11% in 2004.

        Products.    MIC Group processes precision metal parts used in energy exploration and production, aerospace and other industries and performs machining services for manufacturers of metal parts and components.

        EFP manufactures and markets:

  •
  custom made packaging and shock absorbing products sold to manufacturers who use them to package and ship a wide assortment of industrial and consumer products;

  •
  material handling products including reusable trays and containers that are used for transporting components to or from a customer's manufacturing facility; and

  •
  components used as the energy absorbing elements of automobile bumpers, mobile home doors and panels, and other applications including a line of its StyroCast® foam foundry patterns used by foundries in the "lost foam" or evaporative metal casting process.

        Customers and sales.    Specialty Manufacturing sells products to international oilfield service companies and a variety of businesses in the consumer products and other industries. One oilfield service customer represented approximately 14% of the total sales of Specialty Manufacturing in 2002, 15% in 2003 and 18% in 2004. We consider relations with Specialty Manufacturing's customers to be good.

        Manufacturing and supplies.    Specialty Manufacturing's operations are located in Alabama, Indiana, Tennessee, Texas, and Wisconsin. Its facilities in Alabama, Indiana, and Texas are ISO 9000 certified and its facility in Wisconsin is QS 9000 certified. MIC Group performs a broad range of services including computer-controlled precision machining and welding, electrostatic discharge machining, electron beam welding, trepanning, gun drilling and investment casting. Specialty Manufacturing's backlog at December 31, 2004 was $12.7 million compared to $10.2 million at December 31, 2003.

        MIC Group utilizes ferrous and non-ferrous materials including stainless steel, alloy steels, nickel-based alloys, titanium, brass, beryllium-copper alloys and aluminum. EFP's products are manufactured from a wide variety of materials including expandable polystyrene, polypropylene, polyethylene and resins, which are subject to cost fluctuations based on changes to the price of oil in the international markets. Materials are obtained from a variety of sources and Specialty Manufacturing has not experienced significant shortages in materials.

        Industry.    Specialty Manufacturing's customers operate in a wide variety of businesses. MIC Group's services are particularly demanded by companies involved in oil and gas exploration. The demand for equipment and services supplied to the oilfield service industry and, in turn, sales of related manufactured parts are directly correlated to the level of worldwide oil and gas drilling activity. Most of EFP's products are manufactured for use by other industries; economic conditions that affect those other industries will generally affect its operations. In particular, growth or a downturn in the automotive, electronics, furniture or appliance industries generally would have a corresponding effect on Specialty Manufacturing's business.

        Competition.    MIC Group competes with a large number of other businesses engaged in the machining, casting and manufacturing of parts and equipment utilized in the oil and gas exploration, aerospace and general industries. EFP competes with a large number of other molded, expandable plastic producers. Some of their competitors may be larger and have more resources than them. Price, delivery times, technological know-how and production flexibility and capacity are the primary competitive factors in Specialty Manufacturing's industries.

Trademarks and patents

        We own rights to certain presentations of Truck Accessories' Leer brand name, which we believe are valuable because we believe that Leer is recognized as being a leading brand name. We also own rights to certain other trademarks and trade names, including certain presentations of Morgan Trailer's name. Although these and other trademarks and trade names used by us help customers differentiate our product lines from those of competitors, we believe that the trademarks or trade names themselves are less important to customers than the quality of the products and services. Our subsidiaries, principally Morgan Trailer and the EFP foam packaging subsidiary of Specialty Manufacturing, hold, directly or indirectly through subsidiaries, patents on certain products and components used in the manufacturing processes. We do not believe that the loss of any one patent would have a material adverse effect on us.

Employees

        At December 31, 2004, we had approximately 3,900 full-time employees. During 2004, we had an average of 3,600 full time employees. Personnel are unionized in EFP's Decatur, Alabama facility (covering approximately 60 persons, with a contract expiring in August 2006) and Truck Accessories' Raider Industries facilities in Canada (covering approximately 214 persons, with a contract that expires in April 2005). We believe that relations with our employees are good.

Environmental matters

        Our operations are subject to a variety of federal, state and local environmental and health and safety statutes and regulations, including those relating to emissions to the air, discharges to water, treatment, storage and disposal of waste and remediation of contaminated sites. In certain cases, these requirements may limit the productive capacity of our operations. Certain laws, including Superfund, impose strict, and under certain circumstances, joint and several, liability for costs to remediate contaminated sites upon designated responsible parties including site owners or operators and, persons who dispose of wastes at, or transport wastes to, such sites. Some of our operations also require permits which may restrict our activities and which are subject to renewal, modification or revocation by issuing authorities. In addition, we generate non-hazardous wastes, which are also subject to regulation under applicable environmental laws.

        From time to time, we have received notices of noncompliance with respect to our operations, which have typically been resolved by investigating the alleged noncompliance, correcting any noncompliant conditions and paying minor fines, none of which individually or in the aggregate has had a material adverse effect on us. However, we expect that the nature of our operations will continue to make us subject to increasingly stringent environmental regulatory standards. Although we believe we have made sufficient capital expenditures to maintain compliance with existing laws and regulations, future expenditures may be necessary, as compliance standards and technology change or as unanticipated circumstances arise. Unforeseen and significant expenditures required, for example, to comply with new or more aggressively enforced requirements or newly discovered conditions could limit expansion or otherwise have a material adverse effect on our business and financial condition.

        In October 2003, one of our subsidiaries was notified that it may be a PRP at a Superfund Site of the United States Environmental Protection Agency, or EPA, in California. Our subsidiary received certain information regarding the quantity of its alleged waste disposal at the site and successfully filed a challenge to the quantity alleged by the EPA. After correcting the subsidiary's quantity, the subsidiary became classified as a de micromis party and has received a letter from the EPA indicating that no financial contribution will be sought from the subsidiary. The PRP group for the site has also indicated that it will not seek any contribution from the de micromis parties. Although the EPA and the PRP group could decide to seek contribution from the de micromis parties at some future time, we do not expect such an effort now and believe that any ultimate cost related to the site will not have a material adverse effect on us.

        In a memorandum dated January 10, 2002 written by the Georgia Environmental Protection Division, one of our subsidiaries was notified that it may be a potentially responsible party in a Georgia state superfund site. To date, the subsidiary and over 700 other parties have executed an administrative consent order and each paid an amount less than $1,000 to the Division for an initial allocation and investigation effort. Although state or federal law may impose joint and several liability and a precise estimate of liability cannot currently be made with respect to this site, we believe that our likely proportionate share, if any, of the ultimate costs related to any necessary investigation and remedial work at this site will not have a material adverse effect on us.

        In February, 2004, we received from the EPA a request for information relating to our Truck Accessories facility in Milton, Pennsylvania. The information request states that it is pursuant to the EPA's authority under the Resource Conservation Recovery Act, or the RCRA, which is the federal statute regulating the handling of hazardous waste, and asks for a large volume of information and documents related to the Milton facility's handling and recordkeeping related to hazardous wastes. Truck Accessories responded to the information request in March, 2004. In November, 2004, we received from the EPA a Show Cause Letter/Information Request alleging violations of certain RCRA regulations and requesting some additional information. We provided the additional information in December, 2004 and attended a settlement conference with representatives of EPA. Shortly after the settlement conference, we reached an agreement in principle with the EPA to settle the alleged violations for a penalty of $60,000. We are currently negotiating with the EPA a consent agreement and final order to document such agreement. If the matter is not settled, we cannot estimate the financial impact of defending an enforcement action.

        Morgan Olson's two manufacturing sites in Sturgis, Michigan overlie, or are in close proximity to, a regional plume of volatile organic compound groundwater contamination. Available information indicates that one of the sites was a likely source of part of the groundwater contamination, and that groundwater contamination is present under the second site. In August 2003, we submitted applications for Baseline Environmental Assessments for each site to the Michigan Department of Environmental Quality. In October 2003, the Michigan Department accepted these applications and granted us a liability exemption for any pre-acquisition releases of volatile organic compounds from these sites that may have contributed to the regional groundwater contamination subject to certain conditions, including an agreement not to use chlorinated solvents and to implement certain engineering controls to minimize future releases at the sites. Based on the granting of the liability exemption, we do not believe that we have any responsibility for the investigation or remediation of the regional groundwater contamination. However, the exemption does not apply to other applicable laws or regulations, and there can be no guarantee that newly discovered conditions or future activities at the sites will not result in significant costs.

Properties

        We own or lease the following manufacturing, office and sales facilities as of December 31, 2004:

Location	Principal use	Approximate square feet	Owned or leased	Lease expiration
Morgan Trailer:
Ehrenberg, Arizona	Manufacturing	125,000	Owned	—
Riverside, California	Manufacturing/service	77,000	Leased	2008
Atlanta, Georgia	Parts & service	20,000	Leased	2007
Rydal, Georgia	Manufacturing	85,000	Owned	—
Ephrata, Pennsylvania	Manufacturing	50,000	Owned	—
New Morgan, Pennsylvania	Manufacturing	62,900	Leased	2004
Morgantown, Pennsylvania	Manufacturing/service	261,500	Owned	—
Morgantown, Pennsylvania	Office/warehouse	110,000	Leased	2009
Corsicana, Texas	Manufacturing/service	60,000	Owned	—
Janesville, Wisconsin	Manufacturing/service	166,000	Leased	2010
Denver, Colorado	Parts & service	15,000	Leased	2004
Lakeland, Florida	Parts & service	47,000	Leased	2010
Toronto, Ontario, Canada.	Office & manufacturing	41,000	Leased	2009
Morgan Olson:
Sturgis, Michigan	Office, manufacturing and parts & services	380,255	Owned	—
Truck Accessories:
Woodland, California	Manufacturing	65,000	Leased	2006
Elkhart, Indiana	Office & research	23,500	Owned	—
Elkhart, Indiana	Manufacturing	132,500	Leased	2004
Elkhart, Indiana	Office & manufacturing	80,000	Owned	—
Elkhart, Indiana	Office & manufacturing	6,000	Leased	2005
Elkhart, Indiana	Mold Shop	9,856	Leased	2005
Milton, Pennsylvania	Manufacturing/retail	105,000	Leased	2006
Drinkwater, Saskatchewan, Canada	Office & manufacturing	72,000	Owned	—
Moose Jaw, Saskatchewan, Canada	Manufacturing	89,000	Leased	2005
Moose Jaw, Saskatchewan, Canada	Truck maintenance	6,000	Leased	2004
Clackamas, Oregon	Retail	10,000	Leased	2008
Centralia, Washington.	Manufacturing	45,950	Owned	—
Specialty Manufacturing:
Brenham, Texas	Office & manufacturing	105,000	Owned	—
Milwaukee, Wisconsin	Office & manufacturing	70,000	Leased	2010
Decatur, Alabama	Manufacturing	175,000	Leased	2006
Elkhart, Indiana	Office & manufacturing	211,600	Owned	—
Gordonsville, Tennessee	Manufacturing	40,000	Leased	2004
Lebanon, Tennessee	Warehouse	18,000	Leased	2005
Nashville, Tennessee	Manufacturing	21,000	Leased	2005
Nashville, Tennessee	Manufacturing	19,900	Leased	2005

        We believe that our facilities are adequate for our current needs and are capable of being utilized at higher capacities to supply increased demand, if necessary.

Legal proceedings

        We are involved in various lawsuits, which arise in the ordinary course of business. In the opinion of management, the ultimate outcome of these lawsuits will not have a material adverse effect on us.

Management

        Our directors and executive officers are set forth below. All directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Our executive officers are appointed by the Board of Directors annually and serve at the discretion of the Board of Directors.

Name	Age	Position
John B. Poindexter	60	Chairman of the Board, President and Chief Executive Officer
Stephen P. Magee	57	Director
William J. Bowen	83	Director
Andrew Foskey	38	Vice President Business Development
Robert S. Whatley	53	Vice President Finance, Secretary and Treasurer
Larry T. Wolfe	56	Vice President Administration and Assistant Secretary

        John B. Poindexter has served as our Chairman of the Board and Directors since 1988, Chief Executive Officer since 1994 and President since November 2002. From 1985 through 1994, Mr. Poindexter was the majority limited partner of J.B. Poindexter & Co., L.P., a privately held, long-term equity investment and management firm formed by Mr. Poindexter in 1985. From 1983 through 1985, he was co-managing partner of KD/P Equities, a privately held equity investment firm that he co-founded. From 1976 through 1983, Mr. Poindexter worked for Smith Barney, Harris Upham & Co. While with Smith Barney, he became a senior vice president for its Smith Barney Venture Corporation and Smith Barney Capital Corporation affiliates and a partner in First Century Partnership II, an investment fund managed by Smith Barney Capital.

        Stephen P. Magee served as our Director since we were formed in 1988, as our Treasurer from 1988 to 2001 and as our Chief Financial Officer from 1994 to 2001. Mr. Magee also serves as Chairman of the Audit Committee of the Board of Directors.

        William J. Bowen retired in 1992 as the Chairman of the Board of Transco Energy Company, a diversified energy company based in Houston, Texas. Mr. Bowen served as Chief Executive Officer of Transco Energy from 1974 until his retirement from that position in 1987. Mr. Bowen serves on our audit committee.

        Andrew Foskey has served as Vice President Business Development since July 2001. He is responsible for leading our acquisition efforts. He has 13 years of experience in accounting, financial management, banking and investment banking. Before joining J.B. Poindexter & Co., Inc., Mr. Foskey served as Chief Financial Officer of Consolidated Equipment Companies in Houston, Texas and as Director of Corporate Finance for Comerica Bank in Detroit, Michigan.

        Robert S. Whatley has served as Vice President since June 1994. He served as Chief Financial Officer of a petrochemical trading company and Vice-President of Finance and Treasurer of Weatherford International, an energy services company. He is a Certified Public Accountant, a member of the Institute of Chartered Accountants in England and Wales, and a member of the Pharmaceutical Society of Great Britain.

        Larry T. Wolfe has served as Vice President of Administration since May of 1995. He previously served as Vice-President of Human Resources and Administrative Services for Transco Energy Company.

        Directors who are our officers or employees do not receive fees for serving as directors. We pay $20,000 per year as director's fees to each outside director. Mr. Magee receives $8,000 per year as Chairman of the Audit Committee of the Board of Directors.

Other significant persons

        Although not an executive officer, each of the following persons is an officer of the referenced subsidiary or division thereof and is an important contributor to our operations:

Name	Age	Position
Nelson Byman	57	President of Specialty Manufacturing Group
Bruce Freeman	51	President of Truck Accessories
Bill Flint Jr.	55	President of EFP Corporation

        Nelson Byman became President of MIC Group in June of 1998 and President of Specialty Manufacturing in January 2001. Previously, Mr. Byman was Vice President/General Manager of a domestic division of Weatherford/Enterra, a manufacturer of oilfield related equipment.

        Bruce L. Freeman was named Senior Vice President of Operations of J.B Poindexter & Co., Inc. on November 15, 2001 and became President of Truck Accessories during July 2002. Previously, Mr. Freeman spent 20 years with the General Electric Company in a variety of operations and senior management assignments followed by four years as President of AEC Sterling and later was a Senior Vice President with NorthWestern Growth Corporation.

        Bill Flint was named President of EFP Corporation on October 6, 2003. Previously Mr. Flint was President and Chief Operation Officer of Flambeau Corporation, a plastics manufacturing company.

Executive compensation

        The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and the other executive officers whose total annual salary and bonus are anticipated to exceed $100,000 for the fiscal years ended December 31, 2004, 2003 and 2002.

Summary compensation table

Annual compensation
Name and principal position
	Year	Salary			Bonus
John B. Poindexter Chairman of the Board and Chief Executive Officer and President	2004 2003 2002		— — —	(a) (a) (a)	$ $ $	— — —
Bruce Freeman President, Truck Accessories Group	2004 2003 2002	$ $ $	268,000 248,000 248,000		$ $ $	138,000 25,000 —
L. T. Wolfe Vice President Administration	2004 2003 2002	$ $ $	231,666 223,000 212,000		$ $ $	204,535 45,000 55,000
Nelson Byman President, Specialty Manufacturing Group	2004 2003 2002	$ $ $	206,000 198,800 184,700		$ $ $	128,000 25,000 66,000
Andrew Foskey Vice President Business Development	2004 2003 2002	$ $ $	197,500 183,333 176,000		$ $ $	35,614 80,592 —

(a)
Mr. Poindexter does not receive a salary from us. His services are provided to us pursuant to a Management Services Agreement. See "—Management services agreement."

        Our incentive compensation plan covering certain of our staff executive officers is similar to the Subsidiary Incentive Plans described below. Additionally, during 1999, we implemented our long-term compensation plan in order to provide the opportunity for certain key management personnel to be further rewarded with financial incentives for achieving our financial objectives. Awards under the plan vest over a three year period provided certain financial objectives have been met. Amounts vested to date under this plan are approximately $339,000. Mr. Poindexter is not eligible to participate in this plan.

        Mr. Poindexter is covered by the various employee insurance programs provided by Morgan Trailer to its employees.

Management services agreement

        We entered into a Management Services Agreement with Southwestern Holdings, Inc. ("Southwestern") owned by Mr. Poindexter. Pursuant to the Management Services Agreement, Southwestern provides services to us, including those of Mr. Poindexter who serves as our Chairman of the Board, Chief Executive Officer and President. We paid to Southwestern approximately $549,000 during the year ended December 31, 2004 and approximately $749,000 during the year ended December 31, 2003 for the services of Mr. Poindexter. The annual fee is subject to annual automatic increases based upon the consumer price index. For a description of the limitations set forth in the indenture on transactions with affiliates that would apply to our management services agreement, see "Description of notes—Limitation on affiliate transactions."

Subsidiary incentive plans

        We have adopted an incentive compensation plan for members of upper management of each of our subsidiaries to provide for the payments of annual bonuses based upon the attainment of performance-based goals. Eligible employees are entitled to receive a bonus if the subsidiary attains or surpasses a stated percentage (which varies by subsidiary) of that subsidiary's earnings before interest and taxes, with the amount of bonus being tied to the subsidiary's actual pre-tax profits. Individual bonuses are then allocated among the eligible employees based upon their individual achievement of stated performance objectives including working capital performance objectives. During 2004, we paid an aggregate $2,223,000 to our employees pursuant to these plans and an aggregate $527,000 in 2003.

        Our subsidiaries also maintain certain other benefit plans for their respective officers and employees.

Principal stockholders

        The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2004 for (i) each of our directors, (ii) each of our named executive officers, (iii) all of our executive officers and directors as a group and (iv) each person who beneficially owns 5% or more of our outstanding common stock. No class of our securities is registered pursuant to Section 13 or 15(d) of the Exchange Act.

Directors, officers and 5% stockholders	Title of Class	Beneficial number of shares	Ownership percent of class
John B. Poindexter (director and named executive officer)	Common Stock	3,059	100%
Stephen P. Magee (director)	"	—	—
William J. Bowen (director)	"	—	—
Bruce Freeman (named executive officer)	"	—	—
L. T. Wolfe (named executive officer)	"	—	—
Nelson Byman (named executive officer)	"	—	—
Andrew Foskey (named executive officer)	"	—	—

All directors and executive officers as a group (7 persons)	"	3,059	100%

  Mr. Poindexter has sole voting and investment power with respect to all shares of our common stock that he beneficially owns and is the only person who beneficially owns 5% or more of our outstanding common stock. His address is 1100 Louisiana St., Suite 5400, Houston, Texas 77002.

Certain relationships and related party transactions

        Mr. John Poindexter owns 100% of our outstanding capital stock. Mr. Stephen Magee is our director. A corporation owned by Mr. Poindexter, of which Mr. Magee is the president, is the general partner of a partnership ("Bartow") that leased certain real property in Georgia to Morgan Trailer. We paid $290,000 in rent to Bartow in 2002, $286,000 in 2003 and $174,000 in 2004. We believe that the rent paid by Morgan Trailer to Bartow in the past was a competitive market rate for the location. Effective July 18, 2004, Morgan Trailer acquired from Bartow the real property located in Georgia formerly leased by Bartow. Morgan Trailer paid approximately $2.2 million for the property, which was determined to be the fair market value of the property.

        We have entered into a Management Services Agreement with Southwestern Holdings, Inc., which is owned by Mr. Poindexter and for which Stephen Magee, one of our directors, serves as President. Pursuant to the Management Services Agreement, Southwestern Holdings, Inc. provides services to us, including those of Mr. Poindexter. We pay to Southwestern Holdings, Inc. approximately $46,000 per month for these services, subject to annual automatic increases based upon the consumer price index. We may also pay a discretionary annual bonus to Southwestern Holdings, Inc. or raise the annual increases above normal adjustments subject to certain limitations. For all services, we paid Southwestern Holdings, Inc. $549,000 in 2002, $749,000 in 2003 and $549,000 in 2004. In addition to the base consulting fee, Mr. Poindexter is covered under Morgan Trailer's employee insurance plan and is reimbursed for travel and other miscellaneous expenses.

        In connection with the Morgan Olson contribution in March 2004, Mr. Poindexter contributed all of his shares of Morgan Olson to us.

        Mr. Poindexter previously owned 100% of Morgan Olson. Effective with his acquisition of Morgan Olson, we, through Morgan Trailer, agreed to provide certain management services to Morgan Olson pursuant to a Management Services Agreement between Morgan Olson and us. We charged Morgan Olson management fees of approximately $362,000, which included approximately $28,000 of reimbursable expenses, during the period July 15, 2003 through December 31, 2003. We charged Morgan Olson management fees of approximately $160,000 during the period January 1, 2004 through March 15, 2004. Morgan Trailer purchased certain materials for and provided the services of certain key personnel to Morgan Olson for which it is reimbursed at cost. During the year ended December 31, 2003, Morgan Trailer charged Morgan Olson approximately $956,000 for these purchases and time spent by its personnel and approximately $22,000 for the period January 1, 2004 through March 15, 2004. During the period July 15, 2003 through December 31, 2003, we and Morgan Trailer provided services to Morgan Olson in connection with the business acquisition and related financing and charged Morgan Olson approximately $355,000 for those services. During the period January 1, 2004 through March 15, 2004, we and Morgan Trailer provided services to Morgan Olson in connection with the business acquisition and related financing and charged Morgan Olson approximately $22,000 for those services. As of December 31, 2003, Morgan Olson owed us approximately $272,000, all of which was paid subsequently. In addition, at December 31, 2003, Morgan Olson owed approximately $142,000 to Southwestern Holdings, Inc.

        Under the terms of a Management Services Agreement between Morgan Olson and Southwestern Holdings, Morgan Olson paid Southwestern Holdings $800,000 during the year ended December 31, 2003, for certain management and administrative services that was included in selling, general and administrative expenses. The agreement between Morgan Olson and Southwestern Holdings was terminated effective with the acquisition of Morgan Olson by the Company.

        On November 7, 2003, Mr. Poindexter exercised the buy-out option for certain equipment valued at $201,000 under lease to Specialty Manufacturing by a third party. Specialty Manufacturing made interest only payments to Mr. Poindexter of $10,200 during 2004, when Specialty Manufacturing purchased the equipment from Mr. Poindexter for $201,000.

        Mr. Magee provided us consulting services in 2002, 2003 and 2004. We paid him $12,000 in 2002, $3,600 in 2003 and $44,400 in 2004 for those services.

        Mr. Poindexter previously held $4.5 million in aggregate principal amount of our 12.5% senior secured notes due 2007 and Mr. Magee previously held $0.1 million in aggregate principal amount of theses senior secured notes. We redeemed their notes with the proceeds of our initial offering of $125 million in aggregate principal amount of our 8.75% senior notes due 2014, and paid them 100% of the principal amount plus accrued interest.

Description of other indebtedness

        Concurrently with the issuance of $125 million in aggregate principal amount of our 8.75% senior notes due 2014 in March 2004, we entered into a revolving credit facility with LaSalle Bank NA. The revolving credit facility was thereafter amended in May 2004 and January 2005 to permit us to issue an additional $30 million and $45 million, respectively, in aggregate principal amount of our 8.75% senior notes due 2014.

        The revolving credit facility provides for available borrowings of up to $30 million in revolving loans. We have the option, subject to certain conditions, to increase the amount we are permitted to borrow under the facility to $50 million. As of December 31, 2004, we believe we have satisfied those conditions. Available borrowings are subject to a borrowing base of eligible accounts receivable, inventory, machinery and equipment and real estate. Borrowings under our revolving credit facility are secured by substantially all of our assets and the assets of our existing subsidiaries. Our revolving credit facility also includes a subfacility for up to $15 million of letters of credit. As of December 31, 2004, we had $0.3 million letters of credit outstanding and our borrowing base would have supported secured debt borrowings of the entire $30 million under our revolving credit facility. Available borrowings under the revolving credit facility will fluctuate and these fluctuations could be material.

        We use the revolving credit facility for working capital requirements and general corporate purposes. The following is a summary of our revolving credit facility and does not purport to be complete.

        J.B. Poindexter & Co., Inc. and certain of its subsidiaries are the borrowers under the revolving credit facility and all of its existing subsidiaries (other than subsidiaries that are borrowers) will guarantee the obligations of the borrowers. Borrowings under our revolving credit facility are secured by liens on substantially all of the assets of J.B. Poindexter & Co., Inc. and its existing subsidiaries. Our revolving credit facility has a term of four years, with automatic yearly renewals thereafter unless:

  •
  the agent, at the request of the requisite lenders, elects to terminate it at the end of the original term or any renewal term; or

  •
  we or any lender elect to terminate it with at least 90 days' prior notice to the other parties.

Borrowing base

        Availability of borrowings under the revolving credit facility is subject to a borrowing base consisting of the sum of:

  •
  85% of eligible accounts receivable; plus

  •
  up to 60% of lower or cost or market value of eligible inventory.

        Borrowings against inventory may not exceed $20 million. We are entitled to include initially in the borrowing base up to an additional $20 million of fixed assets, with fixed asset availability for the borrowing base equal to 85% of the appraised net orderly liquidation value of our machinery and equipment plus 70% of the appraised fair market value of our real property. Fixed asset availability decreases over the term of the revolving credit facility, with machinery and equipment availability declining ratably over a 60 month period and real property availability declining ratably over a 120 month period, in each case from the date of the appraisal of such machinery and equipment or real property, as the case may be.

        Not more frequently than once per calendar year, J.B. Poindexter & Co., Inc. may deliver an updated appraisal with respect to machinery and equipment and real property and request the lenders amend the foregoing availability reductions. If no default or event of default has occurred and is continuing and if the appraisal is otherwise acceptable to the lenders, the lenders will agree to consider such amendment in good faith provided that they are not obligated to provide such amendment to the availability reductions.

        During the occurrence and continuance of a "triggering period," the lenders will have the ability to cause the availability of borrowings under the revolving credit facility to be separated into an individual borrowing base for each borrower, to be based on such borrower's assets using the same borrowing base formula as described in the preceding paragraph for each such borrower.

        A "triggering period" defined as either:

  •
  the time when excess availability under the revolving credit facility is less than $5 million until such time as excess availability becomes $5 million or more for at least one month; or

  •
  an event of default is existing under the revolving credit facility.

Interest rate; fees

        Amounts outstanding under the revolving credit facility will bear interest, at our option, at a rate determined by reference to the base rate (the greater of the Federal Funds Rate plus 0.5% and LaSalle's prime rate) or a LIBOR rate plus 1.75%. Overdue amounts bear interest at a rate equal to 2% above the rate applicable to base rate loans and during the existence of a default, loans shall bear interest at 2% above the rate otherwise applicable thereto.

        In addition to paying interest on outstanding principal, we will be required to pay a commitment fee of 0.375% of the daily average unused portion of the revolving credit facility (i.e., the difference between the $50 million commitment and the daily average balance of loans plus letter of credit liabilities). We are also required to pay a commitment increase fee of $100,000 to increase the revolving credit facility from $30 million to $50 million.

Repayment

        All amounts borrowed must be repaid on the maturity date. If we prepay the loans from any source other than income from the ordinary course operations of our business and terminate the loan agreement before the initial maturity date, we will be subject to a prepayment penalty of:

  •
  1.0% of the revolving credit facility if prepayment occurs three years or more prior to the end of the initial term; or

  •
  0.5% if prepayment occurs two years or more prior to the end of the initial term (but less than three years or more prior to the end of the initial term).

        However, the prepayment fee is waived if the liabilities under the revolving credit facility are repaid from the proceeds of a financing provided by LaSalle Bank NA within 12 months of the closing date.

Certain covenants

        In addition, the revolving credit facility includes customary representations and warranties, customary events of default, customary affirmative covenants and other customary covenants that place various restrictions on us, including without limitation, on our ability to:

  •
  incur additional debt;

  •
  create or become subject to liens or guarantees;

  •
  make investments or loans;

  •
  pay dividends or make distributions;

  •
  prepay the notes or other debt;

  •
  merge with other entities or make acquisitions or dissolve;

  •
  sell assets;

  •
  change fiscal year or amend organizational documents or terms of any subordinated debt;

  •
  enter into leases; and

  •
  enter into transactions with affiliates.

        We are also subject to certain covenants restricting the nature of our business. We are subject to a financial covenant requiring us to maintain a 1.0 to 1.0 fixed charge coverage ratio should our available borrowings at any time fall below $10,000,000. We are also required to establish blocked accounts or lockboxes over which the agent for the lenders under the revolving credit facility will be granted control, provided that the agent will agree not to generally not exercise sole and exclusive control over such blocked accounts or lockboxes so long as borrowing availability is in excess of $20 million and no event of default is existing.

Events of default

        The revolving credit facility contains customary events of default including, without limitation (subject to customary cure periods and materiality thresholds):

  •
  failure to make payments when due;

  •
  defaults under loan agreement and loan documents;

  •
  noncompliance with covenants;

  •
  breaches of representations and warranties;

  •
  loss, theft, damage or destruction of collateral in excess of specific amounts or levy, seizure or attachment upon any collateral in excess of specific amounts;

  •
  events of insolvency, bankruptcy or similar events and dissolution;

  •
  undischarged or unsatisfied judgments in excess of specific amounts;

  •
  invalidity or revocation of guarantees;

  •
  criminal proceedings;

  •
  impairment of security interests in collateral;

  •
  the occurrence of a change of control or if John Poindexter ceases to be a board member or officer of J.B. Poindexter & Co., Inc.; or

  •
  a material adverse change.

        If such default occurs and is continuing, the lenders under our revolving credit facility would be entitled to take various actions, including termination of commitments, all actions permitted to be taken by a secured creditor and the acceleration of amounts due under the revolving credit facility.

Description of exchange notes

        We issued the unregistered notes and will issue the exchange notes under an Indenture dated March 15, 2004 (the "Indenture") among us and Wilmington Trust Company, as trustee (the "Trustee"). The terms of the exchange notes to be issued are identical in all material respects to the unregistered notes, except that:

  •
  the exchange notes have been registered under the Securities Act;

  •
  the certificates representing the exchange notes will not bear legends restricting their transfer; and

  •
  the exchange notes will not have registration rights or any rights to additional interest.

        The terms of the exchange notes include those stated in the indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

        The Indenture is unlimited in aggregate principal amount. We may issue an unlimited principal amount of additional unregistered notes having identical terms and conditions as the unregistered notes (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the unregistered notes and would vote on all matters with the holders of the unregistered notes.

        The registered holder of an exchange note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

        The following description of the exchange notes is intended to be a useful overview and summary of the material provisions of the exchange notes and the Indenture. It does not restate that Indenture in its entirety. Since the description of the exchange notes is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights. Wherever particular provisions of the Indenture, a registration rights agreement or the Trust Indenture Act are referred to in the following description, such provisions are incorporated by reference as part of the such description and such statements are qualified in their entirety by such reference. We urge you to read the Indenture because it, and not the following description, defines your rights as a holder of the unregistered notes. A copy of the Indenture is available as set forth in "Where You Can Find More Information."

        You will find the definitions of some of the capitalized terms used in the following description under the heading "—Certain definitions." Other capitalized terms are defined in other portions of the description. For purposes of the following description, and unless otherwise indicated or the context otherwise requires:

  •
  references to "the Company," "we," "our," ourselves" and "us" refer only to J.B. Poindexter & Co., Inc., without its consolidated subsidiaries; and

  •
  the term "Exchange Notes" means the $200 million in aggregate principle amount of 8.75% senior notes due 2014 that are to be issued pursuant to the exchange offer described in this prospectus.

General

Brief Description of the Exchange Notes

        The Exchange Notes will:

  •
  be general unsecured, senior obligations of the Company;

  •
  mature on March 15, 2014;

  •
  be issued in denominations of $1,000 and integral multiples of $1,000;

  •
  be represented by one or more registered Exchange Notes in global form, but in certain circumstances may be represented by Exchange Notes in definitive form. See "Book-entry, settlement and clearance";

  •
  rank senior in right of payment to any existing and future subordinated Indebtedness of the Company;

  •
  rank equally in right of payment to any existing and future unsecured senior Indebtedness of the Company;

  •
  be effectively subordinated to, which means they will rank behind, existing and future secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness;

  •
  be unconditionally guaranteed on a senior basis by each Domestic Subsidiary of the Company. See "—Subsidiary Guarantees"; and

  •
  be expected to be eligible for trading in the PORTAL market.

Interest

        Interest on the Exchange Notes will compound semi-annually and:

  •
  accrue at the rate of 8 3/4% per annum;

  •
  accrue from the date of the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on September 15 and March 15, commencing on March 15, 2005;

  •
  be payable to the holders of record on the September 1 and March 1 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

        We will also pay additional interest to holders of the Exchange Notes if we fail to complete the Exchange Offer as required by the Registration Rights Agreements or if certain other conditions contained in the Registration Rights Agreements are not satisfied.

Payments on the exchange notes; paying agent and registrar

        We will pay principal, interest and premium, if any, on the Exchange Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Exchange Notes by check mailed to holders of the Exchange Notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Exchange Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar. If a payment date is not a Business Day, payment may be made at that place on the next succeeding day that is a Business Day.

        We will pay principal of, premium, if any, and interest on the Exchange Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Exchange Note.

Transfer and exchange

        A holder may transfer or exchange the Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of the Exchange Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes is to be redeemed.

        The registered holder of an Exchange Note will be treated as the owner of it for all purposes.

Optional redemption

        Except as described below, the Exchange Notes are not redeemable until March 15, 2009. On and after March 15, 2009, the Company may, at its option, redeem all or, from time to time, a part of the Exchange Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Exchange Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2009	104.375%
2010	102.917%
2011	101.458%
2012 and thereafter	100.000%

        Prior to March 15, 2007, the Company may on any one or more occasions, at its option, redeem up to 35% of the original principal amount of the Exchange Notes with the Net Cash Proceeds of one or more offerings of Common Stock at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

  (1)
  at least 65% of the original principal amount of the Exchange Notes remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 60 days after the closing of such Equity Offering.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Exchange Notes will be subject to redemption by the Company.

        In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed or, if the Exchange Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

        The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Exchange Notes.

Ranking

        The Exchange Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated and will be effectively subordinated to all of our secured Indebtedness to the extent of the value of the collateral pledged as security for that Indebtedness and liabilities of the Company's Subsidiaries that do not guarantee the Exchange Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Secured Credit Agreement or other secured Indebtedness, the assets of the Company and the Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the Exchange Notes and the Subsidiary Guarantees only after all Indebtedness under the Senior Secured Credit Agreement and other secured Indebtedness has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes and the Subsidiary Guarantees then outstanding.

        As of December 31, 2004, and assuming that our January 2005 offering of $45 million in aggregate principal amount of unregistered 8.75% senior notes had been completed on that date, the outstanding Indebtedness of the Company and the Subsidiary Guarantors (excluding intercompany liabilities, guarantees under the Senior Secured Credit Agreement and the Subsidiary Guarantees) would have been $203.4 million, $3.4 million of which would have been secured Indebtedness or Capitalized Lease Obligations.

        Although the Indenture will limit the amount of indebtedness that Restricted Subsidiaries may Incur, such indebtedness may be substantial.

Subsidiary guarantees

        The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee, on a senior unsecured basis, the Company's obligations under the Exchange Notes and all obligations under the Indenture. Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the obligations arising under the Subsidiary Guarantees.

        Although the Indenture will limit the amount of indebtedness that Restricted Subsidiaries may Incur, such indebtedness may be substantial.

        The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        If a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) to a Person which is not the Company or a Restricted Subsidiary and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

  (1)
  the sale or other disposition is in compliance with the Indenture, including the covenants "—Limitation on sales of assets and subsidiary stock" and "—Limitation on sales of capital stock of restricted subsidiaries"; and

  (2)
  all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

        In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change of control

        If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Exchange Notes as described under "Optional redemption," each holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control unless the Company has exercised its right to redeem all of the Exchange Notes as described under "Optional redemption," the Company will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Trustee, stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount of such Exchange Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Exchange Notes repurchased.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all Exchange Notes or portions of Exchange Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions of Exchange Notes so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes being purchased by the Company.

        The Paying Agent will promptly mail to each holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

        Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused under such indenture or other agreement by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Exchange Notes under a Change of Control Offer or (iii) the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Secured Credit Agreement.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        The Company's ability to repurchase Exchange Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Exchange Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement may (and other Indebtedness may) prohibit the Company's prepayment of Exchange Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Exchange Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Secured Credit Agreement.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Company to make an offer to repurchase the Exchange Notes as described above.

Certain covenants

Limitation on indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

  (1)
  the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

  (2)
  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  (x) Indebtedness of the Company Incurred pursuant to a Credit Facility in an aggregate amount at any one time outstanding not to exceed the greater of (i) $50.0 million or (ii) the Borrowing Base at such time and (y) Guarantees of Restricted Subsidiaries in respect of the Indebtedness Incurred pursuant to a Credit Facility;

  (2)
  Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture;

  (3)
  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however,

  (a)
  if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes;

  (b)
  if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

    (c)
    (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and

    (ii)
    any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

  (4)
  (a) Indebtedness represented by the Exchange Notes issued on the Issue Date, the Subsidiary Guarantees and the exchange notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (7), (8) and (9)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or Incurred pursuant to the first paragraph of this covenant;

  (5)
  Indebtedness under Currency Agreements and Interest Rate Agreements; provided, that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

  (6)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed 7.5% of Total Tangible Assets outstanding at any time;

  (7)
  Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, appeal, bid or surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

  (8)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

  (10)
  Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed $5.0 million at any time outstanding;

  (11)
  Indebtedness of the Company owed to John B. Poindexter of up to $5.0 million outstanding at any time; provided, that such Indebtedness (a) is expressly made subordinate in right of payment to the Exchange Notes and (b) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to one year after the payment in full of all of the Company's obligations under the Exchange Notes, unless, after giving effect to such payment, the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.0 to 1.0;

  (12)
  the Incurrence by the Company or a Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are simultaneously with such Incurrence (a) used to redeem the Exchange Notes in full or (b) deposited to defease or discharge the Exchange Notes, in each case in accordance with the terms of the Indenture; and

  (13)
  in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed the greater of $10.0 million or 7.5% of Total Tangible Assets at any time outstanding.

        The Company will not, directly or indirectly, Incur, or permit any Subsidiary Guarantor to Incur, any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Exchange Notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will, on the date of such Incurrence, classify (and may from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

  (2)
  all Indebtedness outstanding on the Issue Date and under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

  (3)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends, distributions or payments payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

  (b)
  dividends, distributions or payments payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Common Stock on a pro rata basis);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); or

  (3)
  make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (3) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default shall have occurred and be continuing (or would result therefrom); or

  (b)
  the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

  (i)
  50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

  (ii)
  100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

  (iii)
  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

      (iv)
      the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

      (1)
      repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

      (2)
      the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

  The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "Limitation on indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (4)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense," provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

  (5)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

  (6)
  the payment of dividends on the Company's Common Stock following the first Public Equity Offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering other than public offerings of the Company registered on Form S-4 or S-8; provided, however, that such payment will be included in subsequent calculations of the amount of Restricted Payments;

  (7)
  so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs (other than the Permitted Holder), in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

  (8)
  so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $5.0 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant "Limitation on restricted payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Limitation on liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Exchange Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on sale/leaseback transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as determined by the Company in good faith) of the property subject to such transaction;

  (2)
  the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on indebtedness";

  (3)
  the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Exchange Notes by the covenant described under "—Limitation on liens"; and

  (4)
  the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "—Limitation on sales of assets and subsidiary stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (2)
  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its property or assets to the Company or any Restricted Subsidiary.

        The preceding provisions will not prohibit:

    (a)
    any encumbrance or restriction pursuant to agreements as in effect at or entered into on the date of the Indenture, including, without limitation, the Indenture and the Senior Secured Credit Agreement; provided, however, that the provisions relating to such encumbrances and restrictions contained in the Senior Secured Credit Agreement are no less favorable in any material respect to the holders of the Exchange Notes as determined by the Board of Directors of the Company in good faith than the provisions relating to such encumbrances and restrictions contained in the Senior Secured Credit Agreement as in effect on the Issue Date;

    (b)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

    (c)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Exchange Notes than the encumbrances and restrictions contained in such agreements referred to in clause (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

    (d)
    in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

    (i)
    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

    (ii)
    contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

    (iii)
    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

    (e)
    (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

    (f)
    any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

    (g)
    any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

    (h)
    net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

    (i)
    encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

    (j)
    any agreement governing any other Indebtedness of the Company or any Restricted Subsidiary that ranks pari passu with the Exchange Notes or the Subsidiary Guarantees, as applicable; provided, that such agreements are not materially more restrictive, taken as a whole, as determined by the Board of Directors or senior management of the Company, with respect to such dividend and other payment restrictions than those imposed by the Exchange Notes and the Indenture; and

    (k)
    customary restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business.

Limitation on sales of assets and subsidiary stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

  (a)
  first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase secured Indebtedness of the Company (other than any Disqualified Stock) or secured Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a) (other than any such Indebtedness outstanding under the Senior Secured Credit Agreement), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

  (b)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 541st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of Exchange Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Exchange Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Exchange Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Exchange Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Exchange Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Exchange Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Exchange Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Exchange Notes pursuant to the Asset Disposition Offer.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Exchange Notes and Pari Passu Notes or portions of Exchange Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Exchange Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Exchange Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Exchange Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Exchange Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Disqualified Stock of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

  (2)
  securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on affiliate transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (3)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

  (1)
  any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "Limitation on restricted payments";

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

  (3)
  loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $1.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date; provided, that the Company and its Restricted Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith relating to such loans and advances; provided, further, that any loans or advances forgiven by the Company or any of its Restricted Subsidiaries shall be deemed to remain outstanding for the purposes of this covenant;

  (4)
  any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "Certain covenants—Limitation on indebtedness";

  (5)
  the payment of reasonable and customary compensation and/or fees, in each case, consistent with past practices, paid to, and indemnity provided on behalf of, directors, officers, managers, consultants or employees of the Company or any Restricted Subsidiary;

  (6)
  fees paid as compensation for services to Affiliates of the Company in an aggregate amount not to exceed for any fiscal year (commencing with the fiscal year ending December 31, 2004) the greater of (x) $750,000 and (y) 2.2% of Consolidated EBITDA for the Company for such year; provided, that no Event of Default shall have occurred and be continuing or would result therefrom;

  (7)
  the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company to the Permitted Holder that would not otherwise be prohibited by the Indenture;

  (8)
  transactions with a joint venture, provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons who are not Affiliates of the Company; and

  (9)
  sales of inventory or other products to any Affiliate of the Company entered into in the ordinary course of business on terms that are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time of such sale in arm's-length dealings with a Person who is not an Affiliate.

Limitation on sale of capital stock of restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or, with respect to a Restricted Subsidiary, to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

  (1)
  to the Company or a Wholly-Owned Subsidiary; or

  (2)
  in compliance with the covenant described under "—Limitation on sales of assets and subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

        Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell or otherwise dispose of all the Voting Stock of a Restricted Subsidiary as long as the Company or any Restricted Subsidiary complies with the terms of the covenant described under "—Limitation on sales of assets and subsidiary stock."

Reports to holders

        The Indenture will provide that, whether or not required by the rules and regulations of the SEC, so long as any Exchange Notes are outstanding, the Company will furnish the holders of Exchange Notes:

  (1)
  beginning with reports for the quarter ended March 31, 2004, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's independent public accountants;

  (2)
  except with respect to any Current Report on Form 8-K that would be required to be filed with the SEC in connection with the contribution of Morgan Olson to the Company, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations; and

  (3)
  the certifications that would be required to be filed with the SEC pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, if the Company were required to file such certificates, in each case within the time periods specified in such Section 302 and the SEC's rules and regulations.

        In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Exchange Notes remain outstanding, it will furnish to the holders of the Exchange Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger and consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on indebtedness" covenant;

  (4)
  each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the Exchange Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

  (5)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Exchange Notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

        In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any person (other than another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

  (1)
  a. the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; b. immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and c. the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

  (2)
  the transaction is made in compliance with the covenant described under "—Limitation on sales of assets and subsidiary stock."

Future subsidiary guarantors

        The Company will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company, including, without limitation, a Credit Facility, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Exchange Notes on a senior basis and all other obligations under the Indenture. Notwithstanding the foregoing, in the event the Subsidiary Guarantor is released and discharged in full from all of its obligations under Guarantees of (1) any Credit Facility and (2) all other Indebtedness of the Company, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released and discharged; provided, that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant "Limitation on indebtedness" unless such Indebtedness so Incurred is similarly released and discharged.

Payments for consent

        Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all holders of the Exchange Notes that consent, waive or agree to amend in the time set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

        Each of the following is an Event of Default:

  (1)
  default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by the Company or any Subsidiary Guarantor to comply with its obligations under "Certain covenants—Merger and consolidation";

  (4)
  failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under "Change of control" above or under the covenants described under "Certain covenants" above (in each case, other than a failure to purchase Exchange Notes, which will constitute an Event of Default under clause (2) above, and other than a failure to comply with "Certain covenants—Merger and consolidation," which is covered by clause (3));

  (5)
  failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross-acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $5.0 million or more at any one time;

  (7)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (8)
  failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 days (the "judgment default provision"); or

  (9)
  any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

        However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Exchange Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Exchange Notes by prior written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Exchange Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Exchange Notes because an Event of Default described in clause (6) under "Events of default" has occurred and is continuing, the declaration of acceleration of the Exchange Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Exchange Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Exchange Notes that became due solely because of the acceleration of the Exchange Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Exchange Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Exchange Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Exchange Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Exchange Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Exchange Notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding Exchange Notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding Exchange Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Before taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs, is continuing, and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Exchange Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to March 15, 2009 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to March 15, 2009, the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

Amendments and waivers

        Subject to certain exceptions, the Indenture and the Exchange Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

  (1)
  reduce the amount of Exchange Notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Note;

  (4)
  reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described above under "Optional redemption", whether through an amendment or waiver of provisions in the covenants or otherwise;

  (5)
  make any Note payable in money other than that stated in the Note;

  (6)
  impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Exchange Notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

  (8)
  modify the Subsidiary Guarantee of a Significant Subsidiary or modify the Subsidiary Guarantees of a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), in each case in any manner adverse to the holders of the Exchange Notes.

        Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the Exchange Notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

  (3)
  provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f) (2) (B) of the Code);

  (4)
  add Guarantees with respect to the Exchange Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

  (5)
  secure the Exchange Notes;

  (6)
  add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

  (7)
  make any change that does not adversely affect the rights of any holder; or

  (8)
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  (9)
  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Exchange Notes (except that the transfer restrictions contained in the Exchange Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Exchange Notes, as a single class of securities.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Exchange Notes given in connection with a tender of such holder's Exchange Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all of its obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

        The Company at any time may terminate its obligations under covenants described under "Certain covenants" (other than "Merger and consolidation"), the operation of the cross-default upon a payment default, cross-acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of default" above and the limitations contained in clause (3) under "Certain covenants—Merger and consolidation" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect to the Exchange Notes. If the Company exercises its covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of default" above or because of the failure of the Company to comply with clause (3) under "Certain covenants—Merger and consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

        Wilmington Trust Company will be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes.

Governing law

        The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "Acquired Indebtedness" means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property, plant or equipment to be used by the Company or a Restricted Subsidiary in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (1) shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than a Permitted Holder or a Restricted Subsidiary) or (2) property or other assets, in the case of clause (2) only, outside the ordinary course of business of the Company or such Restricted Subsidiary, as applicable (each referred to for the purposes of this definition as a "disposition"), by the Company or any of its Restricted Subsidiaries, including any such disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  transactions permitted under "Certain covenants—Merger and consolidation";

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

  (7)
  for purposes of "Certain covenants—Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "Certain covenants—Limitation on restricted payments";

  (8)
  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $1.0 million (with unused amounts in any calendar year available to be carried over to succeeding years);

  (9)
  the grant of, and disposition in connection with, Permitted Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (11)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

  (12)
  foreclosure on assets;

  (13)
  any release of intangible claims or rights in the ordinary course of business in connection with the loss or settlement of a bona fide lawsuit, dispute or controversy; and

  (14)
  any disposition of any equipment pursuant to a Sale/Leaseback Transaction that is otherwise permitted by the Indenture to the extent that (x) such equipment was acquired by the Company or any Restricted Subsidiary with the intention of, and for the sole purpose of, disposing of such equipment in such Sale/Leaseback Transaction and (y) the disposition of such equipment in such Sale/Leaseback Transaction occurs within 120 days after the original acquisition by the Company or such Restricted Subsidiary.

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Exchange Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Secured Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Secured Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Borrowing Base" means, as of any date, an amount equal to the sum, without duplication, of (1) 90% of the net book value of the accounts receivable owned by the Company and its Restricted Subsidiaries, (2) 75% of the net book value of inventory owned by the Company and its Restricted Subsidiaries and (3) 75% of the net book value of property, plant and equipment owned by the Company and its Restricted Subsidiaries, provided, that the Borrowing Base shall be adjusted to give pro forma effect to the acquisition of any Person, property or assets by the Company or by any Restricted Subsidiary of the Company that is a Subsidiary Guarantor, so long as (a) such acquisition is consummated on or prior to the date of calculation of the Borrowing Base and (b) in the case of an acquisition of a Person, such Person (y) becomes a Restricted Subsidiary of the Company or a Subsidiary Guarantor or (z) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary of the Company that is a Subsidiary Guarantor.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund substantially all of the assets of which constitute instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  (a) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); and (b) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

  (2)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

  (4)
  the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

    (b)
    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and

    Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles"; and

  (5)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

        Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

  (6)
  costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; less (to the extent included in such interest expense) the write-off of financing costs associated with the redemption of the Company's 12.50% senior secured notes due 2007.

        For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness," the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness."

        For purposes of the foregoing, total interest expense will be determined (1) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (2) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss; and

  (5)
  the cumulative effect of a change in accounting principles.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Facility" means, with respect to the Company or any Subsidiary Guarantor, one or more credit facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Exchange Notes or (b) on which there are no Exchange Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of control" and "Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with "Certain covenants—Limitation on restricted payments."

        "Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "Equity Offering" means a public or private sale for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than a public offering with respect to the Company's Common Stock or options, warrants or rights registered on Forms S-4 or S-8.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "holder" means a Person in whose name a Note is registered on the Registrar's books.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness," provided that such money is held to secure the payment of such interest.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

        For purposes of "Certain covenants—Limitation on restricted payments,"

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means the date on which the Exchange Notes are originally issued under the Indenture.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Debt" means Indebtedness of a Person:

  (1)
  as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Pari Passu Indebtedness" means Indebtedness of the Company that ranks equally in right of payment to the Exchange Notes.

        "Permitted Holder" means John B. Poindexter, and/or his heirs, executors and administrators, and/or any trust established by John B. Poindexter or his lineal descendants or other relatives.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

  (7)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (8)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "Certain covenants—Limitation on sales of assets and subsidiary stock";

  (9)
  Investments in existence on the Issue Date and any extensions, modifications or renewals thereof;

  (10)
  Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain covenants—Limitation on indebtedness";

  (11)
  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed 7.5% of Total Tangible Assets outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

  (12)
  Guarantees issued in accordance with "Certain covenants—Limitation on indebtedness";

  (13)
  loans or advances to employees, directors or officers of the Company or a Restricted Subsidiary made in the ordinary course of business who are not otherwise Affiliates of the Company other than solely as a result of such Person being an employee, officer or director;

  (14)
  Investments constituting prepayments or credits made to customers or suppliers in the ordinary course of business; and

  (15)
  Investments constituting prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations under the Senior Secured Credit Agreement and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Senior Secured Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the amount permitted to be Incurred under clause (1) of the second paragraph of "Certain covenants—Limitation on indebtedness," and related Hedging Obligations and, whether or not existing on the Issue Date, Liens securing Indebtedness under the Indenture, the Exchange Notes or the Subsidiary Guarantees;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligation;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed plus the amount of reasonable fees and expenses incurred in connection with such financing; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any

      Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

  (12)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (15)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (16)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  (17)
  Liens securing the Exchange Notes and Subsidiary Guarantees;

  (18)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could have secured) the Indebtedness being refinanced or is in respect of property that is subject to a Permitted Lien hereunder;

  (19)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (20)
  Liens securing Indebtedness permitted by clause (10) of the second paragraph of "Certain covenants—Limitation on indebtedness";

  (21)
  Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed 7.5% of Total Tangible Assets outstanding at any time; and

  (22)
  banker's Liens, rights of set-off, Liens of securities intermediaries and custodians on deposit accounts and securities accounts maintained in the ordinary course of business.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Public Equity Offering" means a primary public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock made pursuant to a registration statement that has been declared effective by the SEC.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Exchange Notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee, as the case may be, on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Subsidiary Guarantors and the initial purchaser and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended from time to time.

        "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the United States Securities and Exchange Commission.

        "Senior Secured Credit Agreement" means, the Credit Facility entered into among the Company, LaSalle Bank National Association, as Administrative Agent, and the lenders parties thereto on March 15, 2004, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or part from time to time; provided that a Senior Secured Credit Agreement shall not include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Exchange Notes and exchange notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

        "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary or a Receivables Entity).

        "Total Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company made available in accordance with the Indenture, less deferred income tax assets, prepaid pension costs, goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of the Company in such Subsidiary complies with "Certain covenants—Limitation on restricted payments";

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (6)
  to subscribe for additional Capital Stock of such Person; or

  (7)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (8)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company.

Book-entry, settlement and clearance

        Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The exchange notes will initially be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes").

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of global notes for certificated notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        The laws of some states require that particular Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither us, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between Participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

  (2)
  we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same day settlement and payment

        We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in PORTAL and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

United States federal income tax consequences

        The summaries below are for general information only and do not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership, exchange and disposition of the notes by a holder in light of the holder's particular circumstances.

        The following summary of U.S. federal income tax consequences of the purchase, ownership, exchange and disposition of the notes is based upon the Internal Revenue Code of 1986, existing and proposed Treasury regulations, Internal Revenue Service, or IRS, rulings and pronouncements and administrative and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect, and any change could affect the continuing validity of this summary.

        This summary of U.S. federal income tax consequences deals only with the notes held as "capital assets," as defined in the Internal Revenue Code, and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, persons holding securities as a hedge against currency risk or as a position in a "straddle," or "conversion" transaction, or "U.S. holders" (as defined below) whose functional currency is not the U.S. Dollar. Moreover, this summary does not address the effect of the notes when held by a foreign partnership or other flow-through entities. This summary does not address the effect of any applicable state, local or foreign tax laws or, except to the limited extent discussed under "non-U.S. holders," any estate and gift taxation laws. This summary is limited to persons purchasing the notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Internal Revenue Code (i.e. the first price at which a substantial amount of notes are sold to the public for cash).

        A "U.S. holder" is a beneficial owner of the notes that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences. As used in this prospectus, the term "non-U.S. holder" means an individual, corporation (or other entity treated as a corporation for U.S. federal income tax purposes), estate or trust that (i) is a beneficial owner of the notes and (ii) is not a U.S. holder.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATIONS OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXCHANGE AND DISPOSITION OF THE NOTES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

        Interest on the notes will constitute "qualified stated interest" and generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received, in accordance with the U.S. holder's regular method of tax accounting. We do not believe that any of the unregistered notes were issued by us at a price that will create original issue discount, generally defined as the excess of the stated redemption price at maturity of the notes over their issue price. However, if any of the unregistered notes are deemed by the IRS to have been issued with original issue discount and such original issue discount is deemed to have been equal to or greater than 1/4 of 1% of the instrument's stated redemption price at maturity multiplied by the number of complete years to maturity, a U.S. holder will include in income, as ordinary interest, both the qualified stated interest paid on any of the notes, as the case may be, and the deemed original issue discount amount. Such deemed original issue discount would be required to be accrued under a constant yield method. The deemed original issue discount amounts would thus be taxable income to the holder in advance of receipt of the cash payments attributable to such income, regardless of the U.S. holder's regular method of tax accounting.

        Upon the sale, exchange or retirement of any of the notes, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest, which will be taxable as such) and such U.S. holder's adjusted tax basis in the notes. A U.S. holder's adjusted tax basis in the notes generally will equal such U.S. holder's initial investment in the notes increased by any deemed original issue discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received with respect to any of the notes. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if any of the notes have been held by the U.S. holder for more than one year on the date of disposition.

Exchange Offer

        The exchange of unregistered notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. A U.S. holder will not recognize any gain or loss upon the receipt of an exchange note pursuant to the exchange offer and should be required to include interest on such exchange note in gross income for U.S. federal income tax purposes in the manner and to the extent described above. A U.S. holder's holding period for an exchange note received pursuant to the exchange offer will include the holding period for the unregistered note exchanged and the U.S. holder's adjusted basis in the exchange note received will be the same as the holder's adjusted basis in the unregistered note exchanged. The U.S. federal income tax consequences of holding and disposing of an exchange note received in the exchange offer should be the same as the federal income tax consequences of holding and disposing of the unregistered note exchanged therefor.

Non-U.S. Holders

        Subject to the discussion below concerning backup withholding, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on any of the notes except that interest payment may be subject to withholding taxes if such non-U.S. holder:

  •
  actually or constructively owns 10% or more of our capital or profit's interest;

  •
  is a controlled foreign corporation that is related to us within the meaning of Section 864 (d)(4) of the Internal Revenue Code; or

  •
  does not satisfy the statement requirement as generally described below.

        Any gain or income (other than amounts attributable to interest) realized by non-U.S. holders upon the sale, exchange, retirement or other disposition of any of the notes generally will not be subject to U.S. federal income tax unless:

  •
  such gain or income is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder; or

  •
  in the case of a non-U.S. holder who is an individual, the individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition of the notes, and certain other conditions are met.

        If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of such trade or business or, in the case of an individual non-U.S. holder, is present in the United States for 183 days or more, such non-U.S. holder will generally be subject to U.S. income tax at regular rates on interest and on any gain realized on the sale, exchange, retirement or other disposition of any of the notes held by that U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        To satisfy the statement requirement referred to above, either:

  •
  the beneficial owner of the notes must certify to us or our agent in compliance with applicable laws and regulations and under penalties of perjury (by submitting to us or our agent an IRS Form W-8BEN or other suitable form) that it is not a "United States person" as defined in the Internal Revenue Code and provide its name and address; or

  •
  a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds the notes on behalf of the beneficial owner provides a statement to us or our agent in which it certifies that an IRS Form W-8BEN or other suitable form has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

        Special rules apply to non-U.S. holders that are partnerships, estates, or trusts and, in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        If a non-U.S. holder does not qualify for the exemption applicable to payments of interest described above, payments of interest made to such non-U.S. holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our agent with a properly executed:

  •
  IRS Form W-8BEN claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

  •
  IRS Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        Notes beneficially owned by an individual who at the time of death is not a U.S. citizen or resident as specifically defined for U.S. estate tax purposes will not be subject to the U.S. federal estate tax as a result of such individual's death, provided that such individual does not constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and provided that the interest payments with respect to such notes would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

Backup Withholding

        Backup withholding of U.S. federal income tax may apply to payments made with respect to the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. The backup withholding tax rate is currently 28%. For payments made after 2010, the backup withholding rate is scheduled to increase to 31%. Payments made with respect to the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for non-U.S. holders. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax, provided the required information is furnished timely to the IRS.

        THE PRECEDING SUMMARIES OF THE PRINCIPAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXCHANGE AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, OWNING, EXCHANGING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, PROVINCIAL, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS AND OF ANY PROPOSED CHANGES IN APPLICABLE TAX LAWS.

ERISA considerations

        The following is a summary of certain considerations associated with the holding of exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code. Collectively referred to herein as "Similar Laws," and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements, each referred to herein as a "Plan".

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or an "ERISA Plan", and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, the initial purchaser or the subsidiary guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective 133 investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Plan of distribution

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities.

        We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Until            , 2005 all dealers that effect transactions in the exchange notes securities may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

        Any such broker dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. By delivering a prospectus, however, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act and the letter of transmittal states that, by acknowledging that it will deliver (and by delivering) a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker dealer that acquired any of its exchange notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 90 days after the expiration date of the exchange offer, we will promptly as reasonably practicable send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the unregistered notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the unregistered notes (including any broker-dealers) against particular liabilities, including liabilities under the Securities Act.

        Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of unregistered notes who did not exchange their unregistered notes for exchange notes in the exchange offer on terms which may differ from those contained in the prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding unregistered notes have been exchanged for exchange notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

Legal matters

        The validity of the exchange notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP.

Experts

        The consolidated balance sheet of J.B. Poindexter & Co., Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholder's equity (capital deficiency) and cash flows for the year ended December 31, 2004 included in this Prospectus and Registration Statement have been audited by Crowe Chizek and Company LLC, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of J.B. Poindexter & Co., Inc. and subsidiaries as of December 31, 2003, and for each of the two years in the period ended December 31, 2003, appearing in this prospectus and the registration statement of which this prospectus is a part of have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in independent registered public accounting firm

        When seeking proposals from various accounting firms to audit our financial statements for the year ended December 31, 2004, our independent registered public accounting firm for the years ended December 31, 2003 and 2002, Ernst & Young LLP, chose not to submit a proposal and resigned effective September 24, 2004. On December 20, 2004 we engaged Crowe Chizek and Company LLC as our new independent registered public accounting firm. The appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm was approved by our Board of Directors.

        The report of Ernst & Young LLP, included in this prospectus, on our consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholder's equity (capital deficiency) and cash flows for each of the two years in the period ended December 31, 2003, contains no adverse opinion or disclaimer of opinion nor is it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits as of and for the aforementioned periods, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with their report appearing herein.

        During the years ended December 31, 2003 and 2002 and through the date that we engaged Crowe Chizek and Company LLC:

  •
  there were no "reportable events," as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Act; and

  •
  we did not consult Crowe Chizek and Company LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or "reportable events" listed in Items 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Act.

Where you can find more information

        We are currently not subject to the reporting requirements of the Exchange Act and do not voluntarily file reports and other information with the Securities and Exchange Commission under the Exchange Act.

        We will resume reporting under the Exchange Act and filing reports and other information with the SEC when the registration statement related to the exchange offer, and of which this prospectus is a part of, is declared effective by the SEC. However, during any period in which we are not required to file Exchange Act reports, we will make the information described in "Description of exchange notes—Reports to holders" available to you as provided therein.

        When we do resume reporting under the Exchange Act and filing reports and other information with the SEC, you may read and copy that information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or by calling 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

        The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of that site is www.sec.gov.

        You may also obtain a copy of any of our filings with the SEC without charge by written or oral request directed to J.B. Poindexter & Co., Inc., Attention: Investor Relations, 1100 Louisiana, Suite 5400, Houston, Texas 77002 (713-655-9800) or from our website at www.jbpco.com.

        Except as otherwise indicated in this prospectus, or in the registration statement of which this prospectus is a part, our reports and other information that have previously been filed by us prior to the date hereof and those reports and other information that will be filed by us with the SEC are not incorporated by reference into this prospectus and therefore are not part of this prospectus. See also "Incorporation by reference." In addition, we are not incorporating the contents of our website, the website of the SEC or the website of any other person into this prospectus. We are only providing information about how you may obtain particular documents at these websites.

        This prospectus forms part of the registration statement filed by us with the SEC under the Securities Act. In accordance with the rules and regulations of the SEC, this prospectus omits particular information contained in the registration statement of which this prospectus is a part.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder of
J.B. Poindexter & Co., Inc.

        We have audited the accompanying consolidated balance sheet of J.B. Poindexter & Co., Inc. and subsidiaries (Company) as of December 31, 2004 and the related consolidated statements of operations, stockholder's equity (capital deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the 2004 financial statements referred to above present fairly, in all material respects, the consolidated financial position of J.B. Poindexter & Co., Inc. and subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ CROWE CHIZEK AND COMPANY LLC

South Bend, Indiana
March 23, 2005

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder of
J.B. Poindexter & Co., Inc.

        We have audited the accompanying consolidated balance sheet of J.B. Poindexter & Co., Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholder's equity (capital deficiency), and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of J.B. Poindexter & Co., Inc. and subsidiaries at December 31, 2003, and the consolidated results of their operations and its cash flows for each of the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1, the accompanying Consolidated Financial Statements as of December 31, 2003 and for the year then ended, have been restated to include the financial statements of Morgan Olson for the period that both the Company and Morgan Olson were under common control.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 23, 2004

J.B. POINDEXTER & CO., INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents including restricted cash of $0 and $1,351, respectively	$24,432	$1,351
Accounts receivable, net of allowance for doubtful accounts of $1,028 and $909, respectively	50,876	38,695
Inventories, net	46,676	33,873
Deferred income taxes	1,312	1,277
Prepaid expenses and other	1,978	2,829

Total current assets	125,274	78,025
Property, plant and equipment, net	47,599	41,020
Goodwill	23,054	16,516
Intangible assets, net	6,106	—
Deferred income taxes	1,994	5,286
Other assets	13,678	6,089

Total assets	$217,705	$146,936

Liabilities and stockholder's equity (capital deficiency)
Current liabilities
Current portion of long-term debt	$943	$2,435
Borrowings under the revolving credit agreements	—	19,750
Accounts payable	27,320	25,549
Accrued compensation and benefits	6,996	6,917
Accrued income taxes	722	507
Other accrued liabilities	13,600	7,945

Total current liabilities	49,581	63,103

Noncurrent liabilities
Long-term debt, less current portion	157,484	85,604
Employee benefit obligations and other	6,018	3,636

Total noncurrent liabilities	163,502	89,240

Stockholder's equity (capital deficiency)
Common stock, par value $0.01 per share (3,059 shares issued)	31	31
Capital in excess of par value of stock	19,455	19,455
Accumulated other comprehensive income	73	(82)
Accumulated deficit	(14,937)	(24,811)

Total stockholder's equity (capital deficiency)	4,622	(5,407)

Total liabilities and stockholder's equity (capital deficiency)	$217,705	$146,936

The accompanying notes are an integral part of these consolidated financial statements.

J.B. POINDEXTER & CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands)

	Years ended December 31,
	2004	2003	2002
Net sales	$584,921	$435,521	$320,476
Cost of sales	513,472	373,777	277,852

Gross profit	71,449	61,744	42,624
Selling, general and administrative expense	40,601	36,901	37,398
Loss (gain) on extinguishment of debt	2,394	(368)	—
Refinancing costs	—	831	—
Closed and excess facility costs	—	—	322
Other income	(438)	(34)	(907)

Operating income	28,892	24,414	5,811
Interest expense	14,508	12,438	12,463
Interest income	(151)	—	—

Income (loss) from continuing operations before income taxes and discontinued operations	14,535	11,976	(6,652)
Income tax provision (benefit)	4,134	2,715	(1,149)

Income (loss) before discontinued operations	10,401	9,261	(5,503)
Loss from discontinued operations, net of applicable taxes	(527)	(155)	(6,607)

Net income (loss)	$9,874	$9,106	$(12,110)

The accompanying notes are an integral part of these consolidated financial statements.

J.B. POINDEXTER & CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Years ended December 31,
	2004	2003	2002
Cash flows from operating activities:
Net income (loss)	$9,874	$9,106	$(12,110)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,527	9,160	9,148
Amortization of debt issuance costs	592	714	400
Loss on disposal of discontinued operations	175	—	2,669
Closed and excess facility costs	—	—	322
Loss (gain) on extinguishment of debt	2,394	(368)	—
Provision for excess and obsolete inventory	448	(4)	388
Provision for doubtful accounts receivable	481	250	197
Loss (gain) on sale of property, plant and equipment	1	(122)	—
Deferred income tax benefit (expense)	2,107	1,415	(2,194)
Operating cash flows from discontinued operations	(48)	(107)	2,682
Other	248	(151)	(126)
Change in assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable	(7,251)	(13,139)	(1,728)
Inventories	(10,969)	(7,539)	(540)
Prepaid expenses and other	263	(526)	(150)
Accounts payable	(1,936)	12,627	(360)
Accrued income taxes	152	365	62
Other accrued liabilities	5,712	1,518	874

Net cash provided by (used in) operating activities	11,770	13,199	(466)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(17,906)	(14,341)	—
Proceeds from disposition of business, property, plant and equipment	294	1,035	77
Purchase of property, plant and equipment	(9,428)	(4,025)	(5,476)
Issuance of insurance collateral deposits	(5,520)	—	—
Net investing activities of discontinued operations	1,343	931	3,098

Net cash used in investing activities	(31,217)	(16,400)	(2,301)

Cash flows from financing activities:
Net proceeds (payments) of revolving lines of credit and short term debt	(19,718)	4,114	7,969
Proceeds from long-term debt	155,000	10,660	—
Payments of long-term debt and capital leases	(87,636)	(10,328)	(2,472)
Exchange offer consent fee and debt issuance costs	(5,160)	(2,944)	—
Net financing activities of discontinued operations	—	329	(2,713)
Capital contribution	—	3,000	—
Change in restricted cash	1,351	(1,239)	(14)

Net cash provided by financing activities	43,837	3,592	2,770

Effect of exchange rate on cash	42	(391)	(3)
Change in cash	24,432	—	—
Cash beginning of year	—	—	—

Cash end of year	$24,432	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

J.B. POINDEXTER & CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (CAPITAL DEFICIENCY)

(Dollars in Thousands)

For the years ended December 31, 2004, 2003 and 2002	Shares of common stock	Common stock and paid-in capital	Accumulated deficit	Accumulated Other Comprehensive Income	Total
	(dollars in thousands)
December 31, 2001	3,059	$16,486	$(21,807)	$(613)	$(5,934)
Net loss	—	—	(12,110)	—	(12,110)
Translation adjustment	—	—	—	(5)	(5)

Comprehensive loss					(12,115)

December 31, 2002	3,059	16,486	(33,917)	(618)	(18,049)
Capital contribution	—	3,000	—	—	3,000
Net income	—	—	9,106	—	9,106
Translation adjustment	—	—	—	536	536

Comprehensive income					9,642

December 31, 2003	3,059	19,486	(24,811)	(82)	(5,407)
Net income	—	—	9,874	—	9,874
Translation adjustment	—	—	—	155	155

Comprehensive income					10,029

December 31, 2004	3,059	$19,486	$(14,937)	$73	$4,622

The accompanying notes are an integral part of these consolidated financial statements.

J.B. POINDEXTER & CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

1.    Organization & Business

        J.B. Poindexter & Co., Inc. ("JBPCO") and its subsidiaries (the "Subsidiaries", and together with JBPCO, the "Company") operate primarily manufacturing businesses principally in North America. JBPCO is owned and controlled by John Poindexter.

        On March 15, 2004, the Company acquired from John Poindexter (see Note 4), the sole shareholder of the Company, the stock of Morgan Olson that he had acquired effective July 15, 2003. The historical financial statements of the Company were restated to reflect the merger on a basis similar to a pooling of interests so as to combine the financial statements of both companies for the period they were under common control.

        On November 5, 2004, the Company acquired substantially all of the assets of Pace Edwards, a Washington State manufacturer of pickup truck accessories. On December 15, 2004, the Company acquired the stock of Commercial Babcock Inc., a Canadian manufacturer of truck bodies (see Note 4).

        Morgan Trailer Manufacturing Co. ("Morgan Trailer") manufactures truck bodies for dry freight and refrigerated vans (excluding those made for pickup trucks and tractor-trailer trucks). Morgan Trailer's operations include the recently acquired Commercial Babcock Inc. Its customers include rental companies, truck dealers and companies that operate fleets of delivery vehicles. The principal raw materials used by Morgan Trailer include steel, aluminum, fiberglass reinforced plywood, hardwood and oil acquired from a variety of sources.

        Morgan Olson Corporation ("Morgan Olson") manufactures step van bodies for parcel, food, vending, uniform, linen and other delivery applications. Step vans are specialized vehicles designed for multiple stop applications and enable the driver of the truck to easily access the cargo area. Morgan Olson manufactures the complete truck body, including the installation of windows, doors, instrument panels, seating, wiring and painting. The step van bodies are installed on truck chassis provided by Morgan Olson's customers. The principal raw materials used by Morgan Olson include steel and aluminum.

        Truck Accessories Group, Inc. ("Truck Accessories") manufactures pickup truck caps and tonneau covers, which are fabricated enclosures that fit over the open beds of pickup trucks, converting the beds into weatherproof storage areas. Truck Accessories includes Leer, Century Fiberglass ("Century"), Raider Industries Inc. ("Raider"), and Pace Edwards Company. The principal raw materials used by Truck Accessories include resin, fiberglass, paint, locks and windows.

        Specialty Manufacturing Group ("Specialty Manufacturing") comprises Magnetic Instruments Corp. ("MIC Group") and EFP Corp ("EFP"). MIC Group is a manufacturer, investment caster and assembler of precision metal parts for use in the worldwide oil and gas exploration, automotive and aerospace industries and other general industries. EFP molds, fabricates and markets expandable foam products which are used as casting patterns, packaging, shock absorbing and materials handling products primarily by the automotive, electronics, furniture, appliance and other industries. It also manufactures products used as thermal insulators. The principal raw materials used by Specialty Manufacturing are expandable polystyrene, polypropylene, polyethylene, resins, ferrous and non-ferrous materials including stainless steel, alloy steels, nickel-based alloys, titanium, brass, beryllium-copper alloys and aluminum.

2.    Summary of Significant Accounting Policies

        Principles of Consolidation.    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. All intercompany accounts and transactions have been eliminated in consolidation.

        Cash and Cash Equivalents.    Cash and all highly liquid investments with a maturity of three months or less at the date of purchase, including short term deposits and government agency and corporate obligations, are classified as cash and cash equivalents.

        Revenue Recognition.    Revenue is recognized upon shipment of the product to customers, except for Morgan Trailer and Morgan Olson where revenue is recognized when title transfers to the customer upon final body assembly, quality inspection and customer notification. Amounts billed to customers related to shipping and handling is classified as revenue. The costs associated with the shipping and handling revenue are included in cost of sales.

        Accounts Receivable.    The Company sells to customers as is customary in its industries and typically extends its customers 30 days payment terms. Interest is not normally charged on accounts receivable. Accounts receivable is stated net of an allowance for doubtful accounts of $1,028 and $909 at December 31, 2004 and 2003, respectively. The Company establishes an allowance for doubtful accounts receivable on a case by case basis when it believes that the required payment of specific amounts owed is unlikely to occur. The activity in the allowance for doubtful accounts for the years ended December 31, was:

	2004	2003	2002
Balance at the beginning of the year	$909	$809	$810
Provision for losses	470	205	183
Charge offs	(520)	(367)	(186)
Recoveries	2	12	2
Acquisitions	167	250	—

Balance at the end of the year	$1,028	$909	$809

        The carrying amounts of trade receivables approximate fair value because of the short maturity of those instruments. The Company is not aware of any significant credit risks related to its customer base and does not generally require collateral or other security to support customer receivables.

        Inventories.    Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

        Property, Plant and Equipment.    Property, plant and equipment, including property under capital leases, are stated at cost. The cost of property under capital leases represents the present value of the future minimum lease payments at the inception of the lease. Depreciation and amortization is computed by using the straight-line method over the estimated useful lives of the applicable assets. The cost of maintenance and repairs is charged to operating expense as incurred and the cost of major replacements and significant improvements is capitalized. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

        Warranty.    Morgan Trailer provides product warranties for periods up to five years. Morgan Olson provides a warranty period, which is one year or 12,000 miles for components, three years or 36,000 miles for paint and five years or 50,000 miles for the van body structure. Truck Accessories provides a warranty period, exclusive to the original truck owner, which is, in general but with exclusions, one year for parts, five years for paint and lifetime for structure. Specialty Manufacturing does not provide a warranty on its products. A provision for warranty costs is included in cost of sales when goods are sold based on historical experience and estimated future claims. The Company had accrued warranty costs of $4.4 million and $3.2 million at December 31, 2004 and 2003, respectively. The activity in the accrued warranty cost accounts for the years ended December 31, was:

	2004	2003	2002
Balance at the beginning of the year	$3,214	$2,544	$2,696
Provision for losses	4,273	2,930	1,989
Charge offs	(3,548)	(2,710)	(2,141)
Acquisitions	451	450	—

Balance at the end of the year	4,390	3,214	2,544
Less: Short-term	1,978	1,478	1,182

Long term	$2,412	$1,736	$1,362

        Evaluation of Impairment of Long-Lived Assets.    In accordance with Statement of Financial Accounting Standard ("SFAS") No. 144, "Impairment or Disposal of Long-Lived Assets", the Company evaluates the carrying value of long-lived assets whenever significant events or changes in circumstances indicate the carrying value of these assets may be impaired. The Company evaluates potential impairment of long-lived assets by comparing the carrying value of the assets to the expected net future cash flows resulting from the use of the assets. Management believes no material impairment of long-lived assets exists at December 31, 2004 and 2003.

        Fair Value of Financial Instruments.    The Company's financial instruments consist of cash, receivables, and debt. Fair values of cash and receivables approximate carry values for these financial instruments since they are relatively short-term in nature. The carrying amount of debt, except for the Company's Senior Notes (See Note 9), approximates the fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

        Debt Issuance Costs.    Debt issuance costs are amortized on a straight-line basis over the term of the related debt, which ranges from four to ten years.

        Advertising and Research and Development Expense.    The Company expenses advertising costs and research and development ("R&D") costs as incurred. During the years ended December 31, 2004, 2003 and 2002, advertising expense was approximately $2.4 million, $2.0 million and $1.8 million, respectively and R&D expense was approximately $1.6 million, $1.5 million and $2.0 million, respectively.

        Income Taxes.    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted tax rates.

        The Company's management believes that it is more likely than not that current and long term deferred tax assets will reduce future income tax payments. The Company has considered on-going prudent and feasible tax planning strategies in making this assessment. There are significant assumptions inherent in the Company's prudent and feasible tax planning strategies. Changes in these assumptions would impact the estimated amount of deferred tax assets realized by these tax planning strategies. Should the Company determine that it is more likely than not unable to realize all or part of the net deferred tax asset in the future, a valuation allowance, necessary to reduce the deferred tax asset to the amount that is more likely than not to be realized, would reduce income in the period such determination was made.

        Self-Insurance Risks.    The Company utilizes a combination of insurance coverage and self-insurance programs for property, casualty, including workers' compensation and health care insurance. The Company records an actuarially determined, fully developed self insurance reserve to cover the self insured portion of these risks based on known facts and historical industry trends. Changes in the assumptions used by the actuary could result in a different self-insurance reserve.

        Contingent Liabilities.    Reserves are established for estimated environmental and legal loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. Revisions to contingent liabilities are reflected in income in the period in which different facts or information become known or circumstances change that affect the previous assumptions with respect to the likelihood or amount of loss. Reserves for contingent liabilities are based upon the assumptions and estimates regarding the probable outcome of the matter. Should the outcome differ from the assumptions and estimates, revisions to the estimated reserves for contingent liabilities would be required.

        Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates subject to change include the valuation of goodwill and other intangible assets, the allowances for doubtful accounts and shrinkage and excess and obsolete inventory, the valuation of deferred tax assets, and the allowances for self-insurance risks, warranty claims, and environmental claims.

        New Accounting Standards to be Adopted.    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment." This standard eliminated the alternative of accounting for share-based compensation using APB Opinion No. 25. The revised standard generally requires the recognition of the cost of employee services based on the grant date fair value of equity or liability instruments issued. The effective date for the Company is the beginning of the third quarter 2005. The adoption of this standard is not expected to have any significant impact on the Company's financial position, results of operations or cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29." The standard eliminates certain exceptions that were contained in APB Opinion No. 29 to the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged. The effective date for the Company is for fiscal year 2006. The adoption of this standard is not expected to have any significant impact on the Company's financial position, results of operations or cash flows.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs—an amendment of APB No. 43, Chapter 4." This standard states that idle facility expense, freight, handling costs and wasted material be accounted for as current-period expense regardless of whether they meet the criterion of "abnormal," as previously defined. The effective date for the Company is for fiscal year 2006. The adoption of this standard is not expected to have any significant impact on the Company's financial position, results of operations or cash flows.

        New Accounting Standard Adopted.    In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employees' Disclosures about Pensions and Other Post-retirement Benefits—an amendment of FASB Statements No. 87, 88, and 106." This standard requires additional disclosures to those in the original statements No. 87, 88, 106, and 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other post-retirement plans. The adoption of this standard did not have any impact on the Company's financial position, results of operations or cash flows.

        Reclassifications.    Certain prior year amounts have been reclassified to conform with the classifications used in fiscal 2004.

3.    Segment Data

        The Company operates and manages its subsidiaries within the separate business segments described in Note 1. The Company evaluates performance and allocates resources based on the operating income of each segment. The accounting policies of the reportable business segments are the same as those described in the summary of significant accounting policies.

        The following is a summary of the business segment data for the years ended December 31:

	2004	2003	2002
Net Sales
Morgan Trailer	$315,454	$223,242	$148,440
Morgan Olson	70,995	34,566	—
Truck Accessories	135,385	122,777	118,024
Specialty Manufacturing Group	64,347	54,936	54,012
Eliminations	(1,260)	—	—

Net Sales	$584,921	$435,521	$320,476

Operating Income
Morgan Trailer	$19,605	$15,993	$5,226
Morgan Olson	1,939	786	—
Truck Accessories	10,480	9,441	2,614
Specialty Manufacturing Group	2,770	1,787	3,939
JBPCO (Corporate)	(5,902)	(3,593)	(5,968)

Operating Income	$28,892	$24,414	$5,811

	2004	2003	2002
Depreciation and Amortization Expense
Morgan Trailer	$2,773	$2,776	$2,700
Morgan Olson	809	335	—
Truck Accessories	3,275	3,319	3,439
Specialty Manufacturing Group	2,653	2,701	2,947
JBPCO (Corporate)	17	29	62

Depreciation and Amortization Expense	$9,527	$9,160	$9,148

Total Assets as of December 31,
Morgan Trailer	$80,610	$53,014	$45,490
Morgan Olson	25,146	25,949	—
Truck Accessories	61,597	40,872	41,049
Specialty Manufacturing Group	30,661	26,235	28,018
JBPCO (Corporate)	19,691	866	(515)

Identifiable Assets	$217,705	$146,936	$114,042

Capital Expenditures
Morgan Trailer	$4,222	$662	$535
Morgan Olson	633	33	—
Truck Accessories	3,376	2,273	3,261
Specialty Manufacturing Group	1,192	1,054	1,649
JBPCO (Corporate)	5	3	31

Capital Expenditures	$9,428	$4,025	$5,476

        Morgan Trailer has two customers (truck leasing and rental companies) that accounted for, on a combined basis, approximately 46%, 41% and 35% of Morgan Trailer's net sales during 2004, 2003 and 2002, respectively. Accounts receivable from these customers totaled $5.7 million and $3.5 million at December 31, 2004 and 2003, respectively. Specialty Manufacturing has one customer in the international oil field service industry that accounted for approximately 18%, 15% and 14% of Specialty Manufacturing's net sales during 2004, 2003 and 2002, respectively. Accounts receivable from this customer totaled $1.3 million and $800 at December 31, 2004 and 2003, respectively.

        Morgan Olson was acquired effective July 15, 2003 and is operating as a separate segment. Morgan Olson had three customers that accounted for approximately 53% of Morgan Olson's net sales during 2004. Accounts receivable from these customers totaled $2.3 million at December 31, 2004. During 2003 Morgan Olson supplied step vans to the United States Postal Service that accounted for 62% of sales during that year and the related accounts receivable totaled $3.0 million at December 31, 2003. Morgan Olson manufactured and shipped truck bodies for Morgan Trailer and charged Morgan Trailer $1.3 million during the year ended December 31, 2004 for the products.

        The Company's operations are located principally in the United States. However, Morgan Trailer and Truck Accessories have operations located in Canada. Long-lived assets relating to these foreign operations were $9.0 million and $3.7 million at December 31, 2004 and 2003, respectively. Consolidated net sales included $17.2 million, $15.1 million and $13.6 million in 2004, 2003 and 2002, respectively, of sales to customers outside the United States.

        JBPCO (Corporate) operating expenses for all periods comprise the costs of the parent company office and personnel that provide strategic direction and support to the subsidiary companies. The JBPCO (Corporate) costs of $5.9 million, $3.4 million and $6.0 million for 2004, 2003 and 2002, respectively, included the loss on extinguishment of debt of $2.4 million during the 2004 period and refinancing costs of $831 less a gain of $368 on the retirement of debt during the 2003 period.

        Total assets as of December 31, 2004 increased $71.0 million compared to December 31, 2003 due primarily to cash proceeds of approximately $29.5 million from the sale of an additional $30.0 million of 8.75% senior notes (see Note 8) on May 15, 2004, the addition of approximately $22.7 million of total assets from two acquisitions made during the fourth quarter of 2004 (see Note 4) and increased accounts receivable and inventory at Morgan Trailer of approximately $18.0 million as a result of increased levels of sales and production.

4.    Acquisitions

        Effective March 15, 2004, the Company acquired from John Poindexter, the sole shareholder of the Company, the stock of Morgan Olson, a truck body manufacturing company that he acquired effective July 15, 2003. Mr. Poindexter acquired certain assets of Morgan Olson from Grumman Olson in a bankruptcy proceeding and contributed those assets to the Company. Mr. Poindexter paid approximately $13.9 million for the assets including $3.0 million in cash that he contributed as equity of Morgan Olson and assumed certain liabilities of approximately $1.5 million. The purchase price was allocated to the assets based on the estimated fair values as of the date of acquisition. There was no goodwill recorded with the acquisition. The historical financial statements of the Company have been restated to reflect the merger on a basis similar to a pooling of interests so as to combine the financial statements of both companies for the period they were under common control.

        The cash purchase price was allocated to the acquired net assets based on the estimated fair values as of the date of the original acquisition as follows:

July 15, 2003
Accounts receivable	$2,905
Inventories	4,050
Prepaid expenses and other	328
Property, plant and equipment	8,177
Accrued compensation and benefits	(160)
Accrued warranty	(450)
Other accrued expenses	(908)

$13,942

        Effective November 5, 2004 the Company acquired substantially all of the assets of Pace Edwards Company. The results of Pace Edward's operations have been included in the consolidated financial statements since that date. Pace Edwards is located in Washington State and is a leading manufacturer of retractable tonneau covers in the pickup truck accessories business. Pace Edwards will be operated as a division of Truck Accessories and will continue to utilize the purchased assets in the same manner as prior to the acquisition.

        The aggregate purchase price was approximately $9.6 million for the assets of Pace Edwards. The following summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of obtaining third party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to change.

        The acquisition has been accounted for as a purchase and, accordingly, the acquired assets and liabilities assumed have been recorded at their estimated fair values at the date of acquisition and approximated the following:

November 5, 2004
Accounts receivable, net of allowance for doubtful accounts of $92	$1,497
Inventories, net of allowance for obsolete or excess inventory of $500	1,450
Property, plant and equipment	2,538
Goodwill	1,116
Acquired intangibles (See Note 6)	3,472
Current liabilities	(87)
Accrued warranty	(337)

$9,649

        Effective December 15, 2004 the Company acquired all of the outstanding stock of Commercial Babcock Inc., a Canadian company located in Toronto, Ontario. Commercial Babcock is a manufacturer and marketer of medium-duty truck bodies for the eastern Canadian market.

        The aggregate purchase price was US$8.3 million for the outstanding stock of Commercial Babcock. The Company is in the process of obtaining third party valuations of certain intangible assets; thus, the allocation of purchase price is subject to change.

        The acquisition has been accounted for as a purchase and, accordingly, the acquired assets and liabilities assumed have been recorded at their estimated fair values at the date of acquisition and approximated the following:

December 15, 2004
Cash	$593
Accounts receivable, net of allowance for doubtful accounts of $75	2,581
Inventories, net of allowance for obsolete or excess inventory of $330	1,783
Other current assets	89
Property, plant and equipment	701
Goodwill	5,422
Acquired intangibles (See Note 6)	2,686
Accounts payable	(2,897)
Accrued warranty	(114)
Other current liabilities	(800)
Other long term liabilities	(60)
Deferred income taxes	(1,134)

$8,850

        The combined results of operations of the Company for the years ended December 31, 2004 and 2003 and Morgan Olson, Pace Edwards and Commercial Babcock for the periods prior to their acquisition on an unaudited pro forma basis would be as follows:

	2004	2003
Net sales	$613,433	$485,240
Operating income	32,230	25,971
Income before discontinued operations	$12,869	$9,190

        Effective May 5, 2003 Morgan Trailer purchased certain assets, primarily inventory, of a truck body manufacturer, located in Los Angeles, California. Morgan Trailer paid approximately $400 in cash, for the net assets and assumed certain liabilities of approximately $240. Concurrently with the acquisition, Morgan Trailer entered into a two year non-compete agreement with the former owner and a two year consulting agreement with a former officer of the company. Morgan Trailer paid an aggregate of approximately $380 each year under the terms of the agreements.

5.    Inventories

        Consolidated net inventories consisted of the following:

	December 31,
	2004	2003
Raw Materials	$30,491	$21,132
Work in Process	9,815	8,489
Finished Goods	6,370	4,252

Total Inventory	$46,676	$33,873

        Inventories are stated net of an allowance for shrinkage, excess and obsolete inventory of $2.8 million and $2.6 million at December 31, 2004 and 2003, respectively. The activity in the allowance for shrinkage and excess and obsolete inventory accounts for the years ended December 31, was:

	2004	2003	2002
Balance at the beginning of the year	$2,593	$2,200	$1,901
Provision for losses	382	625	682
Charge offs	(992)	(1,190)	(401)
Recoveries	—	18	18
Acquisitions	830	940	0

Balance at the end of the year	$2,813	$2,593	$2,200

6.    Property, Plant and Equipment

        Property, plant and equipment, as of December 31, 2004 and 2003, consisted of the following:

	Range of Useful Lives in years	2004	2003
Land	—	$4,673	$4,042
Buildings and improvements	5-25	28,216	24,165
Machinery and equipment	3-10	82,594	76,012
Furniture and fixtures	2-10	15,360	14,579
Transportation equipment	2-10	4,150	3,305
Leasehold improvements	3-10	6,506	5,794
Construction in progress	—	2,433	760

		143,932	128,657
Accumulated depreciation and amortization		(96,333)	(87,637)

Property, plant and equipment, net		$47,599	$41,020

        Machinery and Equipment included approximately $3.3 and $1.0 million of equipment at cost recorded under capital leases as of December 31, 2004 and 2003, respectively.

        Depreciation expense was $9.1 million, $8.9 million and $9.1 million and included $314, $151 and $149 for assets recorded under capital leases, for the years ended December 31, 2004, 2003 and 2002, respectively.

7.    Goodwill, Intangibles and Other Assets

        Goodwill represents the excess of costs over fair value of net assets of businesses acquired. Pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite life are not amortized, but instead tested for impairment at least annually.

        The Company completed its annual impairment review effective October 1, 2004, 2003 and 2002, which indicated that there was no impairment. The fair value of our reporting units is based on acquisition multiples, which are derived from information and analysis of recent acquisitions in the market place for companies with similar operations.

        SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets."

        The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. At December 31, 2004 goodwill comprised of approximately $7.4 million, $11.5 million and $4.1 million for the Morgan Trailer, Truck Accessories, and Specialty Manufacturing reporting units, respectively.

        Effective November 5, 2004 the Company acquired substantially all of the assets of Pace Edwards Company, a manufacturing company in the pickup cap and tonneau business (see Note 4) that was combined with the Truck Accessories segment. Goodwill of $1.1 million and acquired intangibles estimated to be approximately $3.5 million were assigned to Truck Accessories.

        Effective December 15, 2004 the Company acquired all of the outstanding stock of Commercial Babcock Inc., a Canadian company located in Ontario, Canada. Commercial Babcock is a manufacturer and marketer of truck bodies in the Eastern Canada market and was combined with the Morgan Trailer segment (see Note 4). Goodwill of approximately $5.4 million and acquired intangibles estimated to be approximately $2.7 million were assigned to Morgan Trailer.

        Effective May 28, 2004, the Company sold principally all of the assets of the distribution business of Truck Accessories and accordingly it was presented as a discontinued operation. The Company wrote down goodwill associated with the operation of $300 (see Note 17).

        The changes in the carrying amount of goodwill for the year ended December 31, 2004, were:

	Morgan Trailer	Truck Accessories	Specialty Manufacturing	Total
Balance at the beginning of the year	$1,986	$10,385	$4,145	$16,516
Goodwill acquired during the year	5,422	1,116	—	6,538

Balance at the end of the year	$7,408	$11,501	$4,145	$23,054

        There were no changes in the carrying value of goodwill for the year ended December 31, 2003.

        Intangible assets (all acquired in connection with the acquisitions described in Note 4) and the related accumulated amortization as of December 31, 2004 were:

	Carrying Amount
	Useful Lives in Years	Morgan Trailer	Truck Accessories	Total	Accumulated Amortization
Amortizable intangible assets:
Customer base	20	$1,531	$2,556	$4,087	$2
Non-compete agreements	5	188	—	188	25
Patents	2	—	300	300	25

		1,719	2,856	4,575	52
Unamortizable intangible assets:
Trade names	—	967	616	1,583	—

		$2,686	$3,472	$6,158	$52

        The amortization of intangible assets was $422, $260 and $53 for the years ended December 31, 2004, 2003 and 2002, respectively. Estimated amortization expense for each of the subsequent five years ending December 31 is as follows: 2005—$508, 2006—$367, 2007—$242, 2008—$242 and 2009—$240.

        Other assets, as of December 31, 2004 and 2003, consisted of the following:

		2004		2003
	Amortization Period in Years	Accumulated Amortization	Net Book Value	Accumulated Amortization	Net Book Value
Other Assets:
Cash surrender value of life insurance	—	$—	$1,041	$—	$1,247
Debt issuance costs	4-10	429	4,727	1,022	2,505
Insurance cash collateral deposit	—	—	5,520	—	—
Other	3-10	579	2,390	232	2,337

Total		$1,008	$13,678	$1,254	$6,089

        During 2004, the Company created a trust in favor of its insurance carrier to secure its liabilities under its self insured, casualty insurance program including workmen's compensation insurance. The liabilities were previously secured by an irrevocable stand-by letter of credit that was cancelled upon the deposit of approximately $5.5 million into the trust.

        The amortization of debt issuance costs was $592, $714 and $400 for the years ended December 31, 2004, 2003 and 2002. Estimated amortization expense for each of the subsequent five years ending December 31 is as follows: 2005—$648, 2006—$648, 2007—$648, 2008—$540 and 2009—$540.

        During 2002 Morgan Trailer discontinued operations at its Mexico plant and wrote down the carrying value of the related buildings and improvements by $240 which was included in closed and excess facility costs for the year ended December 31, 2002. Effective May 12, 2003, the Company sold the Morgan Trailer facility located in Monterrey, Mexico. The Company received cash proceeds of approximately $865, net of fees, which was used to pay down borrowings under the Revolving Loan Agreement. There was no gain or loss on the transaction. Effective October 19, 2003, the Company sold the capital stock of Morgan Trailer's Mexican subsidiary, for approximately $157, net of foreign taxes and expenses. The gain on the sale of the stock of $157 was included in other income for the year ended December 31, 2003.

8.    Revolving Credit Agreements

        Amounts outstanding under the revolving credit agreements as of December 31, 2004 and 2003 were:

	2004	2003
JBPCO revolver (weighted average interest rate of 6.6% in fiscal year 2003)	$—	$13,529
Morgan Olson revolver (weighted average interest rate of 4.6% in fiscal year 2003)	—	6,221

Borrowings under the revolving credit agreements	$—	$19,750

        On March 15, 2004, concurrently with the senior note offering discussed in Note 9, the Company entered into a new secured revolving credit agreement (the "Revolving Credit Agreement") that expires March 15, 2008. The Revolving Credit Agreement currently provides for borrowings by the Company and its Subsidiaries of up to $30.0 million, which may be increased to $50.0 million at the Company's option. The Revolving Credit Agreement allows the Company to borrow funds up to the lesser of $30.0 million or an amount based on the sum of: 1) advance rates applied to the total amounts of eligible accounts receivable and inventories of the Subsidiaries and 2) up to $20.0 million secured by the fixed assets of the Company. The advance rates are 85% for eligible accounts receivable and 60% for eligible inventory, as defined. Borrowings against inventory may not exceed $20 million. The Company is entitled to include initially in the borrowing base up to an additional $20 million of fixed assets, as defined. The availability of funds secured by the fixed assets will amortize to zero over 60 months for that portion secured by machinery and equipment and 120 months for real estate or the remaining term of the Revolving Credit Agreement, whichever is shorter. The Revolving Credit Agreement includes a sub-facility for up to $15 million of letters of credit.

        The Revolving Credit Agreement provides for borrowing at variable rates of interest, based on either LIBOR (London Interbank Offered Rate, which was 3.0% at December 31, 2004) plus a margin of 1.75% or the bank's base rate (the greater of the Federal Funds Rate plus 0.5% or it's prime rate, which was 5.25% at December 31, 2004). Interest is payable monthly including a fee of 0.375% on the portion of the maximum amount of borrowings of the $50.0 million total commitment, including the option to increase the commitment, that remain unused during the period. The Subsidiaries are also guarantors of the senior notes defined in Note 9.

        The Revolving Credit Agreement contains provisions allowing the lender to accelerate the repayment of debt upon the occurrence of an event the lender determines to represent a material adverse change. The Revolving Credit Agreement also contains restrictive covenants, which, among other things, restrict the use of proceeds from the sale of assets, the ability of the Company to incur additional debt or pay dividends and restrict certain corporate activities. In addition, the Company is subject to a financial covenant requiring it to maintain a minimum fixed charge coverage ratio, as defined, of a 1.0 to 1.0 should availability fall below $10 million. At December 31, 2004, the Company was in compliance with all covenants of the Revolving Credit Agreement. In the event that the Company's borrowing availability is below $20.0 million the Company's cash balances will become restricted.

        As of December 31, 2004, the Company had no borrowings outstanding and $322 in letters of credit (see Note 14) and had unused gross borrowing availability, based on eligible accounts receivable and inventory, in excess of the $30.0 million borrowing limit under the Revolving Credit Agreement. As of December 31, 2003, the Company had borrowed $13.6 million under a previous revolving credit facility, with unused borrowing availability of $19.9 million. Morgan Olson had borrowed $6.2 million under a separate revolving credit facility as of December 31, 2003. The Company repaid the borrowings under the previous revolving credit facilities, including Morgan Olson's, on March 15, 2004, and has therefore classified the borrowings under these credit facilities as current liabilities as of December 31, 2003.

9.    Long-term Debt and Note Offering

        Long-term debt as of December 31, 2004 and 2003 consisted of:

	2004	2003
JBPCO:
8.75% Senior Notes due 2014	$155,000	$—
12.5% Senior Secured Notes due 2007	—	75,854
12.5% Senior Notes due 2004	—	15

	155,000	75,869
Morgan Olson:
Term loan, due July 18, 2008, monthly payments of approximately $101 plus interest at certain basis points above prime rate or LIBOR (Effective rate 4.7% at December 31, 2003)	—	7,994
Term loan due July 18, 2008 in full with interest payable monthly at 8%	—	2,000

	—	9,994
Specialty Manufacturing:
Term loan, due December 30, 2005, monthly payments of approximately $113 through March 31, 2004 and approximately $38 thereafter, plus interest at the prime rate plus 0.5% (4.00% at December 31, 2003)	—	1,111
Obligations under capital leases	3,236	1,065

	3,236	2,176
Other capital leases and non compete agreements	191	—

Total long-term debt	158,427	88,039
Less current portion	943	2,435

Long-term debt, less current portion	$157,484	$85,604

        On March 15, 2004 the Company completed a note offering of $125.0 million, 8.75% senior notes due in 2014 (the "Senior Notes") with interest payable semiannually. The proceeds, net of costs, of the note offering of approximately $121.6 million were used to: (1) redeem the Company's 12.5% Senior Secured Notes due 2007 in the amount of $79.8 million including accrued interest through the redemption date of April 15, 2004 of $3.9 million, (2) repay outstanding revolver debt of the Company of $22.0 million including interest, (3) repay outstanding term and revolver debt of Morgan Olson of $14.0 million including accrued interest and prepayment penalties, (4) repay Specialty Manufacturing's outstanding term loan of $773 including accrued interest and (5) provide temporary cash collateral for stand by letters of credit of $6.1 million. The cash collateral for stand-by letters of credit was subsequently refunded upon the cancellation of the letters of credit. On May 17, 2004, the Company completed an offer to sell an additional $30.0 million of Senior Notes. The additional notes were issued at par and on the same terms as the original issue. Net proceeds from the additional offering of approximately $29.5 million increased the Company's cash balance. Subsequent to December 31, 2004 the Company completed an offer to sell an additional $45.0 million of Senior Notes (see Note 18). The Senior Notes mature on March 15, 2014 and bear interest at an annual rate of 8.75% payable each September 15 and March 15, to the holders of record on September 1 and March 1 immediately preceding the interest payment date. The debt issuance costs related to the retired 12.5% Senior Secured Notes due 2007 of approximately $2.2 million were expensed during the year ended December 31, 2004.

        The Senior Notes are subordinated to borrowings under the Revolving Credit Agreement (see Note 8) and other secured indebtedness to the extent of the assets securing the debt. Also, the Company's obligations under the Senior Notes are guaranteed by each wholly-owned subsidiary of the Company (the "Subsidiary Guarantors"). Each guarantee is a senior unsecured obligation of the Subsidiary providing such Guarantee. The Subsidiary Guarantors are also borrowers under the Revolving Credit Agreement (see Note 8).

        The Company has the option to redeem the Senior Notes at any time on or after March 15, 2009, at a defined premium plus accrued and unpaid interest to the date of redemption. The Company may redeem up to 35% of the Senior Notes prior to March 15, 2007, at a defined premium plus accrued and unpaid interest to the date of redemption in connection with an Equity Offering, as defined.

        The Senior Notes' indenture includes covenants that limit the ability of the Company to: incur additional debt, including sale and leaseback transactions; pay dividends or distributions on its capital stock or repurchase capital stock; issue stock of subsidiaries; make certain investments; create liens on its assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and transfer and sell assets. As noted, the indenture contains a covenant to limit the incurrence of additional indebtedness as measured by its Consolidated Coverage Ratio, as defined. The Company may incur indebtedness if this ratio is greater than 2.0 to 1.0 and there is no other event of default, as defined. At December 31, 2004, the Consolidated Coverage Ratio, as defined, was 2.8 to 1.0.

        The Company estimates the fair value of the Senior Notes at December 31, 2004 to be approximately $162.8 million, based on their market value at that date compared to a recorded amount of $155.0 million.

        Effective June 10, 2003 the Company successfully completed the exchange (Exchange Offer) of $85.0 million of its 12.5% senior notes due 2004 for $85.0 million of 12.5% senior secured notes due 2007. These notes were repaid in full, upon due notice, 30 days after the Senior Notes offering on March 15, 2004.

        Costs associated with the Exchange Offer of $831 were expensed during the year ended December 31, 2003. The Company paid a consent fee to the holders of the 12.5% senior secured notes due 2007 of 3% or approximately $2.6 million that was paid in cash effective June 10, 2003. The consent fee was capitalized as deferred loan costs and subsequently expensed during 2004 upon completion of the Senior Notes offering.

        Effective September 29, 2003 the Company purchased for cash $9.1 million principal amount of its 12.5% senior secured notes due 2007 pursuant to an offer to purchase up to $12.5 million of these Notes. The Company paid approximately $8.8 million, including accrued interest of approximately $438, and recorded a gain, included in Other income, during the year ended December 31, 2003 on the purchase of approximately $367, net of deferred loan costs of $288.

        Effective with its acquisition, Morgan Olson entered into a loan and security agreement which provided for a revolving credit loan and two term loans ("Morgan Olson Revolver and Term Loans"). The Company repaid in full the Morgan Olson Revolver and Term Loans with the proceeds of the Senior Notes offering.

        The Company's obligation under the Specialty Manufacturing term loan ("Specialty Manufacturing Term Loan") due December 30, 2005 was secured by a lien upon property in the amount of approximately $1.1 million granted to the lender. The Company repaid in full the Specialty Manufacturing Term Loan with the proceeds of the Senior Notes offering.

        The Company's obligation under the Specialty Manufacturing capital leases ("Specialty Manufacturing Capital Leases") is due in varying maturity dates through 2009. The Specialty

Manufacturing Capital Leases are secured by certain equipment with a net book value of approximately $1.7 million and $572 at December 31, 2004 and 2003, respectively.

        Maturities.    Aggregate principal payments on long-term debt for the next five years and thereafter as of December 31, 2004, are as follows:

2005	$943
2006	792
2007	621
2008	585
2009	472
2010 and thereafter	155,014

$158,427

10.    Operating Leases

        The Company leases certain manufacturing facilities and equipment under non-cancelable operating leases certain of which contain renewal options. The future minimum lease payments for the next five years subsequent to December 31, 2004 are as follows:

2005	$7,127
2006	5,404
2007	3,888
2008	3,007
2009	2,336
Thereafter	2,451

Total minimum lease payments	$24,213

        Total rental expense included in continuing operations under all operating leases was approximately $9.2 million, $9.6 million and $9.5 million for the years ended December 31, 2004, 2003 and 2002, respectively.

11.    Supplemental Cash Flow Information and Non Cash Capital Leases

        The supplemental cash flow information for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002
Cash paid for interest	$12,069	$13,800	$12,300
Cash paid for income taxes	942	756	1,400
Non-cash transaction:
Capital lease obligations for machinery and equipment	2,950	—	—
In connection with the acquisition of businesses (see Note 4):
Fair value of assets acquired	23,335	16,100	—
Liabilities assumed	$(5,429)	$(1,759)	—

12.    Income Taxes

        The income tax provision (benefit) from continuing operations consists of the following for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002
Current:
Federal	$176	$420	$(279)
State	1,441	204	250
Foreign	394	566	645
Deferred:
Federal	1,972	1,522	(1,628)
State	151	3	(137)

Income tax provision (benefit)	$4,134	$2,715	$(1,149)

        The following table reconciles the differences between the federal statutory income tax rate and the effective tax rate for the years ended December 31, 2004, 2003 and 2002:

	2004		2003		2002
	Amount	%	Amount	%	Amount	%
Tax provision (benefit) at federal statutory income tax rate	$4,960	34%	$4,071	34%	$(2,261)	34%
Valuation allowance	(511)	(13)%	(800)	(7)	479	(7)
Non-deductible expenses	(47)	(1)%	(1)	—	181	(3)
State income taxes, net of federal income tax benefit	951	7%	135	1	165	(2)
Foreign income and withholding taxes, net of federal benefit	260	2%	373	3	449	(7)
Other	(1,479)	(1)%	(1,063)	(9)	(162)	2

Provision (benefit) for income taxes and effective tax rates	$4,134	28%	$2,715	23%	$(1,149)	17%

        The domestic and foreign components of income (loss) from continuing operations before income taxes and discontinued operations were:

	2004	2003	2002
Domestic	$13,512	$10,632	$(8,352)
Foreign	1,023	1,344	1,700

Total	$14,535	$11,976	$(6,652)

        Deferred income taxes are based on the estimated future tax effects of differences between the financial statements and tax basis of assets and liabilities given the provisions of the enacted tax laws. The net deferred tax assets and liabilities as of December 31, 2004 and 2003 were:

	2004	2003
Current deferred tax asset:
Allowance for doubtful accounts	$310	$336
Employee benefit accruals and reserves	767	694
Other	235	247

Total current deferred tax asset	1,312	1,277

Long term deferred tax asset:
Tax benefit carryforwards	5,221	8,477
Warranty liabilities	1,515	1,036
Other	2,197	1,030
Valuation allowance	(1,354)	(1,865)

Total long term deferred tax asset	7,579	8,678

Long term deferred tax liabilities:
Depreciation and amortization	(4,451)	(3,392)
Intangible assets	(1,134)	—

Total long term deferred tax liability	(5,585)	(3,392)

Net long term deferred tax asset	1,994	5,286

Net deferred tax asset	$3,306	$6,563

        Tax Carryforwards:    The Company has alternative minimum tax credit carryforwards of approximately $1.4 million at December 31, 2004 for U.S. federal income tax purposes, which may be carried forward indefinitely. In addition, the Company has a capital loss carryforward of approximately $3.6 million at December 31, 2004 for U.S. federal income tax purposes, which may be carried forward for five years. Finally, the Company has net operating loss carryforwards of approximately $7.2 million for U.S. federal income tax purposes at December 31, 2004, which if not utilized, will begin to expire in 2008. At December 31, 2003, the Company had a valuation allowance of $1.9 million against the net operating loss carryfoward deferred tax asset that was reversed during 2004. At December 31, 2004, the Company had a valuation allowance of $1.4 million against the capital loss carryforward deferred tax asset of $1.4 million. The Company believes, based on available evidence, that it is more likely than not that the Company's net deferred tax asset will be realized in the future.

13. Common Stock

        As of December 31, 2004 and 2003, there were 100,000 shares authorized and 3,059 shares issued and outstanding of JBPCO common stock with a par value of $.01 per share. JBPCO was incorporated in Delaware. No other classes of common stock, preferred stock or common stock equivalents exist.

14. Employee Benefit Plans

        Employee Incentive Plans.    The Company has an incentive compensation plan for members of upper management of each of the Subsidiaries to provide for the payments of annual bonuses based upon the attainment of performance-based goals. Eligible employees are entitled to receive a bonus if the subsidiary attains or surpasses a stated percentage (which varies by subsidiary) of that subsidiary's earnings before interest and taxes, with the amount of bonus being tied to the subsidiary's actual pre-tax profits. Individual bonuses are then allocated among the eligible employees based upon their individual achievement of stated performance objectives including working capital performance objectives. The Company incurred expenses related to this plan totaling $1,508, $2,223 and $527 for the years ended December 31, 2004, 2003 and 2002, respectively.

        JBPCO 401(k) Defined Contribution Plan.    The JBPCO-sponsored 401(k) savings plan allows participating employees to contribute through salary deductions up to 100% of gross compensation and provides for Company matching contributions up to two and one-half percent of the first six percent of gross pay as well as the opportunity for an annual discretionary contribution. The Company reduced the matching percentage from three percent to two percent effective August 1, 2002 and increased it to two and one-half percent effective June 1, 2004. The Company has not made discretionary contributions. Vesting in the Company matching contribution is 20% per year over the first five years. The Company incurred related employer matching contribution and administrative expenses of $1.0 million, $0.7 million and $1.0 million during the years ended December 31, 2004, 2003 and 2002, respectively.

        Defined Benefit Plan.    Truck Accessories assumed future sponsorship of a defined benefit plan (the "Plan") covering hourly employees at its Gem Top division that was sold and all the employees terminated effective February 28, 2003. The plan was frozen effective March 31, 1996 and at December 31, 2004 and 2003 the plan was underfunded by approximately $48 and $81, respectively. The Company's funding policy for the Truck Accessories plan is to make the minimum annual contributions required by applicable regulations.

        The following table sets forth the obligations and funded status of the Plan and amounts recognized in the Company's consolidated balance sheets as of December 31, 2004 and 2003, and the significant assumptions used in accounting for the Plan:

	2004	2003
Change in benefit obligation
Benefit obligation at beginning of year	$438	$540
Interest cost	21	28
Actuarial (gains) losses	7	(53)
Benefits paid	(201)	(77)

Benefit obligation at end of year	$265	$438

Change in plan assets
Fair value of plan assets at beginning of year	$357	$393
Actual return on plan assets	51	22
Company contributions	20	20
Expenses	(10)	(1)
Benefits paid	(201)	(77)

Fair value of plan assets at end of year	217	357

Funded status of the plan	(48)	(81)
Unrecognized actuarial loss	73	106
Unrecognized net transition obligation	28	—

Prepaid benefit cost	$53	$25
Amounts recognized in the balance sheets
Prepaid benefit cost.	$—	$—
Accrued benefit liability.	(48)	(81)
Intangible asset.	28	—
Accumulated other comprehensive income.	73	106

	$53	$25

Weighted-average assumptions
Discount rate	6.75%	6.75%
Expected return on plan assets	8.0%	8.0%

        The components of the Plan's net periodic pension benefit cost for the years ended December 31, 2004, 2003, and 2002 were:

	2004	2003	2002
Components of net periodic pension benefit cost
Service cost	$10	$1	$5
Interest cost	21	28	36
Expected return on plan assets	(18)	(27)	(36)
Recognized net actuarial (gains)/losses	8	43	8
Amortization of net loss	7	6	2

Net periodic pension benefit cost	$28	$51	$15

        The Plan's weighted-average asset allocations at December 31, 2004 and 2003 by asset category are as follows:

	2004	2003
Equity securities	71%	57%
Debt securities	29	43

	100%	100%

        The Plan has invested its assets through a group annuity contract with an insurance company. The targeted composition is set by the Company and is reallocated periodically. The long-term portfolio is chosen based on the duration of the Plan's individual population and is set towards funding for benefits payable in the future.

        The Company does not anticipate making any contributions to the Plan in the future.

        The following benefit payment from the Plan are expected to be paid in the following years:

2005	$10
2006	21
2007	26
2008	28
2009	30
Years 2010 to 2014.	$219

15. Commitments and Contingencies

        Claims and Lawsuits.    The Company is involved in certain claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

        Letters of Credit and Other Commitments.    The Company had $322 and $5.6 million in standby letters of credit outstanding at December 31, 2004 and 2003, primarily securing the Company's insurance programs. During 2004, the Company deposited $5.5 million into a trust account in favor of its insurance carrier. The funds will be held in trust to secure the Company's insurance programs. Income from the trust accrues to the Company.

        During 2004, the Company entered into an agreement with a key supplier, whereby it will exclusively purchase inventory from this supplier for five years, in return for favorable pricing. The Company estimates that it will purchase approximately $6.5 million from this supplier in 2005.

        Environmental Matters.    The Company's operations are subject to a variety of federal, state and local environmental and health and safety statutes and regulations, including those relating to emissions to the air, discharges to water, treatment, storage and disposal of waste and remediation of contaminated sites. In certain cases, these requirements may limit the productive capacity of the Company's operations. Certain laws, including Superfund, impose strict, and under certain circumstances, joint and several, liability for costs to remediate contaminated sites upon designated responsible parties including site owners or operators and, persons who dispose of wastes at, or transport wastes to, such sites. Some of the Company's operations also require permits which may restrict it's activities and which are subject to renewal, modification or revocation by issuing authorities. In addition, the Company generates non-hazardous wastes, which are also subject to regulation under applicable environmental laws.

        From time to time, the Company has received notices of noncompliance with respect to operations, which have typically been resolved by investigating the alleged noncompliance, correcting any noncompliant conditions and the payment of minor fines, none of which individually or in the aggregate has had a material adverse effect on the Company. However, the Company expects that the nature of operations will continue to make them subject to increasingly stringent environmental regulatory standards. Although the Company's believes that it has made sufficient capital expenditures to maintain compliance with existing laws and regulations, future expenditures may be necessary, as compliance standards and technology change or as unanticipated circumstances arise. Unforeseen significant expenditures required, for example, to comply with new or more aggressively enforced requirements or newly discovered conditions could limit expansion or otherwise have a material adverse effect on the Company's business and financial condition.

        In October 2003, one of the Company's subsidiaries was notified that it may be a potentially responsible party ("PRP") at a United States Environmental Protection Agency Superfund Site in California. The subsidiary received certain information regarding the quantity of its alleged waste disposal at the site and successfully filed a challenge to the quantity alleged by the EPA. After correcting the subsidiary's quantity, the subsidiary became classified as a de micromis party and has received a letter from the EPA indicating that no financial contribution will be sought from the subsidiary. The PRP group for the site has also indicated that it will not seek any contribution from the de micromis parties. Although the EPA and the PRP group could decide to seek contribution from the de micromis parties at some future time, the Company does not expect such an effort now and believes that any ultimate cost related to the site will not have a material adverse effect on the Company.

        In a memorandum dated January 10, 2002 written by the Georgia Environmental Protection Division, one of the Company's subsidiaries was notified that it may be a PRP in a Georgia state superfund site. To date, the subsidiary and over 700 other parties have executed an administrative consent order and each paid an insignificant amount to the Division for an initial allocation and investigation effort. Although state or federal law may impose joint and several liability and a precise estimate of liability cannot currently be made with respect to this site, the Company currently believes that it's likely proportionate share, if any, of the ultimate costs related to any necessary investigation and remedial work at this site will not have a material adverse effect on the Company.

        In February, 2004, the Company received from the EPA a request for information relating to it's Truck Accessories facility in Milton, Pennsylvania. The information request states that it is pursuant to the EPA's authority under the Resource Conservation Recovery Act ("RCRA"), which is the federal statute regulating the handling of hazardous waste, and asks for a large volume of information and documents related to the Milton facility's handling and recordkeeping related to hazardous wastes. Truck Accessories responded to the information request in March, 2004. In November, 2004, the Company received from the EPA a Show Cause Letter/Information Request alleging violations of certain RCRA regulations and requesting some additional information. the Company provided the additional information in December, 2004 and attended a settlement conference with representatives of EPA. Shortly after the settlement conference, the Company received from EPA an offer to settle the alleged violations for a penalty of $60. The Company is presently considering this settlement offer. If the matter is not settled, the Company cannot estimate the financial impact of defending an enforcement action.

        Morgan Olson's two manufacturing sites in Sturgis, Michigan overlie, or are in close proximity to, a regional plume of volatile organic compound groundwater contamination. Available information indicates that one of the sites was a likely source of part of the groundwater contamination, and that groundwater contamination is present under the second site. In August 2003, the Company submitted applications for Baseline Environmental Assessments for each site to the Michigan Department of Environmental Quality. In October 2003, the Michigan Department accepted these applications and granted the Company a liability exemption for any pre-acquisition releases of volatile organic compounds from these sites that may have contributed to the regional groundwater contamination subject to certain conditions, including an agreement not to use chlorinated solvents and to implement certain engineering controls to minimize future releases at the sites. Based on the granting of the liability exemption, the Company does not believe that it has any responsibility for the investigation or remediation of the regional groundwater contamination issue. However, the exemption does not apply to other applicable laws or regulations, and there can be no guarantee that newly discovered conditions or future activities at the sites will not result in significant costs.

16. Related Party Transactions

        The Company is party to a Management Services Agreement with Southwestern Holdings, Inc. a corporation ("Southwestern") owned by Mr. Poindexter. Pursuant to the Management Services Agreement, Southwestern provides services to the Company, including those of Mr. Poindexter. The Company pays to Southwestern a base fee of approximately $46 per month for these services, subject to annual automatic increases based upon the consumer price index. The Company may also pay a discretionary annual bonus to Southwestern subject to certain limitations; none was paid in 2004, $200 was paid in 2003 and none was paid in 2002. The Company paid Southwestern $549, $749 and $549 during 2004, 2003 and 2002, respectively, for all these services.

        Under the terms of a Management Services Agreement between Morgan Olson and Southwestern Holdings, Morgan Olson paid Southwestern Holdings $800 during the year ended December 31, 2003, for certain management and administrative services that was included in selling general and administrative expenses. The agreement between Morgan Olson and Southwestern Holdings was terminated effective with the acquisition of Morgan Olson by the Company.

        Effective July 18, 2004, Morgan Trailer acquired from a partnership, of which John Poindexter is a partner, a certain real property located in Georgia. Morgan Trailer paid approximately $2.2 million for the property, which was determined to be the fair market value of the property. The property had been leased from the partnership since 1990 and is used by Morgan Trailer for manufacturing truck bodies. Morgan Trailer paid $174, $286 and $290 in rent to the partnership in 2004, 2003 and 2002 pursuant to such lease.

        On November 7, 2003, Mr. Poindexter exercised the buy-out option for certain equipment valued at $201 under lease to Specialty Manufacturing by a third party. Specialty Manufacturing made interest only payments to Mr. Poindexter of $10 during 2004, when Specialty Manufacturing purchased the equipment from Mr. Poindexter for $201.

17. Discontinued Operations

        Effective May 28, 2004, Truck Accessories sold principally all of the assets of Midwest Truck Aftermarket ("MTA"), its remaining distribution operation. Truck Accessories realized cash proceeds of approximately $1.3 million. MTA's total assets and liabilities totaled approximately $2,178 and $652, respectively, at December 31, 2003. The Company wrote off related goodwill of $300, less income tax benefit of $125, as a loss on sale of discontinued operations for the year ended December 31, 2004. Truck Accessories disposed of principally all of its distribution operations in 1999. MTA and three retail stores, of which one was disposed of in 2002, comprised the remaining distribution operations. MTA's net sales were $4.1 million, $10.0 million and $10.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. MTA's loss before income tax benefit was $319, $147 and $259 for the years ended December 31, 2004, 2003 and 2002, respectively. MTA's loss before income tax benefit included interest expense of $0, $20 and $43 for the years ended December 31, 2004, 2003 and 2002, respectively, related to the borrowings of MTA under the Revolving Loan Agreement. The borrowings were repaid using the proceeds from the sale. Additionally, during 2002, Truck Accessories incurred expense of $220 related to the distribution operations that were sold in 1999.

        During 2003, the Company received a settlement from a class action suit of approximately $280 and proceeds from a surrendered life insurance policy of approximately $86 that were related to operations sold in 1999. Income before income taxes from these transactions of $366 was included in loss from discontinued operations for the year ended December 31, 2003.

        During the fourth quarter of 2002, the Company committed to a plan to sell principally all the assets, less certain liabilities of the Gem Top operations of Truck Accessories. The sale was completed effective February 28, 2003. The Company realized net cash proceeds of approximately $840 from the sale. Gem Top had current liabilities that were related to a frozen, defined benefit pension plan (see Note 13) of $143 and $203 at December 31, 2004 and 2003, respectively. In addition, Gem Top had revenues of $—0-, $918 and $6.1 million, and loss before income tax benefit of $(143), $(345) and $(1.5) million, for the twelve months ended December 31, 2004, 2003 and 2002, respectively. The Company accrued certain closing costs and wrote down the value of inventory and fixed assets, recording a loss on sale of discontinued operations of approximately $632 as of December 31, 2002. Accrued closing costs included severance costs of $128.

        Specialty Manufacturing's Marlin Operation was one of five locations that manufactures expandable foam plastic packaging materials. The operation lost a major customer during 2001 and a failure to replace the lost production volume resulted in management's decision, during 2002, to close or sell the operation. An agreement to sell the operations to a third party was reached during the fourth quarter of 2002 and the sale was completed effective January 31, 2003. The third party assumed the operating lease on the premises. There were no net cash proceeds from the transaction. Specialty Manufacturing's Marlin Operation's revenues were $4.0 million and the loss before income tax benefit was $576 for the twelve months ended December 31, 2002. The Company recorded a loss on sale of discontinued operations of approximately $172 during the year ended December 31, 2002, which included the write down of remaining property, plant and equipment.

        During the fourth quarter of 2002, the Company committed to a plan to sell principally all the assets, excluding accounts receivable and less certain liabilities of the KWS bulk material handling operations of Specialty Manufacturing. The sale was completed effective December 31, 2002. The Company realized net cash proceeds of approximately $3.2 million from the sale. There were no revenues from these operations for the years ended December 31, 2004 and 2003 and were $7.8 million for 2002. The loss before income tax benefit was $23, $81 and $1.6 million for the twelve months ended December 31, 2004, 2003 and 2002, respectively. The Company recorded a loss on sale of discontinued operations of approximately $1.9 million during the year ended December 31, 2002, which included the write off of related goodwill of $1.2 million.

        During the fourth quarter of 2001, management decided to cease production of polymer based products at Truck Accessories and the closure of that division was completed during the fourth quarter of 2001. Limited production of certain polymer based tonneau models continued in 2002. There were no assets or liabilities associated with these operations as of December 31, 2004 and 2003. The polymer based products division's revenues were $410 and the loss before income tax benefit was $542 for the twelve months ended December 31, 2002.

        The results of operations of all of the discontinued operations described above have been reported as discontinued operations in the consolidated financial statements for the periods presented. In addition, the net assets and liabilities which were disposed of have been segregated within the consolidated balance sheet and included in other current liabilities as of December 31, 2004 and prepaid expenses and other current assets as of December 31, 2003.

        Condensed financial information related to all discontinued operations at December 31, 2004 and 2003 is as follows:

	2004	2003
Current assets	—	$1,841
Property, net	—	37
Goodwill	—	300

Total assets	—	2,178
Current liabilities	(619)	(1,231)

Net assets (liabilities)	$(619)	$947

        The loss from discontinued operations during the years ended December 31, 2004, 2003, and 2002, were as follows:

	2004	2003	2002
Loss on sale of discontinued operations less applicable income tax benefit of $(125), $— and $— , respectively.	$(175)	$—	$(2,669)
Loss from discontinued operations less applicable income tax benefit of $(134), $(52) and $15, respectively	(352)	(155)	(3,938)

	$(527)	$(155)	$(6,607)

18. Subsequent Event

        On January 27, 2005, the Company completed an offer to sell an additional $45.0 million of Senior Notes. The additional notes were sold at a premium of 5% over par on the same terms as the original issue. Net proceeds from the additional offering of approximately $46.2 million increased the Company's cash balance.

19. Selected Quarterly Information (Unaudited)

        The Company's accounting records are maintained on the basis of four 13 week quarters. Shown below are the selected unaudited quarterly data.

	March 31 2004	June 30 2004	September 30 2004	December 31 2004
Net sales	$131,672	$146,559	$141,462	$165,228
Cost of sales	115,065	127,335	126,060	145,012

Gross profit	16,607	19,224	15,402	20,216
Selling, general and administrative expense	9,839	10,100	9,822	10,840
Loss on extinguishment of debt	2,213	—	—	181
Other income	(5)	(54)	(21)	(358)

Operating income	4,560	9,178	5,601	9,553
Interest expense, net	4,029	2,905	3,624	3,799
Income tax provision (benefit)	225	2,497	764	648

Income before discontinued operations	306	3,776	1,213	5,106
Loss from discontinued operations, net of applicable taxes	(20)	(356)	—	(151)

Net income	$286	$3,420	$1,213	$4,955

Depreciation and amortization	$2,309	$2,307	$2,326	$2,585

Amortization of debt issuance costs	$(223)	$(125)	$(144)	$(100)

	March 31 2003	June 30 2003	September 30 2003	December 31 2003
Net sales	$87,406	$111,541	$115,122	$121,452
Cost of sales	75,540	94,180	98,329	105,728

Gross profit	11,866	17,361	16,793	15,724
Selling, general and administrative expense	7,796	7,988	9,349	11,768
Refinancing costs	—	831	—	—
Other (income) expense	(125)	(35)	(384)	142

Operating income	4,195	8,577	7,828	3,814
Interest expense	3,345	2,897	3,199	2,997
Income tax provision (benefit)	388	2,165	1,953	(1,791)

Income before discontinued operations	462	3,515	2,676	2,608
Income (loss) from discontinued operations, net of applicable taxes	(149)	164	(34)	(136)

Net income	$313	$3,679	$2,642	$2,472

Depreciation and amortization	$2,181	$2,099	$2,493	$2,387

Amortization of debt issuance costs	$102	$139	$222	$251

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law

        J.B. Poindexter & Co., Inc. is a Delaware corporation. Under Section 145 of the Delaware General Corporation Law, a corporation has the power, under particular circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against such persons by a third party or in our right, by reason of the fact that such persons were, or are, directors, officers, employees or agents of J.B. Poindexter & Co., Inc., against expenses incurred in any such action, suit or proceeding.

        Our Second Restated Certificate of Incorporation, as amended, requires us to indemnify any person who was, or is, a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that such person is or was a director, officer, employee or agent of J.B. Poindexter & Co., Inc. or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful.

        In addition, our Second Restated Certificate of Incorporation, as amended, requires us to indemnify any person who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director, officer, employee or agent of J.B. Poindexter & Co., Inc., or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. However, no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and, only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the application of the Court of Chancery, or such other court, deems proper.

        However, any indemnification by us of a director, officer, employee or agent, will only be made upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because such person has met the applicable standard of conduct described above. This determination will be made (i) by our board of directors by a majority vote of a quorum consisting of our directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by our stockholders.

        Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding, as authorized by our board of directors, upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by us as authorized in Section 145 of the General

Corporation Law of Delaware. Theses expenses (including attorneys' fees) incurred by other employees and agents may also be paid upon such terms and conditions, if any, as our board of directors deems appropriate.

        The indemnification provided by our Second Restated Certificate of Incorporation, as amended, is not to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        In addition, we are permitted to enter into contracts directly with our officers and directors providing the maximum indemnity and relief from liability permitted under Delaware law; however, as of the date hereof, we have not entered into contracts directly with our officers or directors providing the maximum indemnity and relief from liability permitted under Delaware law.

        We are also permitted to, and we do, purchase and maintain insurance on behalf of persons that are, and were, directors, officers, employees and/or agents of J.B. Poindexter & Co., Inc., or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such persons and incurred by such persons in any such capacity, or arising out of their status as such, whether or not we would have the power to indemnify such persons against such liability under the provisions of our Second Restated Certificate of Incorporation, as amended.

Section 102(b)(7) of the Delaware General Corporation Law

        Section 102(b)(7) of the Delaware General Corporation Law also enables a corporation in its original certificate of incorporation, or an amendment thereto that is validly approved by its stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, this elimination or limitation shall not apply (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

        Section 102(b)(7) of the Delaware General Corporation Law also enables a corporation in its original certificate of incorporation, or an amendment thereto that is validly approved by its stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, this elimination or limitation will not apply:

  (i)
  with respect to any breach of the director's duty of loyalty to us or our stockholders;

  (ii)
  with respect to acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  (iii)
  under Section 174 of the Delaware General Corporation Law, relating to unauthorized acquisitions or redemptions of, or dividends on, capital stock; or

  (iv)
  with respect to any transaction which the director derived an improper personal benefit.

        Neither an amendment or repeal of the article in our Second Restated Certificate of Incorporation, as amended, nor the adoption of any provision inconsistent with such article, will eliminate or reduce the effect of this article with respect to any matter occurring, or any cause of action, suit or claim that, but for this article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        These limitations, however, do not affect the ability of us or our stockholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of their fiduciary duty nor would such limitations limit a director's liability under the federal securities laws.

Second Restated Certificate of Incorporation, as amended

        Articles IX and X of our Second Restated Certificate of Incorporation, as amended, read as follows:

Article IX

  A.
  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that ht is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plead of & or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause I to believe that his conduct was unlawful.

  B.
  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party lo any h a t e n d, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believes to be in or not opposed to the bat interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the COW of Chancery or such other court shall deem proper.

  C.
  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections A. and B,, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and duly incurred by him in connection therewith.

  D.
  Any indemnification under subsections A. and B. (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A. and B. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

  E.
  Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the, specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in Section 145 of the General Corporation Law of Delaware. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  F.
  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall be permitted to enter into contracts directly with its officers and directors providing the maximum indemnity and relief from liability permitted under Delaware law.

  G.
  This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Article X

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation taw of Delaware, (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the Certificate of incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Amended and Restated Bylaws

        Article IX of our Amended and Restated Bylaws reads as follows:

        SECTION 1.    The Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the Company or of any entity a majority of the voting stock of which is owned by the Company, or is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        SECTION 2.    The Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the Company or of any entity a majority of the voting stock of which is owned by the Company or is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court Chancery of the State of Delaware or such other court shall deem proper.

        SECTION 3.    To the extent that any person who is or was a director, advisory director, officer, employee or agent of the Company or of any entity a majority of the voting stock of which is owned by the Company, or who is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 1 and 2 of this Article IX shall (unless ordered by a court) be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the applicable standard of conduct set forth therein has been met. Such determination shall be made (a) by the board of directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Company.

        SECTION 4.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors of the Company in the specific case upon receipt of an undertaking by or on behalf of the director, advisory director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to this Article IX.

        SECTION 5.    The indemnification provided by this Article IX shall not be deemed exclusive of any right to which those seeking indemnification may be entitled from the Company or any other entity under any statute, other bylaw, agreement, provision of the Company's certificate of incorporation, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, advisory director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. However, any amount actually received as the proceeds of any such other indemnification shall be deducted from the amount, if any, which he may be entitled to receive pursuant to this Article VIII.

        SECTION 6.    By action of its board of directors, notwithstanding any interest of the directors in the action, to the full extent permitted by the General Corporation Law of the State of Delaware, the Company may purchase and maintain insurance. in such amounts and against such risks as the board of directors deems appropriate, on behalf of any person who is or was a director, advisory director, officer, employee or agent of the Company, or of any entity a majority of the voting stock of which is owned by the Company, or who is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or would be required to indemnify him against such liability under the provisions of this Article IX, or of the Company's certificate of incorporation or of the General Corporation Law of the State of Delaware.

Item 21. Exhibits

        The exhibits filed as a part of this Registration Statement are listed on the Exhibit Index included elsewhere in this Registration Statement.

Item 22. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (c)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

  (5)
  that every prospectus:

  (a)
  that is filed pursuant to the immediately preceding paragraph; or

  (b)
  that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415; and

      will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 25, 2005.

J.B. POINDEXTER & CO., INC.
By:	/s/ JOHN B. POINDEXTER John B. Poindexter Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN B. POINDEXTER John B. Poindexter	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 25, 2005
/s/ STEPHEN P. MAGEE Stephen P. Magee	Director	March 25, 2005
/s/ W. J. BOWEN W. J. Bowen	Director	March 25, 2005
/s/ ROBERT S. WHATLEY Robert S. Whatley	Vice President, Finance (Principal Financial and Accounting Officer)	March 25, 2005

Exhibit Index

Exhibit Number		Description
3.1	(1)	Second Restated Certificate of Incorporation of J.B. Poindexter & Co., Inc. dated January 21, 1994.
3.2	(2)	Certificate of First Amendment to the Second Restated Certificate of Incorporation of J.B. Poindexter & Co., Inc. dated December 29, 1994.
3.3	(2)	Amended and Restated Bylaws of J.B. Poindexter & Co., Inc. dated July 29, 1994
*4.1
Indenture dated as of March 15, 2004, with respect to J.B. Poindexter & Co., Inc.'s 8.75% Senior Notes due 2014, among J.B. Poindexter & Co., Inc., the subsidiary guarantors named therein and Wilmington Trust Company, as trustee.
**4.2		Form of 8.75% Senior Note due 2014.
**4.3		Form of Senior Note Guarantee of 8.75% Senior Notes due 2014.
**4.4
First Supplemental Indenture dated December 14, 2004, to the Indenture dated as of March 15, 2004, with respect to J.B. Poindexter & Co., Inc.'s 8.75% Senior Notes due 2014, among J.B. Poindexter & Co., Inc., the subsidiary guarantors named therein and Wilmington Trust Company, as trustee.
*4.5		Registration Rights Agreement dated March 15, 2004, among J.B. Poindexter & Co., Inc., certain guarantors listed therein, J.P. Morgan Securities Inc. and certain initial purchasers listed therein.
**4.6		Registration Rights Agreement dated May 17, 2004, among J.B. Poindexter & Co., Inc., certain guarantors listed therein and J.P. Morgan Securities Inc.
**4.7		Registration Rights Agreement dated January 27,2005, among J.B. Poindexter & Co., Inc., certain guarantors listed therein and J.P. Morgan Securities Inc.
**5		Opinion of Mayer, Brown, Rowe & Maw LLP as to the legality of the securities registered hereby.
**8		Opinion of Mayer, Brown, Rowe & Maw LLP as to tax matters.
*10.1
Loan and Security Agreement dated March 15, 2004, among J.B. Poindexter & Co., Inc., certain subsidiaries thereof, certain other loan parties signatories thereto and LaSalle Bank National Association, a national banking association, for itself, as a lender, and as the agent for the lenders.
*10.2
First Amendment to Loan and Security Agreement dated May 13, 2004, among J.B. Poindexter & Co., Inc., certain subsidiaries thereof, certain other loan parties signatories thereto and LaSalle Bank National Association, a national banking association, for itself, as a lender, and as the agent for the lenders.
**10.3
Limited Consent and Second Amendment to Loan and Security Agreement dated November 3, 2004, among J.B. Poindexter & Co., Inc., certain subsidiaries thereof, certain other loan parties signatories thereto and LaSalle Bank National Association, a national banking association, for itself, as a lender, and as the agent for the lenders.

Exhibit Index - 1

**10.4
Third Amendment to Loan and Security Agreement dated January 20, 2005, among J.B. Poindexter & Co., Inc., certain subsidiaries thereof, certain other loan parties signatories thereto and LaSalle Bank National Association, a national banking association, for itself, as a lender, and as the agent for the lenders.
*10.5		Sales Agreement dated October 1, 2004 between E. I. du Pont de Nemours and Company and Morgan Trailer Mfg. Co.
*10.6		Sales Agreement dated October 1, 2004 between E. I. du Pont de Nemours and Company and Truck Accessories Group, Inc.
#10.7	(1)	Form of Incentive Plan for certain employees of the subsidiaries of J.B. Poindexter & Co., Inc.
#10.8	(1)	Morgan Trailer Mfg. Co. Long-Term Management Equity Appreciation Program dated May 10, 1990.
#**10.9		Management Services Agreement dated as of May 23, 1994, between J.B. Poindexter & Co., Inc. and Southwestern Holdings, Inc.
#10.10	(3)	Management Services Agreement effective as of December 19, 2003, between J.B. Poindexter & Co., Inc., Morgan Trailer Mfg. Co., and Morgan Olson.
*12		Computation of Ratio of Earnings to Fixed Charges.
*21		List of subsidiaries of J.B. Poindexter & Co., Inc.
*23.1		Consent of Crowe Chizek and Company LLC.
*23.2		Consent of Ernst & Young LLP.
**23.3		Consent of Mayer, Brown, Rowe & Maw LLP.
**25		Statement of Eligibility and Qualification of the Trustee on Form T-1.
**99.1		Form of Letter of Transmittal.
**99.2		Form of Letter to Registered Holders of the Unregistered Notes.
**99.3		Form of Instructions to Registered Holders of the Unregistered Notes.
**99.4		Form of Letter to Beneficial Holders of the Unregistered Notes.
**99.5		Form of Guidelines for Certification of Taxpayer Identification.

*
Filed herewith.

**
To be filed by amendment.

#
Management contracts or compensatory plans.

(1)
Incorporated by reference to J.B. Poindexter & Co., Inc.'s Registration Statement on Form S-1 (No. 33-75154) as filed with the SEC on February 10, 1994

(2)
Incorporated by reference to J.B. Poindexter & Co., Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC on March 31, 1995.

(3)
Incorporated by reference to J.B. Poindexter & Co., Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed with the SEC on November 14, 2003.

Exhibit Index - 2